UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Taubman Centers, Inc.
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TAUBMAN CENTERS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD June 1, 2017
To the Shareholders of Taubman Centers, Inc.:
The 2017 Annual Meeting of Shareholders of Taubman Centers, Inc. (the Company) will be held on June 1, 2017, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, at 8:30 a.m., Eastern time, for the following purposes:

1.	To vote on the election of three director nominees to the Company's Board of Directors, each to serve until the 2020 annual meeting of shareholders;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.	To approve (on an advisory basis) the compensation of our named executive officers;

4.	To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Please note that Land & Buildings Capital Growth Fund, LP (Land & Buildings) has notified us that it intends to nominate two persons for election as directors to the Taubman Board of Directors at the annual meeting. You may receive solicitation materials from Land & Buildings, including a proxy statement and GOLD proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.
The Company's Board of Directors does not endorse any Land & Buildings nominee and unanimously recommends that you vote “FOR” the election of all three nominees proposed by the Board of Directors on the WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon). Our Board of Directors strongly urges you not to vote using any GOLD proxy card sent to you by Land & Buildings. Please note that voting to "withhold" with respect to any Land & Buildings nominee on a GOLD proxy card sent to you by Land & Buildings is not the same as voting for your Board of Directors' nominees, because a vote to "withhold" with respect to a Land & Buildings nominee on its GOLD proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors' nominees, you should vote FOR the Board's nominees on the WHITE proxy card and disregard, and not return, any GOLD proxy card sent to you by Land & Buildings. If you have previously submitted a GOLD proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Directors’ nominees by using the enclosed WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated GOLD proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Directors' nominees, and we strongly urge you not to sign or return any GOLD proxy cards sent to you by Land & Buildings. Only the latest validly executed proxy that you submit will be counted.
The Board of Directors has fixed the close of business on April 3, 2017 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

We have enclosed the annual report, proxy statement (together with the notice of annual meeting), and WHITE proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the instructions on the WHITE proxy card or voting instruction card to vote by Internet, telephone or by mail.
By Order of the Board of Directors
Robert S. Taubman,
Chairman of the Board, President and Chief Executive Officer
Bloomfield Hills, Michigan
April 20, 2017
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, we request that you read the proxy statement and vote your shares by submitting the WHITE proxy card or voting instruction card in the envelope provided to you or to use the telephone or Internet methods of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions. If you attend the annual meeting, you may revoke any prior proxy by voting in person.
Given the contested nature of the election, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the annual meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use to direct them regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction card you received from them. Please return your completed WHITE proxy card or voting instruction card to your broker, bank, or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that was as well.
If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting. For more complete information regarding the Company's 2016 performance, review the Company's annual report on Form 10-K for the year ended December 31, 2016.

( i)

COMPARABLE CENTER TENANT SALES PER SQUARE FOOT

A strong Q4 holiday season led to the highest quarterly growth rate in more than three years, and with FY 2016 mall tenant sales per square foot of $792 – 70 percent greater than the International Council of Shopping Centers Index – our centers continue to be the most productive in the U.S. publicly traded regional mall industry.[1]

2015
$785
2016
$792
+0.9%

Over the past ten years, Taubman's sales per square foot have significantly outpaced market indices.[2]

Taubman
ICSC Regional and Super-Regional Mall Index
$1000
$800
$600
$400
$200
+30%
+70%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

1: See Form 10-K (Selected Financial Data)
2: Source: International Council of Shopping Centers

DIVIDENDS PER SHARE

In conjunction with our strong financial performance, we raised our dividends for the year, marking the 19th time in the last 20 years that Taubman has increased our dividend.

2015
$2.26
2016
$2.38
+5.3%

See Form 10-K (Selected Financial Data)

TOTAL SHAREHOLDER RETURNS

Our financial and operational successes helped us to build on our track-record of value creation, as Taubman's total shareholder returns have consistently outpaced the total market over the past 20 years.

Taubman
S&P 500
Indexed Total Return
1,300%
1,150%
1,000%
850%
700%
550%
400%
250%
100%
(50)%
1,007.3%
339.3%
Dec `96
May `00
Aug `03
Dec `06
Apr `10
Aug `13
Dec `16

Source: Stock price information retrieved from Bloomberg (December 31, 1996 to December 31, 2016)

( ii)

Please Vote Today
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, we request that you read this proxy statement and vote your shares by submitting the WHITE proxy card or voting instruction card in the envelope provided to you or to use the Internet method of voting described in your WHITE proxy card so that your shares can be voted at the 2017 annual meeting in accordance with your instructions. Please carefully review the proxy materials for the 2017 annual meeting and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

The Board of Directors recommends that you vote on the WHITE proxy card as follows:

Board Recommendation
Proposal 1	Election of Directors (page 15)	FOR each nominee recommended by our Board (Robert S. Taubman, Cia Buckley Marakovits and Myron E. Ullman, III)

Proposal 2	Ratification of Auditors (page 76)	FOR

Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation (page 77)	FOR

Proposal 4	Advisory Vote of Whether an Advisory Vote to Approve Named Executive Officer Compensation Should Occur Every One, Two or Three Years (page 78)	FOR advisory vote every year

Voting Methods in Advance of Annual Meeting
Even if you plan to attend the 2017 annual meeting in person, please vote today using one of the following voting methods (see pages 4-6 for additional details). Make sure to have your WHITE proxy card or voting instruction card in hand and follow the instructions.
You can vote in advance in one of three ways:

•	Use the Internet. Visit the website listed on your WHITE proxy card or voting instruction card.

•	Call by Telephone. Call the telephone number on your WHITE proxy card or voting instruction card.

•	Send by Mail. Sign, date and return your WHITE proxy card or voting instruction card in the enclosed envelope.
If you sign and return the WHITE proxy card or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board of Directors.

Attend and Vote at Annual Meeting
Date: June 1, 2017
Time: 8:30 a.m., Eastern time
Location: The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009
Shareholders of record, and beneficial owners (if in possession of a proxy from your broker, bank or other nominee), as of April 3, 2017 may attend and vote at the annual meeting. As of April 3, 2017, the record date for the annual meeting, there were 60,685,893 shares of common stock outstanding and 24,954,059 shares of Series B Non-

( iii)

Participating Convertible Preferred Stock outstanding and expected to be entitled to vote at the 2017 annual meeting. There are no other securities of the Company outstanding that are entitled to vote at the 2017 annual meeting.

Director Nominees
The Board currently consists of nine members serving three-year staggered terms. Three directors are to be elected at the annual meeting, each to serve until the 2020 annual meeting of shareholders or until such director's earlier resignation, retirement or other termination of service. The Board has renominated Robert S. Taubman, Cia Buckley Marakovits and Myron E. Ullman, III for new three-year terms and the following table provides summary information about such director nominees.

Name	Age	Director Since	Independent	Primary Occupation	Committee Memberships	Current Public Company Boards
Robert S. Taubman	63	1992	No	Chairman of the Board, President and Chief Executive Officer of the Company and the Manager	Executive (Chair)	Comerica Incorporated

Cia Buckley Marakovits	52	2016	Yes	Chief Investment Officer, Partner and Managing Director of Dune Real Estate Partners	Audit	—

Myron E. Ullman, III	70	2016	Yes	Former Executive Chairman and Chief Executive Officer of J.C. Penney Company, Inc.	Audit, Nominating and Corporate Governance (Chair)	Starbucks Corporation
		(and served 2003-04)	(Lead Director)

Qualifications, Attributes, Skills and Experience of Director Nominees:

Robert S. Taubman
» Has led the Company as a principal executive officer for 33 years, as a director for 25 years and as Chairman for 16 years. He is a recognized leader in the REIT and regional mall industries

»
Unique perspective and understanding of the Company's business, culture and history, having led the Company through many economic cycles, internal and external growth and curtailment, global expansion and other key operational and strategic initiatives. His day-to-day leadership of the Company gives him critical insights into the Company's operations, strategy and competition, and allows him to facilitate the Board's ability to perform its critical oversight function

»
Through his work at the Company and his leadership roles in numerous real estate and shopping center industry associations in Michigan and nationally, he possesses an in-depth knowledge of the REIT industry and regional malls, outlet centers and mixed-use centers on a global basis, and has significant relationships with key developers, potential and current joint venture partners, and tenants

» Extensive board and board committee experience at other public companies, including through his current and long-standing service as a director of Comerica Bank and prior long-term service as a director of Sotheby's Holdings, also provides him significant insight as to governance and compliance-related matters of public companies

Cia Buckley Marakovits
» In-depth expertise and knowledge of real estate (domestic and globally), private investing, fiduciary responsibility with institutional investors, capital markets, finance, risk assessment, compliance and executive management throughout her professional experiences and service on real estate industry associations and in academia
» Extensive experience with real estate investing in diverse asset classes on behalf of numerous, varied institutional investors, which provides her with significant and valuable insight into the Company’s strategic planning and valuation analysis and, especially, our investors’ views regarding those items
» Possesses an in-depth knowledge of accounting and finance from her executive and private director positions, which included serving as President and Chief Financial Officer
» As a result of the foregoing expertise and experience, Ms. Buckley Marakovits qualifies as a financial expert under SEC rules

( iv)

Myron E. Ullman, III
» Through his senior leadership and significant public company board experience (including currently as Lead Independent Director of Starbucks Corporation) with U.S. and international retailers, he brings to the Board extensive knowledge in critical areas, including leadership of global businesses, finance, executive compensation, governance, risk assessment and compliance

» Possesses brand marketing experience and international distribution and operations experience from his roles at major U.S. and international retailers, as well as constructive insights and perspectives from positions he has held in the technology and real estate industries and the public sector

» Experiences as chairman and chief executive officer of various entities during his career provide the Board with insight into the challenges inherent in managing a complex organization

»
Has served as independent Lead Director of the Company since December 2016, in which capacity he has provided strong independent leadership for the Board and served as the primary Board liaison for shareholder engagement

Director Qualifications

We believe that our directors as a group have an appropriate mix of qualifications, attributes, skills and experience.
See “Proposal No. 1-Election of Directors-Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board” and “-Director Background and Qualifications” beginning on page 15 for further discussion of these key qualifications that we consider important for service on our Board and additional information on each of our directors.

Executive Compensation Highlights
See "Compensation Discussion and Analysis—Executive Summary" beginning on page 39 for a summary of key compensation matters for 2016.

( v)

Say-on-Pay Proposal
The Company's say-on-pay proposal was approved by approximately 92% of the votes cast at the 2016 annual meeting. At the 2017 annual meeting, shareholders are being asked to provide advisory approval of the Company's named executive officer compensation for 2016.

Governance Highlights
The Company is committed to good corporate governance, which promotes the long-term interests for the Company and its shareholders and enhances Board and management accountability. Highlights include:

✓	Majority voting policy for directors;

✓	Seven independent directors out of nine directors and fully independent Audit, Compensation and Nominating and Corporate Governance committees;

◦
Appointed Cia Buckley Marakovits, a seventh independent director who the Board has nominated for election at this annual meeting, in December 2016 to fill a Board vacancy due to the resignation of William Parfet

✓	An independent Lead Director with substantial responsibilities;

◦	Following extensive shareholder engagement, the Board created a Lead Director role in December 2016 and appointed Myron Ullman, III to serve in such capacity

✓	Regular executive sessions of independent directors;

✓	Average Board attendance of 94.1% in 2016;

✓	Robust stock ownership guidelines and ownership among executive officers and directors;

✓	Clawback, pledging and anti-hedging policies;

✓	Annual Board and committee performance evaluations;

✓	Robust governance policies; and

✓
Active shareholder engagement by management and, as appropriate, the Lead Director/Chair of the Nominating and Corporate Governance Committee, including outreach to shareholders whose ownership at December 31, 2016 represented 63% of the total common shares outstanding (excluding the Taubman family).

Ratification of Auditors
At the 2017 annual meeting, shareholders are being asked to ratify the appointment of KPMG as the Company's independent registered public accounting firm for 2017.
The following table sets forth the fees the Company was billed for audit and other services provided by KPMG in 2016 and 2015. All of such services were approved in conformity with the Audit Committee's pre-approval policies and procedures. The Audit Committee, based on its reviews and discussions with management and KPMG, determined that the provision of these services was compatible with maintaining KPMG's independence.

	2016 ($)	2015 ($)
Audit Fees	1,861,374	1,584,475
Audit-Related Fees	26,850	22,950
Tax Fees	4,324	1,277
Other Fees	—	—
Total Fees	1,892,548	1,608,702

( vi)

TAUBMAN CENTERS, INC.
200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan 48304-2324
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 1, 2017
References in this proxy statement to the “Company” mean Taubman Centers, Inc. and/or one or more subsidiaries, including, but not limited to, The Taubman Realty Group Limited Partnership (TRG), the Company's majority-owned subsidiary partnership through which the Company owns interests in shopping centers, Taubman Asia Management Limited, the management company which provides services to Taubman Properties Asia LLC and subsidiaries (Taubman Asia), the platform for the Company's expansion into China and South Korea, and The Taubman Company LLC (the Manager), which is approximately 99% beneficially owned by TRG and provides property management, leasing, development and other administrative services to, among others, the Company and its U.S. shopping centers. The Manager employs all U.S. employees of the Company and assists in all employee compensation matters.

The Company is a publicly-traded real estate investment trust whose sole asset is an approximate 71% (as of December 31, 2016) interest in the operating partnership. The Company is the sole managing partner of the operating partnership. The remaining 29% of the interests in the operating partnership (or units) are owned by others, including members of the Taubman family. The operating partnership-Company structure is commonly known as an umbrella partnership real estate investment trust or an “UPREIT.” In an UPREIT structure, the assets and business are held by the operating partnership, and the partnership interests are held by the public REIT and by private investors.
This proxy statement contains information regarding the annual meeting of shareholders of Taubman Centers, Inc. to be held at 8:30 a.m., Eastern time, on June 1, 2017 at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 (the annual meeting). The Company's Board of Directors (the Board) is soliciting proxies for use at the annual meeting and at any adjournment or postponement of such meeting. The Company expects to mail this proxy statement on or about April 20, 2017.

ABOUT THE MEETING

What is the purpose of the 2017 annual meeting?
At the 2017 annual meeting, holders of the Company's common stock (the common stock) and Series B Non-Participating Convertible Preferred Stock (the Series B Preferred Stock and, together with the common stock, the Voting Stock) will act upon the matters outlined in the accompanying notice of meeting, including:

•	the election of three directors to serve until the 2020 annual meeting of shareholders;

•	the ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for the year ending December 31, 2017;

•	the approval (on an advisory basis) of the compensation of our named executive officers; and

•	the approval (on an advisory basis) of whether an advisory vote on the compensation of our named executive officers should occur every one, two or three years.
We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is appropriately brought before the meeting, your properly voted WHITE proxy card or voting instruction card gives authority to your proxies to vote on such matter in their best judgment. In such event, the proxy holders named in the WHITE proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
By a vote of the shares present, even if less than a quorum, the meeting may be adjourned to another place and time for a period not exceeding 30 days in any one case.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board's nominees?

Yes. Land & Buildings Capital Growth Fund, LP (Land & Buildings), a Company shareholder, has notified us that it intends to nominate two persons for election as directors to the Taubman Board of Directors at the annual meeting. You may receive solicitation materials from Land & Buildings, including a proxy statement and a GOLD proxy card.
The Board of Directors does not endorse any Land & Buildings nominee and unanimously recommends that you vote “FOR” the election of all three nominees proposed by the Board of Directors on the WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon). The Board of Directors strongly urges you not to sign or return any GOLD proxy card sent to you by Land & Buildings. If you have previously submitted a GOLD proxy card sent to you by Land & Buildings, you can vote for our Board of Directors’ nominees by using the enclosed WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated GOLD proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Directors' nominees, and we strongly urge you not to sign or return any GOLD proxy cards sent to you by Land & Buildings. Only the latest validly executed proxy that you submit will be counted.

What are the Board's recommendations?
The Board recommends that you vote your shares on your WHITE proxy card or voting instruction card as follows:

Proposal 1 -	FOR each director nominee listed in this proxy statement (Robert S. Taubman, Cia Buckley Marakovits and Myron E. Ullman, III).

Proposal 2 -	FOR the ratification of KPMG's appointment as the Company's independent registered public accounting firm for 2017.

Proposal 3 -	FOR the advisory approval of the compensation of our named executive officers.
Proposal 4 - FOR an advisory vote on named executive officer compensation every year.
Taubman's Board strongly urges you NOT to sign or return any GOLD proxy card sent to you by Land & Buildings.

Who is entitled to vote?
Only record holders of Voting Stock at the close of business on April 3, 2017 (the record date) are entitled to receive notice of the annual meeting and to vote the shares of Voting Stock that they held on the record date. Each outstanding share of Voting Stock is entitled to one vote on each matter to be voted upon at the annual meeting.

What counts as Voting Stock?
The Company's common stock and Series B Preferred Stock vote together as a single class and constitute the voting stock of the Company. The Company's 6.5% Series J Cumulative Redeemable Preferred Stock and 6.25% Series K Cumulative Redeemable Preferred Stock (collectively, the Non-Voting Preferred Stock) do not entitle their holders to vote at the annual meeting. No other shares of the Company's capital stock other than the Voting Stock and the Non-Voting Preferred Stock are outstanding. As of April 3, 2017, the record date for the annual meeting, there were 60,685,893 shares of common stock outstanding and 24,954,059 shares of Series B Preferred Stock outstanding and expected to be entitled to vote at the 2017 annual meeting. There are no other securities of the Company outstanding that are entitled to vote at the 2017 annual meeting.

What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Voting Stock outstanding on the record date will constitute a quorum for all purposes. As of the record date, 85,639,952 shares of Voting Stock were outstanding, consisting of 60,685,893 shares of common stock and 24,954,059 shares of Series B Preferred Stock. Proxies marked with abstentions or instructions to withhold votes, as well as broker non-votes (defined below), will be counted as present in determining whether or not there is a quorum.

What is the difference between holding shares as a shareholder of record and a beneficial owner?
Shareholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare, or, in the case of Series B Preferred Stock, directly in your name on the Company's records, you are considered the shareholder of record with respect to those shares, and the applicable proxy materials are being sent directly to you by Innisfree M&A Incorporated on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone, or to vote in person at the annual meeting.
Beneficial Owners.    Many of the Company's shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker, bank or nominee and bring such proxy to the annual meeting. Given the contested nature of the election, your broker, bank, or other nominee may not be able to vote your shares with respect to any of the proposals at the annual meeting. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed WHITE proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

May I vote my shares in person at the annual meeting?
Even if you plan to be present at the meeting, the Company encourages you to vote your shares prior to the meeting.
Shareholders of Record.    If you are a shareholder of record and attend the annual meeting, you may deliver your completed WHITE proxy card or vote by ballot.
Beneficial Owners.    If you hold your shares through a broker, bank or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares and bring such proxy to the annual meeting.
401(k) Participants. If you hold your shares through The Taubman Company and Related Entities Employee Retirement Savings Plan, only Vanguard Fiduciary Trust Company, the trustee for the plan, may vote on your behalf. Accordingly, 401(k) participants may not vote their shares in person at the annual meeting.
To obtain directions to attend the meeting, please call the Company's proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834 or visit investors.taubman.com.

Can I vote my shares without attending the annual meeting?
By Mail.    You may vote by completing, signing and returning the enclosed WHITE proxy card or voting instruction card.
By Telephone.    You may vote by telephone as indicated on your enclosed WHITE proxy card or voting instruction card.
Through the Internet.    You may vote through the Internet as instructed on your WHITE proxy card, or voting instruction card. In order to vote through the Internet, you must enter the control number that was provided on your WHITE proxy card, or voting instruction card. If you do not have any of these materials and are a shareholder of record, you may contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 to request a WHITE proxy card (which will include your control number) to be mailed to your address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.

What should I do if I receive a proxy card from Land & Buildings?
Land & Buildings has notified us that it intends to nominate two persons for election as directors to the Taubman Board of Directors at the annual meeting in opposition to the nominees recommended by the Board of Directors. If Land & Buildings proceeds with its alternative nominations, you may receive solicitation materials from Land & Buildings, including an opposition proxy statement and GOLD proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.
Our Board does not endorse any Land & Buildings nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Land & Buildings. Please note that voting to "withhold" with respect to any Land & Buildings nominee on its GOLD proxy card is not the same as voting for our Board's nominees because a vote to "withhold" with respect to any of Land & Buildings nominees on its GOLD proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors' nominees, you should vote FOR the Board's nominees on the WHITE proxy card and disregard, and not return, any GOLD proxy card sent to you by Land & Buildings.
If you have already voted using the GOLD proxy card, you can revoke that proxy and vote for our Board of Directors' nominees by using the enclosed WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon). Any later-dated GOLD proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Directors' nominees, and we strongly urge you not to sign or return any GOLD proxy cards sent to you by Land & Buildings. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under “Can I change my vote?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833.

Can I change my vote?
Shareholders of Record.    You may change your voting instructions at any time prior to the vote at the annual meeting. You may enter a new vote by mailing a validly executed proxy card bearing a later date, through the Internet, by telephone, or by attending the annual meeting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person. You may also revoke your proxy at any time by delivering a later-dated written revocation to the Secretary of the Company.
Beneficial Owners.    If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.
If you have already voted using the GOLD proxy card, you can revoke that proxy and vote for our Board of Directors' nominees by using the enclosed WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon). Any later-dated GOLD proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Directors' nominees, and we strongly urge you not to sign or return any GOLD proxy cards sent to you by Land & Buildings.
Submitting a GOLD proxy card sent to you by Land & Buildings will revoke votes you have previously made via Taubman's WHITE proxy card. The Board of Directors urges you to vote FOR the all of the three Board nominees on the WHITE proxy card and disregard, and not return, any GOLD proxy card sent to you by Land & Buildings.
Only the latest validly executed proxy that you submit will be counted.

What if I beneficially own shares through the Company's 401(k) Plan?
Your proxy will serve to instruct the trustee of the 401(k) Plan how to vote your shares. If no direction is given to the trustee, the trustee will vote your shares held in the plan in the same proportion as votes received from other participants in the plan. To allow sufficient time for the trustee to vote your shares, your proxy must be received by 11:59 p.m., Eastern time, on May 26, 2017. If you would like to revoke or change your voting instructions, you must do so by such time and date.

What does it mean if I receive more than one WHITE proxy card or voting instruction card?

If you receive more than one WHITE proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or the Company's transfer agent or the Company. Please take action with respect to each WHITE proxy card and voting instruction card that you receive.
If Land & Buildings proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from Land & Buildings, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the WHITE proxy cards. Please see “What should I do if I receive a proxy card from Land & Buildings?” above for more information.

What if I do not vote for some of the proposals?
Shareholders of Record.    Proxies that are properly executed without voting instructions on certain matters will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy that properly comes before the annual meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

Beneficial Owners.    Given the contested nature of the election, the New York Stock Exchange (NYSE) rules governing brokers’ discretionary authority will limit the ability of such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting, whether “routine” or not.
If your broker, bank or other nominee forwards Land & Buildings' proxy materials to you, it will only be able to vote your shares with respect to any proposals at the annual meeting if you have instructed them on how to vote. If you hold your shares in street name, it is critical that you cast your vote and instruct your bank, broker, or other nominee on how to vote if you want your vote to count at the annual meeting. If you do not provide voting instructions, your shares will be considered “broker non-votes” because the broker will not have discretionary authority to vote thereon. Broker non-votes will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Therefore, it is very important for you to vote your shares for each proposal.

What vote is required to approve each item?

Vote Impact on Approval of Proposal
Proposal	Required Approval	For	Withhold/Against	Abstention	Broker Non-Votes

1 - Election of Directors	Plurality (most votes cast)*	For the proposal	Against the proposal	—	Not a vote cast

2 - Ratification of Appointment of Independent Registered Public Accounting Firm	Two-thirds of the shares of Voting Stock outstanding	For the proposal	Against the proposal	Against the proposal	Against the proposal*

3 - Advisory Approval of the Compensation of Our Named Executive Officers	Two-thirds of the shares of Voting Stock outstanding	For the proposal	Against the proposal	Against the proposal	Against the proposal
Vote Impact on Approval of Proposal
Proposal	Required Approval	Every Year	Every Two Years	Every Three Years	Abstention/Broker Non-Votes

4 - Advisory Approval on Frequency of Advisory Vote of the Compensation of Our Named Executive Officers	Plurality (most votes cast)	For Every Year	For Every Two Years	For Every Three Years	Not a vote cast

______________
* In light of the nomination notice provided by Land & Buildings, we expect the annual meeting to have a contested director election, which means that our majority voting policy would not apply and that banks, brokers and other nominees will not have the discretion to vote for "routine matters," such as the ratification of our independent auditor, with respect to any shares held in accounts to which they have forwarded Land & Buildings' proxy materials.
You will NOT help elect the Board's nominees if you sign and return GOLD proxy cards sent by Land & Buildings even if you vote to "withhold" your vote with respect to their directors using the GOLD proxy card. In fact, doing so will cancel any previous vote you cast on the Company's WHITE proxy card. The only way to support your Board's nominees is to vote FOR the Board's nominees on the WHITE proxy card.
If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date. The Board does not propose to conduct any business at the annual meeting other than as stated above.
Although the advisory votes in Proposals 2, 3 and 4 are not binding on the Company, the Board and/or respective committee will take your vote into consideration in determining future activities.

Is a registered list of shareholders available?
The names of shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on Thursday, June 1, 2017 at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 for any purpose reasonably relevant to the meeting.

How do I find out the voting results?
The Company intends to disclose the final voting results in a current report on Form 8-K within four business days of the annual meeting. To the extent final voting results are not then available, due to the contested nature of the annual meeting, the Company will file preliminary voting results on Form 8-K within four business days of the annual meeting and report the final voting results on Form 8-K as soon as they are available.

How can I obtain an additional WHITE proxy card or voting instruction form?
If you lose, misplace or otherwise need to obtain a WHITE proxy card or voting instruction card:

•	If you are a shareholder of record, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833); or

•	If you are the beneficial owner of shares held indirectly through a broker, bank or other nominee, contact your account representative at that organization.

How can I access the Company's proxy materials and other reports filed with the SEC?
The Company's website, www.taubman.com, under the Investors - Financial Information - SEC Filings tab provides free access to the Company's reports with the U.S. Securities and Exchange Commission (the SEC) as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports. Further, you can view these documents on a website maintained by the SEC at www.sec.gov.
You may access the Company’s  proxy statement and 2016 Annual Report on-line at investors.taubman.com.  If you would like to receive additional paper copies without charge, please call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834.
The references to the website addresses of the Company and the SEC in this proxy statement are not intended to function as hyperlinks and, except as specified herein, the information contained on such websites is not part of this proxy statement.

BACKGROUND OF THE SOLICITATION
The following discussion provides background information regarding our engagement with Land & Buildings Management LLC (Land & Buildings) during 2016 and 2017.  During this period, the Company also continued its extensive engagement program with other shareholders of the Company. As noted elsewhere in this proxy statement, active shareholder engagement by management and, as appropriate, the Lead Director/Chair of the Nominating and Corporate Governance Committee, included outreach to shareholders whose ownership at December 31, 2016 represented 63% of the total common shares outstanding (excluding the Taubman family).
In May 2016, following our earnings call for the first quarter of 2016, Jonathan Litt, the Founder and Chief Investment Officer of Land & Buildings, reached out to arrange a meeting with our CEO, Robert S. Taubman, to discuss the Company; a meeting was planned for REITWeek 2016, an investor conference hosted by the National Association of Real Estate Investment Trusts (NAREIT).
In summer 2016, Mr. Taubman, Simon J. Leopold, our CFO, Ryan Hurren, our Director of Investor Relations, and Erik Wright, Senior Analyst, Investor Relations participated in REITWeek 2016.  At Land & Buildings’ request and in connection with REITWeek 2016, Messrs. Taubman and Hurren met with Mr. Litt and Craig Melcher, Co-Founder and Portfolio Manager of Land & Buildings, and discussed the Company, with Mr. Leopold joining the meeting after meetings with other investors had concluded.  Mr. Litt requested a one-on-one meeting with Mr. Taubman. Mr. Taubman and Mr. Litt had the requested meeting soon thereafter and discussed the Company.
In August 2016, Mr. Litt reached out to Mr. Taubman to schedule a meeting to further discuss the Company.  Mr. Taubman and Mr. Litt promptly had such meeting, at which they discussed the Company and Mr. Litt expressed a desire to join Taubman’s Board. At the end of August, Mr. Litt asked for a meeting in September.
In September 2016, Mr. Taubman met with Mr. Litt during the Bank of America Merrill Lynch 2016 Global Real Estate Conference. They discussed the Company and Mr. Litt reiterated his desire to join Taubman’s Board.
On September 27, 2016, William U. Parfet resigned from our Board, reducing the number of directors on our Board from nine directors to eight. As set forth in the Company’s charter, “the Board of Directors shall consist of nine directors (other than during any vacancy caused by the death, resignation, or removal of a director).”
During the fall of 2016, our Board and Nominating and Corporate Governance Committee began a search for a highly qualified candidate to fill the vacancy on the Board.  Following Mr. Parfet’s resignation, Myron Ullman, III, an independent director who was appointed to our Board in April 2016 and who is one of our Board’s nominees for the 2017 annual meeting, was appointed to fill Mr. Parfet’s prior position of Chair of the Nominating and Corporate Governance Committee. As discussed in the section “Proposal No. 1-Election of Directors-Specific  Qualifications, Attributes, Skills and Experience to be Represented on the Board,” our Nominating and Corporate Governance Committee seeks nominees from diverse backgrounds who bring relevant industry, strategic and financial experience to our Board. In connection with its search, the Committee reviewed the Board's current composition and opportunities for further strengthening the Board. The Board, Nominating and Corporate Governance Committee and management determined that it would be helpful to have additional investor feedback in connection with the search and accordingly pursued obtaining such feedback.
In October 2016, Land & Buildings issued a press release, letter and investor presentation setting forth its views regarding the Company and the pending director search, including naming three individuals (which did not include either Messrs. Litt or Elson, Land & Buildings Capital Growth Fund, LP’s (Land & Buildings Capital) nominees for the 2017 annual meeting) for consideration who had been nominated by Land & Buildings in prior proxy contest campaigns against other REITs and real estate companies.
We issued a press release, which emphasized our Board’s commitment to our shareholders and that we welcomed open and constructive dialogue aimed at enhancing long-term value. In the release, we reaffirmed our commitment to our long-term operational plan, and highlighted our outstanding long-term track record of growth, resilience to recession and our leading portfolio of high-quality retail properties that had delivered superior financial performance to our shareholders.
Land & Buildings then publicly complained about the size of the Board being reduced in connection with Mr. Parfet’s resignation. We then publicly highlighted our previously commenced search for a new director to fill the vacancy created by Mr. Parfet’s departure, including the skills and experiences the Nominating and Corporate Governance Committee and the Board had previously published regarding the key skills and qualifications desirable in directors.  Land & Buildings then issued another release calling for shareholder feedback to be considered in our director search; our Board and the Nominating and Corporate Governance Committee were already in the process of doing so.
Through November and December 2016, our Board, Nominating and Corporate Governance Committee and senior management further evaluated shareholder feedback, including regarding the recommended attributes for a new independent director.
Accordingly, as part of the nomination process, the Nominating and Corporate Governance Committee evaluated shareholder perspectives, recommendations and information as to potential criteria and candidates for the Board (including those named by Land & Buildings), governance practices, existing Board composition, our skills matrix for director candidates and the current and future strategic needs of the Company.  In addition, taking into account feedback from the Company’s recent meetings with shareholders, along with best practices, policies at peer companies and Taubman’s specific circumstances, the Nominating and Corporate Governance Committee considered whether it would be appropriate to amend the Company’s Corporate Governance Guidelines to, among other things, provide for a newly created position of Lead Director of the Board and affirm our commitment to consider diverse candidates in our appointment and nomination processes.
In December 2016 and following its processes, the Nominating and Corporate Governance Committee recommended that our Board appoint Cia Buckley Marakovits to the Board as a new independent director, resulting in the Board having seven of nine independent directors. The Committee also considered, and recommended that our Board approve, changes to our Corporate Governance Guidelines. Among other things, the Committee recommended that our Board appoint an independent Lead Director with specific responsibilities, and recommended that Mr. Ullman, Chair of the Nominating and Corporate Governance Committee and our Board’s primary independent liaison to the Company’s shareholders in such capacity, be appointed to the role. The Committee also recommended changes to our Corporate Governance Guidelines which, among other things, addressed the Committee’s consideration of existing directors for re-nomination to our Board and articulated our Board’s commitment to considering diverse candidates for Board membership.  Following deliberation and review, our Board adopted the Nominating and Corporate Governance Committee’s recommendations (with the independent directors selecting and appointing Mr. Ullman to serve as Lead Director), and we announced these actions.
In December 2016, January 2017 and February 2017, Land & Buildings issued press releases and sent letters complaining about the Board’s announcements, criticizing various items relating to the Company and the Taubman family’s longstanding ownership in the Company and threatening to nominate its own candidates.
In February 2017, Mr. Taubman and Chris B. Heaphy, our General Counsel, were respectively contacted by Mr. Litt, the first requesting a discussion with Mr. Taubman and the second requesting a discussion with Mr. Ullman.  Messrs. Taubman and Hurren promptly had the requested discussion with Mr. Litt regarding the Company.  The requested discussion with Mr. Ullman also was sought to be scheduled. Mr. Litt did not mention that he would be nominating candidates for election at the 2017 annual meeting.
On March 2, 2017, one day before the nomination deadline, Land & Buildings Capital, an affiliate of Land & Buildings, issued a press release announcing its intent to nominate two candidates for the Board: Mr. Charles Elson, a professor at the University of Delaware, and Mr. Litt himself.  Later on March 2, 2017, Land & Buildings Capital delivered its notice of nomination, dated March 1, 2017.  Following Mr. Litt’s announced nominations, we continued to engage with our shareholders.
In March 2017, our Nominating and Corporate Governance Committee decided to interview both of Land & Buildings Capital’s nominees and to consider their qualifications for our Board. Mr. Ullman, as Lead Director and Chair of the Nominating and Corporate Governance Committee, had an in-person meeting with Mr. Litt, in which they discussed Mr. Litt’s views on the Company and his candidacy and qualifications for service on our Board.
On behalf of the Nominating and Corporate Governance Committee, Mr. Heaphy contacted Mr. Elson to schedule a discussion between Mr. Elson and Mr. Ullman.  The meeting occurred, in which Mr. Ullman and Mr. Elson discussed his candidacy and qualifications for service on our Board.
The Nominating and Corporate Governance Committee subsequently met and, among other things, reviewed and discussed our Board’s composition, director qualification criteria, perspectives provided by shareholders and the backgrounds, career experiences and potential contributions of the directors, including those of Messrs. Taubman and Ullman and Ms. Buckley Marakovits and the two director candidates nominated by Land & Buildings Capital, Messrs. Elson and Litt, against the Board and Governance Committee's criteria. Following discussion of each candidate, the Committee determined to recommend Messrs. Taubman and Ullman and Ms. Buckley Marakovits as nominees to our Board for election at the 2017 annual meeting.  The skills, attributes and qualifications of our nominees and other directors are discussed in-depth in this proxy statement.
Following discussion about Land & Buildings Capital’s nominees, the interviews conducted of them and the recommendations of the Nominating and Corporate Governance Committee, our Board determined to name Messrs. Taubman and Ullman and Ms. Buckley Marakovits as the Board’s recommended nominees in the Company’s proxy statement for the 2017 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership Table
The following table sets forth information regarding the beneficial ownership of the Company's equity securities as of April 3, 2017 by each director and named executive officer (NEO) and all of the directors and executive officers as a group. The following table also sets forth information regarding the beneficial ownership of the Company's Voting Stock by beneficial owners of more than 5% of either class of the Company's Voting Stock. Each share of common stock and Series B Preferred Stock is entitled to one vote on each matter to be voted upon at the annual meeting.
The Series B Preferred Stock ensures that the Series B holders’ economic interests in the operating partnership are aligned with their voting interests in the Company. The Series B Preferred Stock is held by partners (other than the Company) in the operating partnership. The Series B Preferred Stock gives these partners a voting interest in the Company commensurate with their economic interest in the operating partnership and ensure “one share, one unit, one vote.”
The share information set forth in the table below (both numbers of shares and percentages) reflects ownership of common stock and Series B Preferred Stock in aggregate. The notes to the table include information regarding Series B Preferred Stock holdings of Robert Taubman, William Taubman, Gayle Taubman Kalisman, the A. Alfred Taubman Restated Revocable Trust and Taubman Ventures Group LLC. The notes also include the percentage ownership of the shares of common stock and/or Series B Preferred Stock on a separate basis to the extent the holder's ownership of such class represents greater than 1% of the outstanding shares. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the shares listed below.

		Number of Shares Which Can Be Acquired Within 60 Days of Record Date
Directors, Executive Officers and More Than 5% Shareholders(1)	Number of Shares Owned Directly or Indirectly	Upon Exercise of Options Exercisable Within 60 Days	Held in Deferral Plans(2)	Number of Shares Beneficially Owned		Percent of Shares
Robert S. Taubman	25,600,262	68,115	871,262	26,539,639	(3)(7)	30.7
Simon J. Leopold	9,204	—	—	9,204		*
William S. Taubman	25,304,794	39,882	—	25,344,676	(4)(7)	29.6
René Tremblay	9,047	—	—	9,047		*
David S. Joseph II	12,986	—	—	12,986		*
Graham T. Allison	3,516	—	34,040	37,556		*
Jerome A. Chazen	60,000	—	37,958	97,958		*
Craig M. Hatkoff	5,734	—	—	5,734		*
Peter Karmanos, Jr.	32,225	—	34,093	66,318		*
Cia Buckley Marakovits	—	—	1,450	1,450		*
Ronald W. Tysoe	—	—	18,241	18,241		*
Myron E. Ullman, III	2,700	—	4,058	6,758		*
A. Alfred Taubman Restated Revocable Trust	22,503,379	—	—	22,503,379	(5)(7)	26.3
200 E. Long Lake Road, Suite 180 Bloomfield Hills, MI 48304
Gayle Taubman Kalisman	22,976,168	—	—	22,976,168	(6)(7)	26.8
200 E. Long Lake Road, Suite 180 Bloomfield Hills, MI 48304
Taubman Ventures Group LLC	22,498,279	—	—	22,498,279	(7)	26.3
200 E. Long Lake Road, Suite 180 Bloomfield Hills, MI 48304
The Vanguard Group, Inc.	9,263,404	—	—	9,263,404	(8)	10.8
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	6,103,205	—	—	6,103,205	(9)	7.1
55 East 52nd Street New York, NY 10055
Vanguard Specialized Funds-Vanguard REIT Index Fund	4,584,625	—	—	4,584,625	(10)	5.4
100 Vanguard Blvd. Malvern, PA 19355
APG Asset Management US Inc.	3,770,373	—	—	3,770,373	(11)	4.4
666 3rd Ave, 2nd Floor New York, NY 10017
Directors and Executive Officers as a group (13 persons)	26,014,857	107,997	1,001,102	27,123,956	(12)	31.3
___________________

*	less than 1%

(1)
The Company has relied upon information supplied by certain beneficial owners and upon information contained in filings with the SEC. Except as set forth in note 3 regarding TRG units subject to issuance under the option deferral agreement, the share figures assume that all TRG units issued upon the exercise of options (options) granted under the 1992 Option Plan or the 2008 Omnibus Plan will be immediately exchanged for an equal number of shares of common stock in accordance with the Company's exchange offer (the Continuing Offer) to holders of options and certain partners in TRG. Share figures shown also assume that outstanding TRG units are not exchanged for common stock under the Continuing Offer (to avoid duplication, as a corresponding number of shares of Series B Preferred Stock are owned by each holder of TRG units) and that outstanding shares of Series B Preferred Stock are not converted into common stock (which is permitted, under specified circumstances, at the ratio of one share of common stock for each 14,000 shares of Series B Preferred Stock, with any resulting fractional shares redeemed for cash). As of April 3, 2017, there were 85,639,952 beneficially owned shares of Voting Stock outstanding, consisting of 60,685,893 shares of common stock and 24,954,059 shares of Series B Preferred Stock.

(2)	See note 3 below for a description of Robert Taubman's option deferral agreement.
Under the Taubman Centers, Inc. Non-Employee Directors' Deferred Compensation Plan, the restricted share units granted are fully vested at the time of grant but do not have voting rights. The deferral period continues until the earlier of the termination of director service or a change of control.

(3)
Consists of (A) 239 shares of Series B Preferred Stock owned by Robert Taubman. 1,338,496 shares of Series B Preferred Stock owned by R & W-TRG LLC (R&W), a company owned by Robert Taubman and his brother, William Taubman (shared voting and dispositive power), 22,311,442 shares of Series B Preferred Stock owned by Taubman Ventures Group LLC (TVG) (shared voting and dispositive power), 5,000 shares of Series B Preferred Stock owned by TG Partners (shared voting and dispositive power), 472,650 shares of Series B Preferred Stock owned by TF Associates, LLC (TFA) (shared voting and dispositive power) and 871,262 shares of Series B Preferred Stock subject to issuance under an option deferral agreement (See “Nonqualified Deferred Compensation in 2016” for a description of such agreement) (in aggregate, 96.8% of the Series B Preferred Stock) and (B) 36,953 shares of common stock that Robert Taubman owns, 265,246 shares of common stock that RSTCO, LLC owns, 68,115 shares of common stock that Robert Taubman has the right to receive upon the exercise and conversion of options that have vested or will vest within 60 days of the record date, 244,000 shares of common stock owned by his wife, 27,895 shares of common stock owned in UTMA accounts for the benefit of his children, 711,504 shares of common stock owned by R&W (shared voting and dispositive power) and 186,837 shares of common stock owned by TVG (shared voting and dispositive power) (in aggregate, 2.5% of the common stock).
To avoid duplication, excludes TRG units owned by Robert Taubman, R&W, TVG, TG Partners and TFA, and 871,262 TRG units subject to issuance under the option deferral agreement. Robert Taubman disclaims any beneficial interest in the Voting Stock and TRG units owned by R&W, TVG, TG Partners and TFA beyond his pecuniary interest in such entities. See note 7.
R&W has pledged 1,338,496 shares of Series B Preferred Stock, 1,338,496 TRG units, and 711,504 shares of common stock, to Citibank, N.A. as collateral for various loans. RSTCO, LLC has pledged 265,246 shares of common stock to Bank of America, N.A. See "Corporate Governance - Insider Trading Policy - Pledging" for additional information regarding such pledges.

(4)
Consists of (A) 239 shares of Series B Preferred Stock owned by William Taubman, 1,338,496 shares of Series B Preferred Stock owned by R&W (shared voting and dispositive power), 22,311,442 shares of Series B Preferred Stock owned by TVG (shared voting and dispositive power), 5,000 shares of Series B Preferred Stock owned by TG Partners (shared voting and dispositive power) and 472,650 shares of Series B Preferred Stock owned by TFA (shared voting and dispositive power) (in aggregate, 96.7% of the Series B Preferred Stock), and (B) 27,751 shares of common stock that William Taubman owns, 203,588 shares of common stock that WSTCO, LLC owns, 39,882 shares of common stock that William Taubman has the right to receive upon the exercise and conversion of options that have vested or will vest within 60 days of the record date, 47,287 shares of common stock owned in UTMA accounts for the benefit of his children, 711,504 shares of common stock owned by R&W (shared voting and dispositive power) and 186,837 shares of common stock owned by TVG (shared voting and dispositive power) (in aggregate, 2.0% of the common stock).

To avoid duplication, excludes TRG units owned by William Taubman, R&W, TVG, TG Partners and TFA. William Taubman disclaims any beneficial interest in the Voting Stock and TRG units owned by R&W, TVG, TG Partners and TFA beyond his pecuniary interest in such entities. See note 7.
R&W has pledged 1,338,496 shares of Series B Preferred Stock, 1,338,496 TRG units, and 711,504 shares of common stock, to Citibank, N.A. as collateral for various loans. WSTCO, LLC has pledged 203,588 shares of common stock to Bank of America, N.A. See "Corporate Governance - Insider Trading Policy - Pledging" for additional information regarding such pledges.

(5)
Includes 100 shares of common stock owned by the A. Alfred Taubman Restated Revocable Trust and 186,837 shares of common stock owned by TVG (shared voting and dispositive power). Also includes 22,311,442 shares of Series B Preferred Stock owned by TVG (shared voting and dispositive power) and 5,000 shares of Series B Preferred Stock owned by TG Partners (shared voting and dispositive power) (in aggregate, 89.4% of the Series B Preferred Stock). To avoid duplication, excludes TRG units of the same amount as Series B Preferred Stock owned by such entities. The A. Alfred Taubman Restated Revocable Trust has sole authority to vote and dispose of the shares of Series B Preferred Stock owned by TG Partners. The A. Alfred Taubman Restated Revocable Trust disclaims beneficial ownership in the Voting Stock and TRG units owned by TVG and TG Partners beyond its pecuniary interest in those entities.

(6)
Consists of 239 shares of Series B Preferred Stock owned by Gayle Taubman Kalisman, 22,311,442 shares of Series B Preferred Stock owned by TVG (shared voting and dispositive power), 5,000 shares of Series B Preferred Stock owned by TG Partners (shared voting and dispositive power) and 472,650 shares of Series B Preferred Stock owned by TFA (shared voting and dispositive power) (in aggregate, 91.3% of the Series B Preferred Stock) and 186,837 shares of common stock owned by TVG (shared voting and dispositive power).

To avoid duplication, excludes the TRG units owned by Gayle Taubman Kalisman, TVG, TG Partners and TFA. Gayle Taubman Kalisman disclaims any beneficial interest in the Voting Stock and TRG units owned by TVG, TG Partners and TFA beyond her pecuniary interest in such entities. See note 7.

(7)
Robert Taubman, William Taubman and Gayle Taubman Kalisman are co-trustees of the A. Alfred Taubman Restated Revocable Trust, and share voting and dispositive power over shares and TRG units beneficially owned by such trust. The A. Alfred Taubman Restated Revocable Trust, Robert Taubman, William Taubman and Gayle Taubman Kalisman may be deemed to beneficially own 186,837 shares of common stock owned by TVG, 5,000 shares of Series B Preferred Stock owned by TG Partners, 22,311,442 shares of Series B Preferred Stock owned by TVG and 472,650 shares of Series B Preferred Stock owned by TFA. Such amounts are disclosed in notes 3, 4, 5 and 6. To avoid duplication, excludes the TRG units owned by TVG, TG Partners and TFA. Each person disclaims beneficial ownership in the Voting Stock and TRG units owned by TVG, TFA and TG Partners beyond such person's pecuniary interest in such entities.

(8)
Pursuant to Schedule 13G/A filed with the SEC on February 10, 2017. Represents 15.3% of the common stock. The Vanguard Group, Inc. has sole power to vote 112,319 shares, shared power to vote 71,350 shares, sole power to dispose 9,160,019 shares, and shared power to dispose 103,385 shares.

(9)
Pursuant to Schedule 13G/A filed with the SEC on February 8, 2017. Represents 10.1% of the common stock. This report includes holdings of various subsidiaries of the holding company. BlackRock, Inc. has sole power to vote 5,872,573 shares and sole power to dispose 6,103,205 shares.

(10)	Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2017. Represents 7.6% of the common stock. Vanguard Specialized Funds-Vanguard REIT Index Fund has sole power to vote 4,584,625 shares.

(11)
Pursuant to a Schedule 13G filed with the SEC on January 11, 2017. Represents 6.2% of the common stock. APG Asset Management N.V. (APG NL) is the exclusive investment manager with the power to vote and make all investment decisions. APG NL has delegated its investment and voting power to APG Asset Management US Inc. (APG US). APG NL owns all of the voting shares of APG US and thus may be deemed to beneficially own any securities over which APG US exercise investment management or voting discretion. APG Group NV owns all of the shares of APG NL and Stichting Pensioenfonds ABP (ABP) owns all of the shares of APG Groep NV (APG Group). As a result of these relationships, ABP and APG Group indirectly may be deemed to beneficially own all of the securities over which APG NL or APG US exercises investment management or voting discretion.

(12)
Consists of an aggregate of (A) 1,886,791 shares of common stock beneficially owned and 107,997 shares of common stock that such persons have the right to receive upon the exercise and conversion of options that have vested or will vest within 60 days of the record date, and 129,840 shares of common stock subject to issuance under the Non-Employee Directors' Deferred Compensation Plan (in aggregate, 3.5% of the common stock), and (B) 24,128,066 shares of Series B Preferred Stock beneficially owned and 871,262 shares of Series B Preferred Stock subject to issuance under the option deferral agreement (see note 3 above) (in aggregate, 96.8% of the Series B Preferred Stock).

See notes 3 and 4 for shares and units pledged as collateral.

Ownership Limitation
Under the Company's Restated Articles of Incorporation (the Articles), in general, no shareholder may own more than 8.23% (the General Ownership Limit) in value of the Company's “Capital Stock” (which term refers to the common stock, preferred stock and Excess Stock, as defined below). The Articles specifically permit two pension trusts to each own 9.9% in value of the Company's Capital Stock and a third pension trust to own 13.74% in value of the Company's Capital Stock (collectively, the Existing Holder Limit). In addition, the Board has the authority to allow a “look through entity” to own up to 9.9% in value of the Capital Stock (the Look Through Entity Limit), provided that after application of certain constructive ownership rules under the Internal Revenue Code of 1986, as amended (the IRC), and rules defining beneficial ownership under the Michigan Business Corporation Act, no person would constructively or beneficially own more than the General Ownership Limit. A look through entity is an entity (other than a qualified trust under Section 401(a) of the IRC, certain other tax-exempt entities described in the Articles, or an entity that owns 10% or more of the equity of any tenant from which the Company or TRG receives or accrues rent from real property) whose beneficial owners, rather than the entity, would be treated as owning the capital stock owned by such entity. Changes in the ownership limits cannot be made by the Board and would require an amendment to our Articles. Amendments to the Articles require the affirmative vote of holders owning not less than two-thirds of the outstanding Voting Stock.
The Articles provide that if the transfer of any shares of Capital Stock or a change in the Company's capital structure would cause any person (the Purported Transferee) to own Capital Stock in excess of the General Ownership Limit, the Look Through Entity Limit, or the applicable Existing Holder Limit, then the transfer is to be treated as invalid from the outset, and the shares in excess of the applicable ownership limit automatically acquire the status of “Excess Stock.” A Purported Transferee of Excess Stock acquires no rights to shares of Excess Stock. Rather, all rights associated with the ownership of those shares (with the exception of the right to be reimbursed for the original purchase price of those shares) immediately vest in one or more charitable organizations designated from time to time by the Board (each, a Designated Charity). An agent designated from time to time by the Board (each, a Designated Agent) will act as attorney-in-fact for the Designated Charity to vote the shares of Excess Stock, take delivery of the certificates evidencing the shares that have become Excess Stock, and receive any distributions paid to the Purported Transferee with respect to those shares. The Designated Agent will sell the Excess Stock, and any increase in value of the Excess Stock between the date it became Excess Stock and the date of sale will inure to the benefit of the Designated Charity. A Purported Transferee must notify the Company of any transfer resulting in shares converting into Excess Stock, as well as such other information regarding such person's ownership of the capital stock as the Company requests.
Under the Articles, only the Designated Agent has the right to vote shares of Excess Stock; however, the Articles also provide that votes cast with respect to certain irreversible corporate actions (e.g., a merger or sale of the Company) will not be invalidated if erroneously voted by the Purported Transferee. The Articles also provide that a director is deemed to be a director for all purposes, notwithstanding a Purported Transferee's unauthorized exercise of voting rights with respect to shares of Excess Stock in connection with such director's election.
Robert Taubman, William Taubman, Gayle Taubman Kalisman and the A. Alfred Taubman Restated Revocable Trust (the Revocable Trust) may be deemed to beneficially own 30.7%, 29.6%, 26.8% and 26.3% of the Voting Stock, respectively, as of April 3, 2017, and the combined beneficial ownership of the members of the Taubman family (although members of the Taubman family are not a “group” for purposes of beneficial ownership) is 96.7% and 2.9% of the Series B Preferred Stock and common stock outstanding, respectively, as of April 3, 2017. The Series B Preferred Stock is convertible into shares of common stock at a ratio of 14,000 shares of Series B Preferred Stock to one share of common stock, and therefore one share of Series B Preferred Stock has a value of 1/14,000ths of the value of one share of common stock. Accordingly, the foregoing ownership of Voting Stock does not violate the ownership limitations set forth in the Articles.

PROPOSAL 1 - ELECTION OF DIRECTORS
The Board currently consists of nine members serving three-year staggered terms. Under the Company's Restated Articles of Incorporation, a majority of the Company's directors must not be officers or employees of the Company or its subsidiaries. Three directors are to be elected at the annual meeting, each to serve until the 2020 annual meeting of shareholders or until such director's earlier resignation, retirement or other termination of service.
As set forth in the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider re-nominating incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, the results of Board self-evaluations, any potential or actual conflicts of interest and other qualifications and characteristics set forth in the charter of the Nominating and Corporate Governance Committee. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee also reviews the desired experience, mix of skills and other individual and aggregate qualities and attributes to assure appropriate Board composition, taking into account the current Board members, the specific needs of the Company and the Board and the Board’s ongoing self-evaluations. The Board and Committee also desire to include highly qualified women and other diverse candidates in the pool of candidates considered for new directorships. The process is designed to ensure that the Board includes members with a diversity of viewpoints, backgrounds, skills and experience, including as to appropriate financial and other expertise relevant to the business of the Company.
The Board has re-nominated Robert S. Taubman, Cia Buckley Marakovits and Myron E. Ullman, III for new three-year terms. Each nominee has consented to be named in this proxy statement and agreed to continue to serve as a director if elected by the shareholders. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board's substitute nominee and make appropriate disclosures. Alternatively, the Board may leave the position vacant. Additional information regarding the directors and director nominees of the Company is set forth below.
One director whose term is expiring and has been re-nominated, Robert Taubman, and one current director whose term is not expiring, William Taubman, were initially nominated by the holders of the Series B Preferred Stock. The holders of the Series B Preferred Stock are entitled to nominate up to four persons for election as directors of the Company's board. The number of persons that the Series B holders may nominate in any given year is reduced by the Series B nominees who currently sit as directors and whose terms will not expire in that year.
Land & Buildings has notified the Company that it intends to propose two alternative director nominees for election at the annual meeting. Accordingly, the three nominees receiving the highest number of "FOR" votes will be elected. Withhold votes will be counted as present for purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
The Board does not endorse any Land & Buildings nominee and recommends that you vote "FOR" the election of each of the nominees proposed by the Board. The Board strongly urges you not to sign or return any GOLD proxy card sent to you by Land & Buildings. If you have previously submitted a GOLD proxy card sent to you by Land & Buildings, you can vote for the Board's nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card or voting instruction card (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated GOLD proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Directors' nominees, and we strongly urge you not to sign or return any GOLD proxy cards sent to you by Land & Buildings.
The Board recommends that you vote “FOR” each of the three Board nominees for election (Mr. Taubman, Ms. Buckley Marakovits and Mr. Ullman) on the WHITE proxy card or voting instruction form (including via the telephone or Internet methods of voting specified thereon). It is intended that the WHITE proxies will be voted for these three Taubman nominees set forth in this proposal.
The Board unanimously recommends that the shareholders use the enclosed WHITE proxy card to vote FOR each of the Board's three director nominees that stand for re-election.

Directors
The directors and director nominees of the Company are as follows:

Name	Age	Title	Term Ending
Robert S. Taubman	63	Chairman of the Board, President and Chief Executive Officer	2017
Cia Buckley Marakovits	52	Director	2017
Myron E. Ullman, III	70	Lead Director	2017
Graham T. Allison	77	Director	2018
Peter Karmanos, Jr.	74	Director	2018
William S. Taubman	58	Chief Operating Officer and Director	2018
Jerome A. Chazen	90	Director	2019
Craig M. Hatkoff	63	Director	2019
Ronald W. Tysoe	64	Director	2019

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board
Board Refreshment. The Board has determined not to establish term limits for directors because it believes that having a number of longer-tenured directors offers the Company institutional knowledge and deep insight into the Company's operations across a variety of economic and competitive environments. Director continuity is of increased importance in real estate, and specifically for developers of regional malls due to the longer-term nature of the projects and relationships. The Board also recognizes the benefit of seeking new directors with exceptional talent and varied experience that can contribute to performance and value creation. In 2016, the Board added two new independent directors, Mr. Ullman and Ms. Buckley Marakovits.
Change in Occupation. The Corporate Governance Guidelines provide that when a director's principal occupation or business changes substantially, the director must notify the Nominating and Corporate Governance Committee and should submit a letter of resignation to the Board to be effective upon acceptance by the Board. It is the Board's view that any such director should not necessarily leave the Board; in determining whether to accept such resignation, it will review whether the new occupation, retirement or other change is consistent with the rationale for the director's appointment or nomination and the guidelines for Board membership.
Other Qualifications, Attributes, Skills and Experience. As set forth in the Company's Corporate Governance Guidelines, in connection with the selection and nomination process, the Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other individual and aggregate qualities and attributes to assure appropriate Board composition, taking into account the current Board members, the specific needs of the Company and the Board and the Board’s ongoing self-evaluations. The Board also requires directors and nominees to have displayed high ethical standards, integrity, and sound business judgment. The Board and Committee also desire to include highly qualified women and other diverse candidates in the pool of candidates considered for new directorships, and recently codified this commitment in amendments to our governance documents. The process is designed to ensure that the Board includes members with a diversity of viewpoints, backgrounds, skills and experience, including as to appropriate financial and other expertise relevant to the business of the Company. The Nominating and Corporate Governance Committee believes that directors and nominees with the following qualities and experiences can assist in meeting this goal:

•	Senior Leadership Experience.

Directors with experience in significant leadership positions provide the Company with experience and perspective in analyzing, shaping and overseeing the execution of operational, organizational and policy issues at a senior level. Further, they have a practical understanding of balancing operational needs and risk management. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Company.

•	Business Entrepreneurship and Transactional Experience.

Directors who have backgrounds in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for entering into new business segments, partnering in joint ventures, growing via mergers and acquisitions and technology innovation. Further, they have a practical understanding of the importance of “fit” with the Company's culture and strategy, the valuation of transactions and business opportunities, and management's plans for integration with existing operations. The Company's continuing efforts to expand in Asia and utilize technology have benefited from the Board's entrepreneurial and transactional experience.

•	Financial and Accounting Experience.

An understanding of the financial markets, corporate finance, accounting requirements and regulations, and accounting and financial reporting processes allows directors to understand, oversee and advise management with respect to the Company's operating and strategic performance, capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also seeks to have a number of directors who qualify as financial experts under SEC rules, and we expect all of our directors to be financially knowledgeable.

•	Real Estate Experience.

An understanding of real estate issues, particularly with respect to regional mall shopping centers, outlet centers and mixed-use centers, department stores and other key tenants, real estate development and real estate investment companies generally, allows directors to bring critical industry-specific knowledge and experience to the Company. Education and experience in the real estate industry is useful in understanding the Company's development, leasing and management of shopping centers, acquisition and disposition of centers, the Company's strategic vision and the competitive landscape of the industry.

•	Brand Marketing, Social Media and Technology Expertise.

The Company utilizes a retailing approach to the management and leasing of its centers, with a key focus on having a large, diverse selection of retail stores in each center and a constantly changing mix of tenants to address retail trends and new retail concepts. The Company also provides innovative initiatives to heighten the shopping experience and build customer loyalty, including through social media and technology programs. Directors who have brand marketing, social media and technology expertise, as well as knowledge of the fashion industry, can provide expertise and guidance as the Company seeks to maintain and expand brand and product awareness and a positive reputation.

•	Public Company Board Experience.

Directors who serve or have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the CEO and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Global Expertise.
The Company is expanding its platform into China and South Korea, and therefore directors with global expertise can provide a useful business and cultural perspective regarding aspects of our business.

Director Background and Qualifications
The following biographies set forth the business experience during at least the past five years of each director nominee and each director whose term of office will continue after the annual meeting. In addition, the following includes, for each director, a brief discussion of the specific experiences, qualifications, attributes and skills that led to the conclusion that each director should serve on the Board at this time in light of the goals set forth above.

Robert S. Taubman Director since: 1992 Age: 63
Qualifications, Attributes, Skills and Experience:
» Has led the Company as a principal executive officer for 33 years, as a director for 25 years and as Chairman for 16 years. He is a recognized leader in the REIT and regional mall industries

» Unique perspective and understanding of the Company's business, culture and history, having led the Company through many economic cycles, internal and external growth and curtailment, global expansion and other key operational and strategic initiatives. His day-to-day leadership of the Company gives him critical insights into the Company's operations, strategy and competition, and allows him to facilitate the Board's ability to perform its critical oversight function

» Through his work at the Company and his leadership roles in numerous real estate and shopping center industry associations in Michigan and nationally, he possesses an in-depth knowledge of the REIT industry and regional malls, outlet centers and mixed-use centers on a global basis, and has significant relationships with key developers, potential and current joint venture partners, and tenants

» Extensive board and board committee experience at other public companies, including through his current and long-standing service as a director of Comerica Bank and prior long-term service as a director of Sotheby's Holdings, also provides him significant insight as to governance and compliance-related matters of public companies

Current Occupation(s):
» Chairman of the Board, and President and Chief Executive Officer of the Company and the Manager, which is a subsidiary of TRG. He has been Chairman since December 2001 and President and CEO since 1990

Other:
» Immediate past Chairman and a director of the Real Estate Roundtable

» Member and former Trustee of the Urban Land Institute

» Member of Executive Board, National Association of Real Estate Investment Trusts

» Member and past trustee of the International Council of Shopping Centers

» Member of the University of Michigan Investment Advisory Committee for its endowment and is involved in a number of other community and philanthropic organizations.

» Brother of William Taubman

Other Public Company Board(s):
» Comerica Bank and related predecessor boards since 1987 (currently, a member of the Enterprise Risk Committee)

» Sotheby's Holdings, Inc., the international art auction house, from 2000 through his retirement from the Board in May 2016 (most recently served as Chairman of the Finance Committee)

Cia Buckley Marakovits Director since: 2016 Age: 52
Qualifications, Attributes, Skills and Experience:
» In-depth expertise and knowledge of real estate (domestic and globally), private investing, fiduciary responsibility with institutional investors, capital markets, finance, risk assessment, compliance and executive management throughout her professional experiences and service with real estate industry associations and in academia

» Extensive experience with real estate investing in diverse asset classes on behalf of numerous, varied institutional investors, which provides her with significant and valuable insight into the Company’s strategic planning and valuation analysis and, especially, our investors’ views regarding those items

» Possesses an in-depth knowledge of accounting and finance from her executive and private director positions, which included serving as President and Chief Financial Officer

» As a result of the foregoing expertise and experience, Ms. Buckley Marakovits qualifies as a financial expert under SEC rules

Current Occupation(s):
» Chief Investment Officer (since 2012), Partner, Managing Director and Member of the Investment Committee (since 2007) of Dune Real Estate Partners LP (which evolved from Dune Capital Management LP)
                                                                                            Prior Occupation(s):
» From 1997 to 2007, held a variety of positions at JER Partners (an affiliate of the J.E. Robert Companies), including Chief Financial Officer, Head of Asset Management, Head of Acquisitions and, most recently, President of the U.S. Fund Business; also served on various investment committees of JER Partners

» Spent nine years in the Real Estate Investment Banking Group of Bankers Trust managing investments in a variety of asset classes

Other:
» Full Member of the Urban Land Institute
» Chair of the Investment Committee for ULI and ULIF
» Member of the Audit Committee ULIF
» Trustee of ULI as well as member of the board and Treasurer of ULI Foundation , active in the Women’s Leadership Initiative
» Member of the Pension Real Estate Association
» Member of Columbia Business School’s MBA Real Estate Program Advisory Board
» Member of the Executive Committee of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School of Business
» Member of WX, Women Executives in Real Estate
» Member of the Board of Trustees and member of the Finance Committee, Collegiate School
Other Public Company Board(s): » None

Myron E. Ullman, III Director since: 2016 (appointed Lead Director in 2016); and served 2003-04 Age: 70
Qualifications, Attributes, Skills and Experience:
» Through his senior leadership and public company board experience with U.S. and international retailers, he brings to the Board extensive knowledge in critical areas, including leadership of global businesses, finance, executive compensation, governance, risk assessment and compliance

» Possesses brand marketing experience and international distribution and operations experience from his roles at major U.S. and international retailers, as well as constructive insights and perspectives from positions he has held in the technology and real estate industries and the public sector

» Experiences as chairman and chief executive officer of various entities during his career provide the Board with insight into the challenges inherent in managing a complex organization

Current Occupation(s):
» Served as Executive Chairman of J.C. Penney Company, Inc., a chain of retail department stores, from August 2015 to August 2016

» From April 2013 to August 2015, served as Chief Executive Officer and a member of the Board of Directors of J.C. Penney Company, Inc. Previously served as Executive Chairman of J.C. Penney Company, Inc., from November 2011 to January 2012, and as the Chairman of the Board of Directors and Chief Executive Officer from December 2004 to November 2011

Prior Occupation(s):
» Served as Directeur General, Group Managing Director of LVMH Möet Hennessy Louis Vuitton, a luxury goods manufacturer and retailer, from July 1999 to January 2002

» From January 1995 to June 1999, he served as Chairman and Chief Executive Officer of DFS Group Limited, a retailer of luxury branded merchandise

» From 1992 to 1995, Mr. Ullman served as Chairman and Chief Executive Officer of R.H. Macy & Co., Inc.
» Served as the Chairman of the National Retail Federation from 2006 to 2008

» Served as the Chairman of the Federal Reserve Bank of Dallas from 2008 to 2015

Other Public Company Board(s):
» He currently serves as Lead Independent Director on the Board of Directors of Starbucks Corporation (including service as Chair of the Compensation and Management Development Committee)

» Has served on the Board of Directors for 11 U.S. and international public companies, including J.C. Penney Company, Inc., Ralph Lauren Corporation, Taubman Centers, Inc., Saks, Inc., R.H. Macy Corporation, LVMH Möet Hennessy Louis Vuitton, and Federated Department Stores, Inc.

Graham T. Allison Director since: 1996; and served 1993-94 Age: 77
Qualifications, Attributes, Skills and Experience:
» Has significant knowledge of the Company and its culture based on his 21 years of service as a director

» Extensive board and board committee experience across industries enables him to provide significant insight as to governance and compliance-related matters

» Extensive knowledge and experience in complex international affairs and government policy, and the resulting significant contacts he has established therefrom, has benefited the Company's development plans domestically and internationally

» His career in academia and government policy also has provided a unique insight into strategic planning and risk management issues

Current Occupation(s):
» Douglas Dillon Professor of Government and the Director of the Belfer Center for Science and International Affairs at Harvard University, serving in such capacities since 1995; he is resigning as Director in June 2017. He has been a leading analyst of U.S. national security and defense policy for over three decades

Prior Occupation(s):
» Former United States Assistant Secretary of Defense in the first Clinton administration. Also served as a special advisor to the Secretary of Defense under President Reagan and numerous public committees and commissions related to national security and defense issues

» As “founding dean” of the Kennedy School of Harvard University, he built the major professional school of public policy and government from 1977 to 1989

» Served as a director of Natixis Global Asset Management, the Loomis Sayles Funds and the Hansburger Funds from 1984 to 2012. He also previously served as a director of CDC Nvest Funds and IXIS Asset Advisors, as well as Belco Oil and Gas, Chase Manhattan Bank, Getty Oil Company, and USEC

» Served as a director of Joule Unlimited (f/k/a Joule Biotechnologies) since 2009

Other Public Company Board(s): » Previously served on the Board of Directors of Getty Oil Company

Peter Karmanos, Jr. Director since: 2000 Age: 74
Qualifications, Attributes, Skills and Experience:
» Has significant knowledge of the Company and its culture based on his 17 years of service as a director

» Has significant expertise and experience in public company management, entrepreneurial leadership, brand marketing, strategic planning, international business and informational technology resulting from his development and leadership of Compuware for over 40 years, from start-up to member of the S&P 500, and MadDog Technology

» His unique perspective enables him to bridge the gap between Chairman and CEO and the independent directors of a public company

» Has in-depth entrepreneurial and strategic planning experience from his leadership of numerous civic and charitable organizations, many of which are focused on finance, technology and business matters

» Extensive board and board committee experience at other public companies, including through his long-standing service as a director of Worthington Industries and Compuware (as Executive Chairman), which enables him to provide significant insight as to governance and compliance-related matters

Current Occupation(s):
» Chairman and co-founder of MadDog Technology, a company formed in 2014 that partners with companies to create digital enterprises

» Co-owner of the Carolina Hurricanes and is the owner of the Florida Everblades

Prior Occupation(s):
» Founded Compuware Corporation (formerly listed on Nasdaq: CPWR) , a global provider of software solutions and professional services headquartered in Detroit, Michigan. Mr. Karmanos served as a director of Compuware from its inception in 1973 to March 2013, as its Chairman from November 1978 to March 2013, as its Executive Chairman from June 2011 to March 2013, as its Chief Executive Officer from July 1987 to June 2011, and as its President from October 2003 to March 2008

» Mr. Karmanos founded the Barbara Ann Karmanos Institute

Other Public Company Board(s):
» Worthington Industries, Inc. since 1997 (currently a member of its Executive Committee and Chair of its Nominating and Governance Committee); formerly served on the Board of Directors of Compuware Corporation

William S. Taubman Director since: 2000 Age: 58
Qualifications, Attributes, Skills and Experience:
» Has led the Company as a principal executive for 23 years and as a director for 17 years

» Unique perspective and understanding of the Company's business, culture and history, having led the Company through many economic cycles, internal and external growth and curtailment, global expansion and other key operational and strategic initiatives

» Day-to-day leadership of the Company gives him critical insights into the Company's operations, strategy and competition, and allows him to facilitate the Board's ability to perform its critical oversight function

» Through his work at the Company and his leadership roles in numerous real estate and shopping center industry associations in Michigan and nationally, he possesses an in-depth knowledge of the REIT industry and regional malls, outlet centers and mixed-use centers on a global basis, and has significant relationships with key developers, potential and current joint venture partners, and tenants

» Served as a financial analyst specializing in mergers and acquisitions before joining the Company

Current Occupation(s):
» Chief Operating Officer of the Company, appointed in 2005, and served as Executive Vice President of the Company from 1994 to 2005. Mr. Taubman is also the Executive Vice President of the Manager, a position he has held since 1994. His responsibilities include the overall management of the development, leasing, and center operations functions. He held various other positions with the Manager prior to 1994

Other:
» Member of the Board and the Executive Committee of the International Council of Shopping Centers and was a past Chairman of the board

» Member of the Urban Land Institute and the National Association of Real Estate Investment Trusts

» Chairman of New Detroit

» Leadership Advisory Board Member for the A. Alfred Taubman Medical Research Institute

» Board of trustees for the Museum of Arts & Design in New York.

» Brother of Robert Taubman

Other Public Company Board(s): » None

Jerome A. Chazen Director since: 1992 Age: 90
Qualifications, Attributes, Skills and Experience:
» Significant knowledge of the Company and its culture based on his 25 years of service as a director

» In-depth knowledge and expertise in retail shopping, brand marketing, senior leadership, strategic planning, and international business through his development and leadership of Fifth & Pacific Companies Inc. (f/k/a Liz Claiborne, Inc.), which enables him to provide a unique insight to the Company's tenants, centers and international expansion

» Significant expertise in entrepreneurship, finance and accounting, executive management, acquisitions and dispositions, and strategic planning through his leadership of Fifth & Pacific Companies Inc. (f/k/a Liz Claiborne, Inc.) and more recently through his private investment entity and numerous charitable organizations

» Board and board committee experience at other public companies, which enables him to provide significant insight as to governance and compliance-related matters

Current Occupation(s):
» Chairman of Chazen Capital Partners, a private investment company, since 1996

» Chairman Emeritus of Fifth & Pacific Companies Inc. (f/k/a Liz Claiborne, Inc.), a company he founded with three other partners in 1976

» Serves as a board member, executive or trustee for numerous educational and charitable organizations

Prior Occupation(s): » Founder of the Jerome A. Chazen Institute of International Business, the focal point of all international programs at Columbia University Business School
Other Public Company Board(s): » Served as a director of Atrinsic, Inc. (f/k/a New Motion, Inc.) from 2005 to 2013

Craig M. Hatkoff Director since: 2004 Age: 63
Qualifications, Attributes, Skills and Experience:
» In-depth expertise and knowledge of real estate, capital markets, finance, private investing, entrepreneurship and executive management through his work with Chemical Bank, Victor Capital Group and Capital Trust

» Provides a unique insight into the financial markets generally, valuation analysis, strategic planning, and unique financing structures and alternatives from such prior work

» Possesses entrepreneurial, brand marketing, social media, technology and innovation, and senior leadership experience through his private investments and service on the boards of numerous educational and charitable organizations

» Extensive board and board committee experience at other public companies, including his current service at SL Green Realty Corp. and his long-standing service to Capital Trust, Inc., which enables him to provide significant insight as to governance and compliance-related matters particular to real estate companies

Current Occupation(s):
» Starting in 2015, Mr. Hatkoff began serving as an Adjunct Professor at Columbia Business School, where he teaches courses on entrepreneurship and innovation

» Co-founder of the Tribeca Film Festival

» Chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment and is a private investor in other entrepreneurial ventures

Prior Occupation(s):
» Served as Vice Chairman of Capital Trust, Inc., a real estate investment management company (NYSE) and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000, and served on the board of directors from 1997 to 2010

» From 2002 to 2005, served as a trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City

» Founder and a managing partner of Victor Capital Group, L.P., from 1989 until its acquisition in 1997 by Capital Trust, Inc.

» Previously, spent 11 years at Chemical Bank, including as co-head of the real estate investment banking unit, where he was a pioneer in commercial mortgage securitization

Other Public Company Board(s): » Serves as a director of SL Green Realty Corp. since January 2011 (a member of the Nominating and Corporate Governance Committee and the Audit Committee)

Ronald W. Tysoe Director since: 2007 Age: 64
Qualifications, Attributes, Skills and Experience:
» Long-standing service as a senior executive and a director of a company in the retail industry has provided him with extensive knowledge and experience in transactional, brand marketing, strategic planning, governance and international business matters

» Such experience enables Mr. Tysoe to provide unique insight into tenant and development matters and the retail industry generally

» Possesses an in-depth knowledge of accounting and finance from his executive and director positions, which included serving as a chief financial officer

» Extensive Board and Board committee experience at other public companies across many industries, including through his current service to four other public companies, which enables him to provide significant insight as to governance and compliance-related matters and in particular accounting and finance matters

» As a result of the foregoing expertise and experience, Mr. Tysoe qualifies as a financial expert under SEC rules

Current Occupation(s):
» Professional Director of Public Company Boards as set forth below:
» Scripps Networks Interactive, Inc. (spun off from E.W. Scripps Company), a media and broadcasting enterprise, since July 2008 (Chairman of the Audit Committee, and a member of the Compensation Committee and Pricing Committee)
» Canadian Imperial Bank of Commerce, since February 2004 (Chairman of the Risk Management Committee)
» Cintas Corporation, since December 2007 (Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee)
» J. C. Penney Company, Inc., since August 2013 (Lead Director; member of the Committee of the Whole and the Corporate Governance Committee, and Chair of the Human Resources and Compensation Committee)

Prior Occupation(s):
» Senior Advisor at Perella Weinberg Partners LP, a boutique investment banking firm in New York from October 2006 through September 2007

» Vice Chairman, Finance and Real Estate, of Federated Department Stores, Inc. (now Macy's, Inc.), from April 1990 to 2006, including as Chief Financial Officer of Federated from 1990 to 1997. Served on the Federated board of directors from 1988 until 2005
Other Public Company Board(s): » In addition to current boards noted herein, also served as a director of Pzena Investment Management, Inc. from December 2008 to August 2013

Director Independence
The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including the director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. The Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director's independence. The Company's Corporate Governance Guidelines set forth the NYSE objective requirements and the Company's additional categorical standards for Board independence, as well as additional independence standards for members of the Audit Committee and the Compensation Committee established by the SEC and the NYSE. The Corporate Governance Guidelines are available on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab.
The Board has determined, after considering all of the relevant facts and circumstances, including written information provided by each director, that all of the non-employee directors, Messrs. Allison, Chazen, Hatkoff, Karmanos, Buckley Marakovits, Tysoe and Ullman, are independent from management in accordance with the NYSE listing standards and the Company's Corporate Governance Guidelines.
The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. In addition, after considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee and the Compensation Committee qualifies as independent in accordance with the additional independence rules established by the SEC and the NYSE.

BOARD MATTERS

The Board of Directors
General
The Board has general oversight responsibility for the Company's affairs and the directors, in exercising their fiduciary duties, represent and act on behalf of the shareholders. Although the Board does not have responsibility for the Company's day-to-day management, it stays regularly informed about the Company's business and provides guidance to management through periodic meetings and other informal communications. The Board provides critical oversight in, among other things, the Company's strategic and financial planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board committees as described below. The Board also performs an annual performance review of the Board and individual directors.
Board Leadership
Our Board is led by Robert Taubman, the Company's Chairman, President and Chief Executive Officer. Our Board believes the combined Chairman and CEO structure permits a unified strategic vision and provides clear leadership for the Company. Such a structure allows the Company to maintain a cohesive, long-term perspective in creating value, which is critical in our industry. At the same time, our governance structure, including an independent Lead Director with significant and clearly delineated responsibilities, ensures strong, independent oversight of management. The Board believes that this structure promotes effective governance and, under the present circumstances, the Company's leadership structure is in the best interests of the Company and its shareholders.

Lead Director

Following extensive shareholder engagement in recent years, the Board determined to create the role of Lead Director in December 2016 and appointed Myron Ullman, III to such position for a term of at least one year. The Board believes this revised leadership structure ensures appropriate alignment between the Board and management and provides strong leadership for the Company.

The Board has long believed that independent leadership is important. With the introduction of an independent Lead Director, the Board has decided to formalize, in one position, various functions that had previously been performed by independent members of the Board. Under our Corporate Governance Guidelines, an independent director must serve as a Lead Director while the position of Chair of the Board is held by a management director. The Lead Director must have a term of at least one year and is elected by and from the independent directors.

Under our Corporate Governance Guidelines, the Lead Director is empowered to:

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support a strong Board culture and encourage director participation by fostering an environment of open dialogue and constructive feedback among the directors and facilitating communication across Board committees and among the Chairman, the Board as a whole and Board committees;

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serve as a liaison between the Chairman and the independent directors, with the understanding (and expectation) that all directors will engage with the Chairman and vice versa as they deem appropriate;

•	act as a sounding board and advisor to the President and Chief Executive Officer along with other directors;

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preside at executive sessions of the independent directors, invite directors to raise items for discussion at such sessions and coordinate feedback and follow-up with the Chairman, the chairpersons of relevant Board committees and other directors as appropriate, including with respect to the executive sessions for formally evaluating the performance of the President and Chief Executive Officer and senior management each year;

•	call meetings of the independent directors, establish the agenda of such meetings with the input of other directors and preside over such meetings;

•	be available to meet with major shareholders of the Company as appropriate;

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advise the Chairman as to the Board's information needs and work with the Chairman as needed to coordinate and provide feedback and input regarding Board meeting agendas, schedules and materials in order to support Board deliberations and enable sufficient time for discussion of all agenda items;

•	facilitate as appropriate the responsibilities of the Board, the committees of the Board and senior management; and

•	perform such other responsibilities as may be designated by the Board from time to time.

In addition, the Board believes that its seven independent directors are deeply engaged and provide robust independent leadership and direction given their executive and Board experience noted above. See “Proposal 1-Election of Directors-Director Background and Qualifications.” The independent directors are the sole members of the Audit, Nominating and Corporate Governance, and Compensation Committees, which collectively oversee critical matters of the Company such as the integrity of the Company's financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of the Company's corporate governance policies and structures. The independent directors also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Beginning in December 2016, the Lead Director presides over the Board sessions. Management supports this oversight role through its tone-at-the-top and open communication.
Board Oversight of Risk Management
The Board oversees the Company's risk management primarily through the following:

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the Board's review and approval of management's annual business plan, including the projected opportunities and challenges facing the business, and review of management's long-term liquidity and strategic plans;

•	the Board's review, on at least a quarterly basis, of business developments, strategic plans and implementation, liquidity and financial results;

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the Board's oversight of the implementation of an enterprise risk management framework, including its review of specific material risks and risk mitigants and participation in presentations by key employees that manage key operations, internal leadership teams and strategic initiatives;

•	the Board's oversight of succession planning;

•	the Board's oversight of capital spending and financings, as well as mergers, acquisitions and divestitures;

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the Audit Committee's oversight of the Company's significant financial risk exposures (including credit, liquidity and legal, regulatory and other contingencies), accounting and financial reporting, disclosure control and internal control processes (including internal control over financial reporting, and the Audit Committee's discussions with management, the independent accountants and internal auditors regarding the quality and adequacy thereof), the internal audit function, the legal, regulatory and ethical compliance functions (including key compliance policies, such as the Code of Business Conduct and Ethics, Conflict of Interest and Related Person Transactions policies), and oversight of the whistleblower and confidential hotline reporting process and review of such matters relating to accounting and auditing concerns;

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the Nominating and Corporate Governance Committee's oversight of Board structure, the Company's governance policies, shareholder engagement and the self-evaluation assessments conducted by the Board and its committees;

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the Compensation Committee's review and approvals regarding executive officer compensation and its alignment with the Company's business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants; and

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Board and committee executive sessions consisting of the independent directors, solely among themselves, as well as with management, the internal and outside auditor, compensation consultant and other third parties.

Meetings
The Board and its committees meet throughout the year at regularly scheduled meetings, and also hold special meetings and act by written consent as appropriate. In 2016, the Board held seven meetings. During 2016, each of our current directors attended at least 75%, in aggregate, of the meetings of the Board and all committees of the Board on which he or she served.
Directors are expected to attend all meetings, including the annual meeting of shareholders, and the Company historically has scheduled a Board meeting on the date of the annual meeting of shareholders. All directors serving in 2016 attended the 2016 annual meeting in person.
Non-management directors hold regularly scheduled executive sessions at which they meet without the presence of management. These executive sessions occur at regularly scheduled meetings of the Board, as well as at special meetings of the Board from time to time at the request of non-management directors. In 2016, for each meeting, the position of presiding director was rotated in alphabetical order among the non-management directors. Beginning in December 2016, the Lead Director presided over these executive sessions.
For more information regarding the Board and other corporate governance policies and procedures, see “-Corporate Governance.” For information on how you can communicate with the Company's non-management directors, including the Lead Director, see “-Shareholder Communication with the Board.”

Committees of the Board
The Board has delegated various responsibilities and authority to Board committees and each committee regularly reports on its activities to the Board. Each committee, except the Executive Committee, has regularly scheduled meetings and nearly always has executive sessions each meeting at which committee members meet without the presence of management (as well as with certain members of management). Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available on the Company's website, www.taubman.com, under the Investors - Corporate Governance - Committee Composition and Charters tab. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings in 2016 of such committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Graham T. Allison	—	—	X	X
Jerome A. Chazen	X	X	—	—
Craig M. Hatkoff	—	Chair	X	—
Peter Karmanos, Jr.	—	X	—	—
Cia Buckley Marakovits (1)	X	—	—	—
Robert S. Taubman	—	—	—	Chair
William S. Taubman	—	—	—	—
Ronald W. Tysoe	Chair	X	—	X
Myron E. Ullman, III	X	—	Chair	—
Meetings	9	5	2	—
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(1) Cia Buckley Marakovits was appointed to the Board in December 2016 to fill the vacancy following William Parfet's resignation from the Board in September 2016. In 2016 until his resignation, Mr. Parfet was the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Ms. Buckley Marakovits was appointed to the Audit Committee in March 2017.
Audit Committee
The Audit Committee is responsible for providing independent, objective oversight and review of the Company's auditing, accounting and financial reporting processes, including by: reviewing the audit results and monitoring the effectiveness of the Company's internal control over financial reporting, disclosure controls and internal audit function; reviewing our reports filed with or furnished to the SEC that include financial statements or results; and providing oversight of legal, ethical and regulatory compliance functions (including key compliance policies, such as the Code of Business Conduct and Ethics, Conflict of Interest and Related Person Transactions policies). In addition, the Audit Committee engages the independent registered public accounting firm and approves its work plan and fees. The Audit Committee may form and delegate authority to subcommittees as appropriate. See “Audit Committee Matters,” “Report of the Audit Committee” and the Audit Committee's charter for additional information on the responsibilities and activities of the Audit Committee.
The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate. The Board has further determined that three Audit Committee members, Ms. Buckley Marakovits, Mr. Tysoe and Mr. Ullman, qualify as “audit committee financial experts” within the meaning of SEC regulations and that each of them has the accounting and related financial management expertise required by the NYSE listing standards. The designation of an “audit committee financial expert” does not impose upon such person any duties, obligations or liabilities that are greater than those generally imposed on such person as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
In accordance with NYSE rules, an Audit Committee member may not simultaneously serve on more than two other audit committees of public companies unless the Board determines that such simultaneous service would not impair the ability of such person to effectively serve on the Audit Committee and discloses such determination. No Audit Committee member currently serves on more than two other audit committees of public companies.
Compensation Committee
The Compensation Committee is responsible for: overseeing compensation and benefit plans and policies generally; reviewing and approving equity grants and otherwise administering share-based plans; reviewing and making recommendations to the Board regarding director compensation; monitoring compliance with stock ownership guidelines; reviewing the clawback policy; reviewing and approving annually all compensation decisions relating to the Company's senior management; and reviewing certain compensation disclosures and proposals in our proxy statement and other reports filed with or furnished to the SEC. The Compensation Committee also reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company's compensation programs. The Compensation Committee may form and delegate authority to subcommittees as appropriate. See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee's charter for additional information on the responsibilities and activities of the Compensation Committee.
Role of Management.    Similar to prior years, in 2016, certain executives of the Manager, including Mr. Robert Taubman, provided the Committee with recommendations regarding the design and implementation of the compensation programs for senior management. See “Compensation Discussion and Analysis—Compensation Review Process” for further information.
Role of Compensation Consultant. The Compensation Committee determined to re-engage Willis Towers Watson as its compensation consultant for 2016 with respect to the Company's senior management and non-employee director compensation programs and approved the terms of such engagement. Representatives of Willis Towers Watson often are invited to attend Compensation Committee meetings.
The Compensation Committee works with management to determine the consultant's responsibilities and direct its work product, although the Compensation Committee is responsible for the formal approval of the annual work plan. Willis Towers Watson's responsibilities in 2016 with respect to executive compensation are set forth in “Compensation Discussion and Analysis—Compensation Review Process."
The Compensation Committee reviews the Company's non-employee director compensation program every other year and makes recommendations to the Board as appropriate. In 2016, the Compensation Committee engaged Willis Towers Watson to assess the Company's competitive position regarding its non-employee director compensation program. See “-Director Compensation” below for further information.
Independence of Compensation Consultant and Potential Conflicts of Interest.  The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including fees. In connection with any such engagement, the Compensation Committee reviews the independence of such advisor, based on the factors specified by the NYSE as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor.
During 2016, the Company retained Willis Towers Watson to provide de minimis services other than the executive and non-employee director compensation services provided to the Compensation Committee. Although the Company has retained Willis Towers Watson for limited services in prior years which services neither the Compensation Committee nor the Board approve, the Compensation Committee believes that the advice it receives from the individual compensation consultants is objective and not influenced by Willis Towers Watson's or any of its affiliates' other relationships with the Company because of the policies and procedures Willis Towers Watson and the Compensation Committee have in place. These policies and procedures include:

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the Compensation Committee's individual consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Willis Towers Watson or any of its affiliates, if any;

•	the Compensation Committee's individual consultants are not responsible for selling other Willis Towers Watson or affiliate services to the Company;

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Willis Towers Watson's professional standards prohibit the Compensation Committee's individual consultants from considering any other relationships that Willis Towers Watson or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	the Compensation Committee has the sole authority to retain and terminate its compensation consultants;

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the Compensation Committee's individual consultants have direct access to the Compensation Committee without management intervention and may participate in executive sessions with the Compensation Committee; and

•	the Compensation Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.
Except as set forth above, the Compensation Committee noted that there were no potential conflicts of interest raised by the work of the individual consultants.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for: identifying individuals qualified to become directors and providing recommendations as to director nominees to the Board; reviewing the composition, organization, function and performance of the Board and its committees; and exercising general oversight over corporate governance policy matters of the Company, including developing, recommending and monitoring the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees as appropriate. See the Nominating and Corporate Governance Committee's charter for additional information on its responsibilities and activities.
See "Proposal 1 - Election of Directors" for a description of the experience, mix of skills and other criteria that the Nominating and Corporate Governance Committee considers in the director nomination process. If a vacancy on the Board occurs, the Nominating and Corporate Governance Committee will seek individuals who satisfy similar criteria for appointment to the Board.
Board Vacancies - General and 2016 Process. Following the resignation of Mr. Parfet in September 2016, the Nominating and Corporate Governance Committee conducted a process to identify and evaluate potential director appointees to fill such vacancy in accordance with the criteria set forth in the Corporate Governance Guidelines, including an emphasis to consider highly qualified diverse candidates. The Nominating and Corporate Governance Committee may rely on multiple sources for identifying and evaluating non-incumbent nominees. Following a process that included consideration of multiple potential nominees, an evaluation of the Board's composition and desired skill set linked to the current and future needs of the Company and its shareholders, and incorporation of shareholder perspectives, the Nominating and Corporate Governance Committee (and the Board) determined that Ms. Buckley Marakovits (who was identified by a national search firm seeking diverse candidates for membership on the Real Estate Roundtable, which was reviewed by management) was the best candidate for a new appointment to the Board to replace Mr. Parfet. The Nominating and Corporate Governance Committee and the Board considered that Ms. Buckley Marakovits' experience as a chief investment officer for institutional capital and her related fiduciary responsibilities, among other attributes, including her deep real estate experience and leadership experience, would enhance the Board's current mix of skills and experience and the quality of the Board discussions and Board oversight.
Mr. Ullman was appointed in April 2016 to fill the vacant Board seat following Lisa Payne's resignation. He was identified by both management and non-management directors of the Board due to his prior service on the Company's Board (from which he resigned when he was appointed as Chairman and CEO of J.C. Penney), his concurrent service on the board of directors of J.C. Penney with Mr. Tysoe, his significant experience on the board of directors of many retail companies, and his long-standing executive role with J.C. Penney, an anchor in certain centers of the Company.
Advanced Notice Procedures for Director Nominations. Under the By-Laws, shareholders must follow an advance notice procedure to nominate candidates for election as directors or to bring other business before an annual meeting. The advanced notice procedures set forth in the By-Laws do not affect the right of shareholders to request the inclusion of proposals in the Company's proxy statement and form of proxy pursuant to SEC rules. See “Additional Information-Presentation of Shareholder Proposals and Nominations at 2018 Annual Meeting” for information regarding providing timely notice of shareholder proposals and nominations. For nominations and shareholder proposals, the notice provided by shareholders to the Company must include, among other things:

•	for director nominations:

•	the name and address of the person or persons being nominated;

•	the consent of each nominee to serve as a director if elected and to be named in the proxy statement;

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand;

•	a description of certain voting or compensatory arrangements;

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information regarding the nominee to enable the Company to determine whether the proposed nominee qualifies as an independent director and otherwise is in compliance with the Company's policies and guidelines applicable to directors; and

•	such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy rules in the event of an election contest.

•	for other business, a brief description of such business, the reasons for conducting such business and any material interest in such business; and

•	for a shareholder and beneficial owner(s), if any, on whose behalf the nomination or proposal is being made:

•	the name and address of the shareholder (and beneficial owner, if any);

•	the class and number of shares of the Company's stock that the shareholder (and beneficial owner, if any) owns;

•	information regarding such persons' interest (and the interest of related persons) in the matters being proposed;

•	arrangements between the persons proposing such action;

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the interests of such persons and related persons in the Company's stock, including disclosure of agreements that involve hedging, short positions and similar arrangements and agreements that involve acquiring, voting, holding or disposing of the Company's stock; and

•	whether such persons intend to solicit proxies in support of the nominee or proposed business.
In addition, such information provided to the Company must be updated and supplemented so that all applicable information is true and correct as of the record date and within 15 days prior to the applicable meeting or any adjournment or postponement thereof. See the By-Laws for complete information required to be included in such notice to the Company.

Executive Committee
The Executive Committee has the authority to exercise many of the functions of the full Board between meetings of the Board, although historically it has only been used for administrative purposes between regularly scheduled Board meetings.

Corporate Governance
The Board and management are committed to responsible corporate governance to ensure that the Company is managed for the benefit of its shareholders. To that end, the Board and management periodically review and update, as appropriate, the Company's corporate governance policies and practices. The Company also updates policies and practices as mandated by the Sarbanes-Oxley Act of 2002, Dodd-Frank and other SEC or NYSE rules and regulations.
A copy of the Company's committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Executive Compensation Clawback Policy will be sent to any shareholder, without charge, upon written request to the Company's executive offices: Taubman Centers Investor Services, 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304-2324. These documents are also available on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab.
Committee Charters
See "Committees of the Board" for a description of the Board's delegation of authority and responsibilities to the four standing committees.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which address, among other things, director responsibilities, qualifications (including independence), Lead Director responsibilities, compensation and access to management and advisors. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
Majority Voting Policy. Included in the Corporate Governance Guidelines is a policy approved by the Board in December 2015 to be followed if any nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election. In such event, the applicable director must promptly tender his or her resignation, conditioned on Board acceptance, following certification of the shareholder vote; provided, however, that this does not apply when the number of individuals nominated for election exceeds the number of directors to be elected, including as a result of a proxy contest. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification of the shareholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose in reasonable detail its decision and rationale regarding the acceptance or rejection of the resignation, as applicable, in a widely disseminated press release, in a filing with the SEC or by other widely disseminated public announcement. If a director’s resignation is accepted by the Board, the Board may either fill the resulting vacancy or decrease the size of the Board pursuant to the By-laws.
The majority voting policy will not apply to elections at the 2017 Annual Meeting as a result of the proxy contest.
Overboarding Restrictions. Prior to accepting an appointment or election to serve as a director of another public company board, the Corporate Governance Guidelines require such director to notify the Chairman and the Chair of the Nominating and Corporate Governance Committee. The Corporate Governance Guidelines also provide that, subject to an exception approved by the Board, a director cannot serve on the board of directors of more than five public companies, including the Company, and a director who is an executive officer of a public company cannot serve on the board of directors of more than three public companies, including the Company. In 2016, the Board did not approve any exceptions to this policy and there are no such exceptions in effect.
Annual Performance Evaluations. The Corporate Governance Guidelines require that the Board and its committees conduct self-evaluations at least annually to determine whether the Board and its committees are functioning effectively. These reviews focus on the Board and its committees as a whole, as well as individual directors when circumstances warrant such discussion. The Board also reviews the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its committees. The Nominating and Corporate Governance Committee oversees the annual performance evaluation process.
Code of Conduct
The Board also has adopted a Code of Business Conduct and Ethics (the Code), which sets out basic principles to guide the actions and decisions of all of the Company's employees, officers and directors. The Code covers numerous topics including honesty, integrity, raising concerns, conflicts of interest, compliance with laws and internal policies, corporate opportunities and confidentiality. Waivers of the Code are discouraged, but any waiver or material amendment that relates to the Company's executive officers or directors may only be made by the Board or a Board committee and will be publicly disclosed on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab within four business days of such waiver or amendment. See “Related Person Transactions” for additional information on the Board's policies and procedures regarding related person transactions.
Insider Trading Policy
The Insider Trading Policy is designed to insulate the Company and its directors, officers, employees and specified other persons from sanctions for insider trading, as well as to prevent any appearance of improper conduct by any such persons.
Anti-Hedging. The Insider Trading Policy prohibits directors, executive officers and other employees from engaging in hedging or monetization transactions (such as zero-cost collars and forward sale contracts), short sales, trading in puts, calls, options or other derivative securities for speculative purposes or to separate the financial interest in such securities from the related voting rights with respect to the Company’s stock.
Pledging. The Insider Trading Policy also prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by the General Counsel. At a minimum, such person must have the financial capacity to repay the applicable loan without resort to the margin or pledged securities.
Based upon this criterion, such an exception has been granted with respect to the shares of Company common stock and partnership units that are disclosed in this proxy statement as having been pledged as security by affiliated entities of Robert Taubman, the Company's Chairman of the Board, President and Chief Executive Officer, and William S. Taubman, a director and the Company's Chief Operating Officer.
In the 2016 proxy statement, such persons reported an aggregate of 9,314,009 shares of common stock and partnership units (stapled with Series B Preferred Stock) pledged. Following the 2016 annual meeting, the Board requested that Robert Taubman and William Taubman take appropriate steps to significantly reduce such pledges over a reasonable time period. Since the 2016 annual meeting, Robert Taubman and William Taubman caused the termination of the pledge of partnership units and shares of Series B Preferred Stock in connection with a credit facility for which no loan had been outstanding since its inception.
In this 2017 proxy statement, Messrs. Robert Taubman and William Taubman reported an aggregate of 2,518,834 shares of common stock and partnership units pledged, a net reduction of 6,795,175 securities. See "Security Ownership of Certain Beneficial Owners and Management - Ownership Table." The Board has determined that this reduction satisfies its earlier request and believes that the current pledged securities are reasonable due to the following factors:

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Since the Company’s IPO in 1992, the members of the Taubman family have been the largest owner of TRG, the Company’s operating partnership.  The members of the Taubman family has long maintained an economic ownership interest of approximately 30 percent and equivalent voting power and has rarely sold any of the Company’s stock, except very occasionally in de minimis amounts and generally in connection with compensation related grants, ensuring the alignment of its interests with those of all other Taubman shareholders.

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The pledged shares are not used to shift or hedge any economic risk in owning interests in the Company or the operating partnership. These shares collateralize loans used to fund outside personal business ventures. If affiliated entities of Robert Taubman and William Taubman had been unable to pledge these securities, they may have been forced to sell a portion of them in order to obtain the necessary funds.

•	The pledged securities represent 2.9% of the Company's outstanding voting shares as of April 3, 2017, and therefore, do not present any appreciable risk for investors or the Company.

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The pledges represent only 10% of the Company's voting stock beneficially owned by affiliated entities of Robert Taubman and William Taubman. Excluding the pledged shares, each person still substantially exceeds our stock ownership guidelines.

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In accordance with the Insider Trading Policy, such persons have the financial capacity to repay their outstanding loans without resorting to the pledged securities. In the unlikely event such a sale were necessary, based on the 30-day average trading volume for shares of the Company common stock as of April 3, 2017, it would take 5 days for the pledged securities to be sold in the open market. Furthermore, their unpledged ownership is very substantial and would likely be able to prevent any margin call.

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We have an active shareowner engagement program in which we meet regularly with our largest shareowners and, if raised, discussed any pledging concerns. Specifically, such active shareholder engagement by management and, as appropriate, the Lead Director/Chair of the Nominating and Corporate Governance Committee included outreach to shareholders whose ownership at December 31, 2016 represented 63% of the total common shares outstanding (excluding the Taubman family).

Executive Compensation Policy
In the event that the Board determines that any fraud, negligence or intentional misconduct by a current or former executive of the Company was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or the Compensation Committee will take, in its discretion, such action as it deems necessary to recover compensation paid, remedy the misconduct and prevent its recurrence to the fullest extent permitted by governing law.
Succession Planning
The succession planning process for executive officers is designed to assist the Board in overseeing and understanding our readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. On at least an annual basis, the Board meets with the Chief Executive Officer and in executive session without management to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. Key executives have ongoing exposure to the Board to assist in the Board's oversight. Further, the Chief Executive Officer, other executive officers and Human Resources periodically provide the Board with an assessment of key executives for potential succession and discuss potential sources of external candidates.
Shareholder Engagement
It is a priority of the Company and the Board to maintain an active dialogue with our shareholders. The Company and/or Board conducts regular engagement with the Company's shareholders to discuss business, performance, strategy, governance practices, compensation programs and other key matters.
Each year, the Company interacts with its shareholders through various engagement activities, including at various industry conferences, Company investor days, and one-on-one meetings and calls. The active shareholder engagement by management and, as appropriate, the Lead Director/Chair of the Nominating and Corporate Governance Committee included outreach to shareholders whose ownership at December 31, 2016 represented 63% of the total common shares outstanding (excluding the Taubman family). Our CEO, Robert Taubman, remains committed to investing time with our shareholders to increase transparency and better understand their perspectives, including by participating in our quarterly earnings calls, investor conferences and and other forums for communication. Mr. Ullman, in his role as Chair of the Nominating and Corporate Governance Committee and now Lead Director, has served as a direct liaison between shareholders and the Board. Our “Investor Events & Presentations” and “Investor Resources” websites provide in-depth information to our shareholders and other stakeholders with current information about our significant corporate governance and business initiatives.
The Company believes these interactions provide it with useful feedback and allows it to better understand its shareholders’ perspectives, and we continually assess our practices and make changes to reflect our conversations with shareholders. Members of the Board may participate in such engagement upon shareholder request.

Director Compensation
Non-employee director compensation consists of a mix of cash and equity, with such directors retaining the option to defer such compensation under the Non-Employee Directors' Deferred Compensation Plan. The combination of cash and equity compensation is intended to provide incentives for non-employee directors to continue to serve on the Board, to further align the interests of the Board and shareholders and to attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company or any of its subsidiaries do not receive any compensation for serving on the Board and therefore are excluded from the director compensation table below. The Company reimburses all directors for expenses incurred in attending meetings or performing their duties as directors.
The Compensation Committee reviews the non-employee director compensation program every other year and makes recommendations to the Board as appropriate. The Board approved revisions to the non-employee director compensation program effective January 1, 2015 and continued such program in 2016.
In 2016, the Compensation Committee engaged Willis Towers Watson to review the non-employee director compensation program for potential changes to be implemented in 2017. The market data reviewed (based on 2015 compensation data) included the peer group data of 14 REITs also utilized for the Company's executive compensation market study and a general industry group of 215 non-financial public companies with 2015 year-end market capitalizations similar to the Company. Consistent with historical practice, the Compensation Committee determined to target non-employee director compensation between the 75th percentile of the REIT peer group and the median of the general industry peer group. The market data showed that the program was below its target total compensation. However, the Compensation Committee determined that it was not desirable to increase compensation at this time. However, the Compensation Committee determined to provide a $25,000 annual cash retainer, effective January 1, 2017, to the newly created position of Lead Director given the increased responsibilities and time required of such role.
2016 Compensation Program
The following table sets forth the compensation program for non-employee directors in 2016:

2016 ($)
Annual cash retainer:
Board	70,000
Additional annual cash retainer for Committees:
Audit Committee chair	20,000
Audit Committee member	12,000
Compensation Committee chair	15,000
Compensation Committee member	6,000
Nominating and Corporate Governance Committee chair	12,500
Nominating and Corporate Governance Committee member	4,500
Annual equity retainer (fair market value)	125,000
Annual Cash Retainer.    The annual cash retainer was paid in installments each quarter (in advance).
Annual Equity Retainer.    In 2016, each non-employee director received shares of common stock each quarter (in advance) having a fair market value of $31,250. The number of shares received is determined by dividing such amount by the closing price of the common stock as of the last business day of the preceding quarter. The awards are made pursuant to the 2008 Omnibus Long-Term Incentive Plan, as amended (the 2008 Omnibus Plan). The Company does not coordinate the timing of share grants with the release of material non-public information, as the grant date is always the first business day of each quarter.

Non-Employee Directors' Deferred Compensation Plan.    Non-employee directors may defer the receipt of all or a portion of their cash retainer and equity retainer until the earlier of the termination of Board service or a change of control. The deferred compensation is denominated in restricted share units, and the number of restricted share units received equals the deferred retainer fee divided by the fair market value of the Company's common stock on the business day immediately before the date the director would have been otherwise entitled to receive the retainer fee. During the deferral period, the non-employee directors' deferral accounts are credited with dividend equivalents on their deferred restricted share units (corresponding to cash dividends paid on the Company's common stock), payable in additional restricted share units based on the fair market value of the Company's common stock on the business day immediately before the record date of the applicable dividend payment. Each non-employee director's deferral account is 100% vested. The restricted share units are converted into the Company's common stock at the end of the deferral period for distribution.
Perquisites.    The Company does not provide any perquisites to directors.
2016 Compensation Table
The table below sets forth the compensation of each non-employee director in 2016.

Name	Fees Earned or Paid in Cash ($) (1)(3)	Stock Awards ($) (2)(3)		Total ($)
Graham T. Allison	74,500	125,000		199,500
Jerome A. Chazen	98,000	125,000		223,000
Craig M. Hatkoff	95,660	124,840	(4)	220,500
Peter Karmanos, Jr.	76,000	125,000		201,000
Cia Buckley Marakovits (5)	—	—		—
William U. Parfet (5)	74,338	93,662	(4)	168,000
Ronald W. Tysoe	88,000	125,000		213,000
Myron E. Ullman, III	68,000	93,750		161,750
Total	574,498	812,252		1,386,750
________________

(1)	Represents amounts earned in cash in 2016 with respect to the annual cash retainers and fractional shares awarded under the 2008 Omnibus Plan that were paid in cash.
(2)
Reflects shares of common stock granted under the 2008 Omnibus Plan in 2016. The amounts reported reflect the grant-date fair value of each award, which equals the corresponding cash value of the award.

(3)
In 2016, the following directors elected to defer the receipt of all or a portion of their cash retainers and/or equity retainers under the Non-Employee Directors' Deferred Compensation Plan. The restricted share units were fully vested on the grant date.

Name	2016 Cash Deferrals ($)	2016 Stock Deferrals ($)	Restricted Share Units Credited (excl. dividend equivalents) (#)
Graham T. Allison	74,500	125,000	2,693
Jerome A. Chazen	98,000	125,000	3,010
Peter Karmanos, Jr.	76,000	125,000	2,713
William U. Parfet (A)	37,125	—	502
Ronald W. Tysoe (B)	—	125,000	1,687
Myron E. Ullman, III	68,000	93,750	2,208
(A) Mr. Parfet elected to defer 50% and 0% of his cash and stock compensation, respectively, in 2016.
(B) Mr. Tysoe elected to defer 0% of his cash compensation in 2016.
(4) The value of fractional shares related to the equity retainer was paid in cash.
(5) Mr. Parfet resigned in September 2016. Ms. Buckley Marakovits was appointed in December 2016.

Director Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for the directors of the Company to further align the interests of shareholders and directors. The current guidelines are available on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab.
The Compensation Committee last revised the stock ownership guidelines for non-employee directors effective March 2, 2016. Under the current guidelines, non-employee directors are required to maintain shares having a value of $350,000 (five times the annual cash retainer and excluding the additional cash retainer for committee chairs and members). Until the requirement is satisfied, a non-employee director must retain at least 50% of the net shares that vest. However, once the requirement is satisfied initially, a non-employee director will not be subject to such retention requirement if the total value of the shares falls below the requirement solely due to a decline in the price of the Company's common stock. As of February 1, 2017, all non-employee directors in service--including Mr. Ullman and Ms. Buckley Marakovtits, both of whom were appointed initially in 2016--were in compliance with the accumulation, or ownership, requirements under such guidelines.

Shareholder Communication with the Board
Any shareholder or interested party who desires to communicate with the Board or any specific director, including non-management directors in their capacity as members of the Board or a committee, may write to: Taubman Centers, Inc., Attn: Board of Directors, 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304-2324.
Depending on the subject matter of the communication, management will:

•
forward the communication to the director or directors to whom it is addressed; in particular, matters addressed to the Chairman of the Audit Committee will be forwarded unopened directly to such Chairman;

•
attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board or an individual member, e.g. the communication is a request for information about the Company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
To submit concerns regarding accounting and auditing matters, employees, shareholders and other interested persons may also call the Company's toll free, confidential hotline number, contact the Audit Committee Chairman or the Company's outside counsel, or utilize the confidential website, each as set forth in the Code of Business Conduct and Ethics available on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab. All reports are confidential and anonymous, unless users choose to identify themselves.
Communications made through the confidential hotline and website, or to the Audit Committee Chairman or the Company's outside counsel, are reviewed by the Audit Committee at each regularly scheduled meeting; other communications will be made available to directors at any time upon their request.

EXECUTIVE OFFICERS
The executive officers of the Company serve at the pleasure of the Board. As of April 3, 2017, the executive officers of the Company are as follows:

Name	Age	Title
Robert S. Taubman	63	Chairman of the Board, President and Chief Executive Officer
William S. Taubman	58	Chief Operating Officer and Director
Simon J. Leopold	49	Executive Vice President, Chief Financial Officer and Treasurer
Peter J. Sharp	50	President, Taubman Asia Management Limited
David A. Wolff	47	Vice President, Chief Accounting Officer
Paul A. Wright	46	Executive Vice President, Global Head of Leasing
See “Proposal 1-Election of Directors-Director Background and Qualifications” for biographical and other information regarding Robert Taubman and William Taubman.
Mr. Tremblay voluntarily resigned as President, Taubman Asia Management Limited and became Chairman, Taubman Asia Management Limited effective January 1, 2017 and interim Head of U.S. Development in April 2017. Although Mr. Tremblay is a named executive officer for disclosure purposes in the CD&A and the executive compensation tables included herein, the Board determined he is no longer an executive officer of the Company under federal securities laws effective January 1, 2017.
Simon J. Leopold is Executive Vice President, Chief Financial Officer and Treasurer of the Company and Manager. Mr. Leopold has been Executive Vice President and Chief Financial Officer since January 2016 and Treasurer since September 2012. Mr. Leopold joined the Company in September 2012 as Senior Vice President, Capital Markets and Treasurer, and he became Executive Vice President, Capital Markets and Treasurer in March 2015. Previously, Mr. Leopold spent approximately 13 years as an investment banker, where he served as the managing director in the real estate banking groups at Deutsche Bank (1999 to 2011), KBW (2011 to 2012) and UBS in 2012. Earlier in his career, Mr. Leopold worked in New York City government in a variety of urban planning and economic development positions in the Office of the Mayor, Department of City Planning and the city’s Economic Development Corporation. He is a member of the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.
Peter J. Sharp is the President, Taubman Asia Management Limited, a position he has held since January 2017. Mr. Sharp joined Taubman in January 2017 from his position as president of Walmart Asia Realty where he oversaw the company’s owned Asia real estate portfolio and mall developments, Sam’s Club as well as aspects of business planning, real estate and realty partnerships since 2011. In addition to leading real estate for the region since joining in 1997, he also led mergers and acquisitions integration for South Korea in 1999 and Japan from 2002 to 2008. A 20-year veteran of Walmart International, Mr. Sharp led the retailer’s expansion in China and entry into India, Japan and South Korea.
David A. Wolff is Vice President, Chief Accounting Officer of the Company and the Manager, a position he has held since March 2015. Mr. Wolff was Vice President, Financial Reporting of the Manager from March 2012 to March 2015. He previously served as Director, Accounting Standards & Compliance of the Manager and in various financial reporting, compliance and technical accounting capacities since joining the Manager in 1997. Prior to joining the Manager, Mr. Wolff was an audit manager at Deloitte & Touche, where he worked for seven years.
Paul A. Wright is Executive Vice President, Global Head of Leasing of the Company and the Manager, a position he has held since April 2017. Mr. Wright was Group Vice President of Leasing for Taubman Asia Management Limited from mid-2006 to March 2017. Prior to the Company, Mr. Wright held senior-level positions with Citta Management Limited and Lendlease.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s compensation programs are designed to reward our executives for delivering superior performance and building shareholder value. The structure of our programs enable us to provide a competitive total rewards package while aligning senior executive interests to that of our shareholders. The following chart highlights the key considerations behind the development, review and approval of our named executive officers’ (NEOs) compensation:

Objectives
Our NEO compensation program is designed to:
• Align executives' long-term interests with those of our shareholders
• Reward superior individual and Company performance
• Attract, retain and motivate key executives who are critical to the Company's operations

Philosophy
Our NEO compensation philosophy is built on the following principles:
• Provide total compensation that is fair and competitively positioned in the marketplace
• Reward results linked to short-term and long-term performance (pay for performance)
• Drive a focus on increasing shareholder value
• Ensure incentives do not encourage inappropriate risk-taking

Executive Summary
The following highlights our continued approach to align our compensation policies and practices with company performance while maintaining appropriate compensation governance.

What We Do:
•	Pay for Performance
•	Balance Long-Term and Short-Term Incentives
•	Benchmark Compensation Against an Appropriate Peer Group
•	Maintain a Clawback Policy
•	Monitor Potential Risks in our Incentive Plans
•	Maintain Robust Stock Ownership Requirements
•	Engage an Independent Compensation Consultant
What We Don't Do:
•	No Tax Gross Up
•	No “Single Trigger” Severance Agreements
•	No Guaranteed Bonuses

Shareholder "Say-on-Pay" Votes
In evaluating the design of our executive compensation programs and the specific compensation decisions for each of our NEOs, the Compensation Committee considers shareholder input, including the advisory "say-on-pay" vote at our annual meeting. At the 2016 annual meeting, the Company received significant shareholder support for compensation programs for NEOs with 92% of the outstanding votes cast approving the proposal. Based on this vote, the Compensation Committee determined that no changes would be made to our compensation programs as a result of such vote.

Pay for Performance Focus

Aligning Pay with Performance
To ensure that we are adhering to our pay for performance principles, a significant portion of the NEOs compensation is at-risk based on the extent to which the following target performance measures are achieved:

•	Funds from operations (FFO),

•	Growth in comparable center net operating income, excluding lease cancellation income (Comparable Center NOI),

•	Goals related to our new development objectives and Asia operating performance, and

•	Absolute and Relative Total shareholder return (TSR).
The Company’s incentive compensation programs for NEOs are designed to link compensation performance with our business goals, some of which are short-term, while others take several years to achieve. To the extent target performance measures are not achieved, or they are exceeded, the NEOs generally will earn compensation below or above the target total direct compensation, respectively, supporting our pay-for-performance objectives.
The performance measures utilized in both our annual and long-term incentive plans generally are based on the Company and management team as a collective unit, to foster teamwork and maximize the Company's performance. However, the allocation of the annual bonus pool earned by senior management in aggregate is based on individual considerations.
In June 2016, the long-term incentive program was revised to permit senior management an annual election to receive Profits Units of The Taubman Realty Group Limited Partnership (Profits Units) in place of annual performance-based share units or restricted time-based units. For 2016, all NEOs elected to receive their long-term equity awards as Profits Units. Since these Profits Units are subject to the same vesting conditions as the Performance Share Units (PSUs) and Restricted Share Units (RSUs), we will generically refer to them as PSUs and/or RSUs throughout this Compensation Discussion and Analysis. For additional information regarding Profits Units see pages 48-49.

	Short-Term (Cash) Annual Bonus Program	Long-Term [1] (Equity) Performance Share Units (PSUs)	Long-Term [1] (Equity) Performance Share Units (PSUs)	Long-Term [1] (Equity) Restricted Share Units (RSUs)
Objective	Short-term operational business priorities	Long-term shareholder value creation
Time Horizon	1 Year	3 Years	3 Years	3 Years
Metrics	FFO, Comparable Center NOI (CC NOI), new development goals and individual performance	Relative TSR with 0-3x payout	CC NOI growth and Absolute TSR modifier with 0-3x payout	Time Vested
1. Due to Mr. Tremblay having an ownership interest in Taubman Properties Asia LLC as discussed on page 54, he does not participate in the long-term incentive program.

The charts below illustrate the mix of fixed and at-risk compensation in support of our pay for performance philosophy for the NEOs:

*Mr. Tremblay is not included due to his significantly different compensation package as discussed on page 54.

Elements of the Executive Compensation Program
The following table describes how elements of compensation are intended to satisfy the Company’s compensation objectives.

	Link to Program Objectives	Type of Compensation	Important Features
Base Salary	• Fixed level of cash compensation to attract and retain key executives in a competitive marketplace • Preserves an employee’s commitment during downturns in the REIT industry and/or in equity markets	Cash	• Determined based on evaluation of individual’s experience, current performance, and internal pay equity and a comparison to the executive compensation peer group
Annual Cash Bonus
• Target cash incentive opportunity (set as a percentage of base salary) that encourages executives to achieve annual Company financial and development goals
• Assists in retaining, attracting and motivating employees in the near term
Cash
• Funding based on the performance measures of FFO per diluted share, as adjusted for extraordinary and/or unusual items, growth in CC NOI, and new development goals
• Payouts are based on individual performance

Long-Term Incentives Program: RSUs
• Focuses executives on achievement of long-term Company financial and strategic goals, total shareholder return (relative and absolute) and CC NOI, thereby creating long-term shareholder value (pay-for-performance)
• Assists in maintaining a stable, continuous management team in a competitive market
• Maintains shareholder-management alignment
• Easy to understand and track performance
• Limits dilution to existing shareholders relative to utilizing options
Long-Term Equity
• 40% of annual long-term incentive award in 2016
• Provides upside incentive in up market, with some down market protection
• Three-year cliff-vest
• Senior management can elect to receive their award as Profits Units as described on pages 48-49

Long-Term Incentives Program: PSUs		Long-Term Equity
• 60% of annual long-term incentive award in 2016 (30% based on Relative TSR and 30% based on CC NOI & Absolute TSR) with a 3 year performance period
• Three-year cliff-vest with actual payout of units at 0% to 300% of the target grant amount
• Provides some upside in up- or down-market based on relative performance
• Senior management can elect to receive their award as Profits Units as described on pages 48-49

Retirement Benefits	• Helps attract and retain executive talent	Benefit	• NEOs receive retirement benefits through the 401(k) Plan
Perquisites	• Assists in attracting and retaining employees in competitive marketplace, with indirect benefit to Company	Benefit	• Limited in amount and the Committee maintains a strict policy regarding eligibility and use • Mr. Tremblay’s are consistent with customary expatriate benefits
Change of Control Agreements
• Attracts and retains employees in a competitive market
• Ensures continued dedication of employees in case of personal uncertainties or risk of job loss
• Attracts highly skilled employees in a competitive environment
• Provides confidentiality and non-compete protections
		Benefit	• Double trigger (change of control and actual or constructive termination of employment) are required for all benefits, except acceleration of certain equity awards
Employment Agreements		Benefit	• Specific for the individual
Stock ownership requirements: Additionally, in 2016 our stock ownership guidelines required all senior executives (except Mr. Tremblay) to follow specific ownership targets based on position. This requirement subjects these executives to the same long-term stock price volatility our shareholders experience.

Compensation Review Process
In determining compensation changes for NEOs from year to year, the Committee generally focuses on target total direct compensation, which consists of base salary, a target annual cash bonus and target long-term incentive awards. The Committee also reviews and proposes changes to post-termination benefits, perquisites and other compensation matters as it deems appropriate.

Factors Guiding Decisions
•	Compensation program objectives and philosophy
•	Company financial performance
•	Recommendations of the CEO for other NEOs
•	Assessment of risk management, including avoidance of unnecessary or excessive risk taking to ensure long-term shareholder value
•	Shareholder input including “say-on-pay” vote
•	Advice of independent outside compensation consultant
•	Market pay practices
•	Individual performance against their objectives

Inputs to Compensation Decisions
Role of the Compensation Committee
Pursuant to its charter, the Compensation Committee, as a committee or together with the Board of Directors (Board), has the overall responsibility to review, approve and evaluate the Company's compensation plans, policies and programs. The Committee reviews and approves the compensation for senior management and determines all pay aspects for the Chief Executive Officer.
Role of Management in Compensation Decisions
Mr. Robert Taubman, the CEO, provides the Committee with recommendations regarding the compensation for senior management, including each of the other NEOs, as well as the design and implementation of the compensation programs for senior management.
The CEO develops recommendations using assessments of executives' personal performance and achievement of the Company's goals and objectives, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data, and executive compensation peer group proxy data). The Compensation Committee considers this input together with the input of our independent compensation consultant.
Role of the Compensation Consultant
The Committee engaged Willis Towers Watson as its compensation consultant for 2016 with respect to the Company's senior management compensation program.
The Compensation Committee works with management to determine the consultant's responsibilities and direct its work product, although the Compensation Committee is responsible for the formal approval of the annual work plan. Willis Towers Watson's responsibilities in 2016 with respect to executive compensation included, among other things: (A) to discuss 'best practices' and market trends in compensation particularly related to the Company's executive compensation peer group; (B) to review the CD&A in the 2016 Proxy Statement; (C) plan design review and payout modeling for the 2016 long-term incentive grants and (D) to advise management and the Compensation Committee, as requested, on executive compensation matters and participate in all Compensation Committee meetings.
The Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Committee annually reviews its relationship with Willis Towers Watson to ensure executive compensation consulting independence.
In 2014, the Compensation Committee approved an industry peer group to use as an input to consider when assessing and determining pay levels for senior management (as detailed in the table below). The peer group is based on industry sector and market capitalization. The data from this executive compensation peer group was considered when making pay decisions in addition to country-specific market trends and internal considerations.

Executive Compensation Peer Group - 2016
CBL & Associates Properties, Inc.	Washington Prime (Formerly WP Glimcher Inc.)	Rouse Properties, Inc.
DDR Corporation	Kimco Realty Corporation	Simon Property Group, Inc.
Federal Realty Investment Trust	The Macerich Company	Tanger Factory Outlet Centers, Inc.
Forest City Enterprises, Inc.	Pennsylvania Real Estate Investment Trust	Vornado Realty Trust
General Growth Properties, Inc.		Westfield Group, LLC.
In late 2016, the peer group was adjusted for the purposes of 2017 pay decisions by removing Rouse Properties, Inc. which had recently been acquired, and replacing with Howard Hughes Corporation. These changes are not reflected in the table above as they did not have any impact on the 2016 pay decisions.

2016 Compensation Decisions
Corporate results are a significant factor in setting executive compensation along with individual performance and external market conditions. The results of financial and corporate objectives against the targets approved by the Compensation Committee largely determines the annual bonus funding for the senior management pool and typically forms the basis for setting performance metrics for the following year.
In evaluating the overall compensation of the CEO, the Compensation Committee takes into account corporate financial performance in addition to a number of other factors which includes the accomplishment of strategic goals.

2016 Company Performance
The Company delivered solid financial growth reflected in the 2016 results including but not limited to:

•	FFO per diluted share of $3.91 in 2016 compared to FFO per diluted share of $3.31 in 2015.

•
Adjusted FFO per diluted share of $3.58 in 2016 (Adjusted FFO per diluted share in 2016 excludes costs associated with shareholder activism, a gain, net of tax, recognized upon the conversion of a portion of the Company’s investment in partnership units in Simon Property Group Limited Partnership to common shares of Simon Property Group, Inc., and a one-time payment the Company received due to the termination of the leasing services agreement at The Shops at Crystals) compared to Adjusted FFO per diluted share of $3.42 in 2015 (Adjusted FFO per diluted share in 2015 excludes an impairment charge related to the Company's predevelopment costs for Miami Worldcenter and the reversal of certain prior period executive share-based compensation expense due to the announcement of an executive management transition).

•	Net income allocable to common shareholders of $1.77 per diluted common share in 2016, compared to $1.76 per diluted common share in 2015.

•	CC NOI (excluding lease cancellation income) in 2016 increased by 3.9% from 2015.

In addition to the 2016 financial achievements, the Company accomplished many strategic operational and financial goals, including opening three new centers, acquiring one of the most iconic shopping districts in the U.S., completing a number of key financings and raising its dividend, as the Company has done for 19 of the last 20 years.
NAREIT defines FFO as net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes adjusted versions of FFO are useful to evaluate operating performance when certain significant items have impacted results that affect comparability with prior and future periods.
Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property-level operating expenses.

FFO and CC NOI are non-GAAP measures and they should not be considered an alternative to net income as an indicator of the Company’s operating performance, and they do not represent cash flows from operating, investing or financing activities as defined by GAAP. These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions.
See the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for reconciliations of such non-GAAP measures to the nearest GAAP measurement.

Relative Total Shareholder Return (TSR)
As indicated in the chart below, the Company’s one-year and three-year annualized TSR has either been comparable or slightly better than our executive compensation proxy peer group and U.S. publicly traded regional mall peers. However, REITs have generally underperformed against the broader market, especially the regional mall sub-sector.

Although the Company’s five-year annualized TSR is lower than the indexes and our executive compensation peers, we believe the Company is well positioned to deliver meaningful long-term shareholder return resulting from the significant development investments over the past 5 years as was demonstrated following our last development cycle in the early 2000’s. Between 2000 and 2003, six new projects were delivered which resulted in the Company delivering out-sized earnings growth and rewarding shareholders with the highest performing stock in the U.S. publicly traded regional mall sector.

As discussed in the "2016 CEO Pay Overview" section, and reflected in the design of our compensation programs, executive compensation is directly impacted by shareholder return with almost half of our executives' target compensation being tied to our stock price performance.

Pay for Performance in Practice
The Company’s pay for performance alignment is demonstrated in the PSU Awards table below. The Company’s relative TSR between February 29, 2012 and March 1, 2017 resulted in a 0x payout of the 2012 Special PSU Award so that all target share units that were granted, including to the CEO and other NEOs were forfeited.  The 2014 annual

PSU Award resulted in a 0.62x payout, which was based on the Company’s relative TSR results between March 5, 2014 and March 1, 2017. The estimated payouts for the remaining unvested PSU grants are also shown on the tables below as of December 31, 2016.

	Performance Period	Relative TSR Percentile Ranking During Performance Period (Estimates as of December 31, 2016)	Estimated/Actual Payout of Target PSUs (Estimates as of December 31, 2016)

2016 Annual Award	June 1, 2016 - March 1, 2019	82%	Estimated 2.28x payout
2015 Annual Award	March 9, 2015 - March 1, 2018	61%	Estimated 1.44x payout
2014 Annual Award	March 5, 2014 - March 1, 2017	31%	Actual 0.62x payout
2012 Special Award*	February 29, 2012 - March 1, 2017	7%	Actual 0x payout
2013 Annual Award	March 7, 2013 - March 1, 2016	8%	Actual 0x payout
* Special PSU Awards were granted to support retention of senior management and next generation leaders.

	Performance Period	CC NOI During Performance Period with Absolute TSR Modifier * (as of December 31, 2016)	Estimated/Actual Payout of Target PSUs (as of December 31, 2016)

2016 Annual Award	June 1, 2016 - March 1, 2019	4%	Estimated 3x payout

* For more information regarding the NOI and Absolute TSR performance metric see discussion on pages 48-49.

2016 CEO Pay Overview
For 2016, the Compensation Committee determined that the appropriate target total direct compensation for Mr. Robert Taubman was $5 million. The Committee considered shareholder-value creation as well as a market range in relation to the target established for the position.
The performance orientation of our program and the alignment of compensation between our CEO and the interests of our shareholders are demonstrated in a comparison of target compensation to realizable compensation. TSR performance closely mirrors the CEO's realizable compensation. For 2014 and 2015, a time when the Company made significant development investments, the TSR PSU performance metric for the annual awards and the 2012 special award was not fully achieved resulting in lower than target realizable compensation. By contrast, for 2016, the Company is positioned to capitalize on various new developments as demonstrated by an increase in realizable compensation as compared to target compensation.
The chart below shows the components of total target compensation and actual/estimated realizable pay awarded to our CEO as of December 31, 2016.

* 2016 PSU Realizable Pay Estimate: Due to the limited performance information for the 2016 PSU award, the estimated realizable value has been determined by prorating the number of PSUs awarded by the number of completed months of the performance period as of December 31, 2016 (Completed Months) and the number of remaining months of the performance period (Remaining Months). The realizable value of the units reflecting the Completed Months was calculated by applying the December 31, 2016 estimated vesting multiple (Relative TSR PSU at 2.28x multiple and NOI PSU at 3x multiple) by the Company’s closing stock price as of December 31, 2016. The realizable value of the units reflecting the Remaining Months was calculated by applying the target vesting multiple by the Company’s closing stock price as of December 31, 2016.

Target Compensation:
Base Salary:Yearly guaranteed fixed amount of compensation
Bonus: Annual target cash award
RSU Awards: Annual target award as a % of base salary
PSU Awards: Annual target award as a % of base salary. Also includes pro-rata allocation of a 5 year special PSU award granted in 2012 with an annual value of $700,000 as discussed further on page 49

Actual / Estimated Realizable Pay:
Base Salary:Yearly guaranteed fixed amount of compensation
Bonus: Annual cash award payout amounts with respect to 2014, 2015, and 2016 performance
RSU Awards: Represents the value of the unvested target units granted during that year using the stock price on December 31, 2016
PSU Awards*: Represents the value of unvested target units granted during the year, adjusted to reflect the actual or estimated vesting multiple, and valued using the stock price on December 31, 2016

The relationship between target and realizable compensation is attributable to several factors:

•	Annual bonus target vs actual bonus paid

•	The difference between target PSU value at grant and the actual / estimated realizable value on December 31, 2016 (i.e. what would be realized if the PSUs vested on December 31, 2016) *

•	Actual / Estimated Realizable PSU vesting period:

◦	Actual 2014 annual PSU award vesting value as of March 1, 2017
(Relative TSR PSUs - full 3 year vesting period complete)

◦	Estimated 2015 annual PSU award vesting as of December 31, 2016
(Relative TSR PSUs - approximately 2 years of 3 year vesting period).

◦	Estimated 2016 PSU award vesting as of December 31, 2016 *
(Relative TSR PSUs - approximately 7 months of the 3 year vesting period using December 31, 2016 estimated multiple and the Remaining Months at Target)
(NOI PSUs - approximately 1 year of 3 year vesting period using the December 31, 2016 estimated multiple and the Remaining Months at Target)
The primary difference between the total amounts shown in this chart and in the 2016 Summary Compensation Table is that this table reflects the estimated realizable value of equity as of December 31, 2016, as opposed to the fair value of stock awards at the time of grant, and this chart does not reflect certain other compensation amounts that are shown in the 2016 Summary Compensation Table.
CEO Pay Alignment
The Company believes that there should be strong alignment between company performance and CEO compensation. The Company utilizes multiple performance metrics in its incentive plans to accomplish this including but not limited to FFO, CC NOI Growth, new development goals, absolute TSR and relative TSR. Relative TSR and Absolute TSR have been chosen as key metrics to align the long-term interests of shareholders and the CEO.

In order to assess pay alignment, the Company conducted an analysis that compared realizable compensation as a % of pay opportunity vs. TSR performance for Mr. Robert Taubman and the CEOs at companies in our executive compensation peer group*. The analysis reflected the most recent three-year period (2014-2016) where comparable publicly- available compensation and TSR data were available and is summarized in the chart at the right.

As illustrated in the chart, there is a strong linkage between the Company’s TSR and our CEO’s realizable compensation over the three-year period analyzed and, while the degree of alignment could change in future years due to various factors, the Committee will continue to conduct similar analyses to help inform its decisions on CEO pay going forward.

* Due to M&A activity during the performance period, this analysis excluded two peer companies as there was insufficient performance data for the 3-yr period).

2016 Program Decisions
Profits Units

In June 2016, the Committee approved an amendment to the 2008 Omnibus Plan, so as to allow for an additional type of long-term incentive program for senior management (Revised LTIP program). Under the Revised LTIP program, senior management may elect each year to be awarded "Profits Units", intended to constitute "profits interests" within the meaning of Treasury authority under the Internal Revenue Code of 1986, as amended (and are referred to as Taubman Realty Group Units (TRG Units) under the Revised LTIP program). Under the Revised LTIP Program, the following types of Profits Units awards may be granted to such senior management individuals:

1.	Time-based award with a three-year cliff vesting period (Restricted TRG Profits Units);

2.	Performance-based award that is based on the achievement of relative total shareholder return (TSR) thresholds over a three-year period (Relative TSR Performance-based TRG Profits Units); and

3.
Performance-based award that is based on the achievement of CC NOI thresholds with an absolute TSR modifier which limits the payout at target if absolute TSR is not positive over a three-year period (NOI Performance-based TRG Profits Units).

The maximum number of TSR and NOI Performance-based Profits Units are to be issued at grant, eventually subject to a recovery and cancellation of previously granted amounts depending on actual performance against targeted TSR and NOI measures over a three-year performance measurement period.

At grant, Profits Units are not economically equivalent in the value to share of Company common stock, but over time can increase in value upon the occurrence of certain events to achieve a one-for-one parity with common stock by tax rules. Until vested, a Profits Unit entitles the holder to only one-tenth of the distributions otherwise payable by TRG on a partnership unit. There will then be an adjustment in actual number of Profits Units realized under each award to reflect the Operating Partnership's actual cash distributions during the vesting period. Assuming certain conditions are met, Profits Units are convertible at the election of the holder into an equivalent number of partnership units which are then redeemable by the participant on an equivalent basis for Company common shares.

Multi-Year "special" PSUs reflected in annual PSU Award
In June 2016, modifications were also made to the annual long-term incentive grants for senior executives. Previously, the target long-term incentive value for a particular year included a combination of target annual grants and an allocation of the grant-date fair value from multi-year "special" grants which were intended to renew approximately every five years. Beginning with the 2016 grants, it was determined that the target long-term incentive value would be solely utilized to determine the grant date value of the annual award.
Expanded PSU Performance Metric
Additionally, following a review of market trends and an internal analysis of long-term performance metrics that are critical for growth, the Committee determined that the number of performance metrics for equity awards would be expanded. Prior to the 2016 grants, performance equity grants were based solely on the Company's relative performance against members of a comparator group consisting of companies in the FTSE NAREIT All REIT Index (Property Sector: Retail). Beginning with the 2016 grants, performance-based shares will represent 60% of the NEOs targeted long-term incentive award (a 10% increase from prior years) and will have two equally weighted distinct measures; one that continues to use the relative TSR measurement and a second measure based on three-year average CC NOI growth with an absolute TSR modifier.

Description and Analysis of 2016 Compensation Elements

2016 Base Salary Decisions
The base salaries of NEOs are reviewed on an annual basis, as well as at the time of a promotion or other material change in responsibilities. Base salary adjustments are based on an evaluation of the individual’s experience, current performance, internal pay equity and a comparison to the executive compensation peer group.

Establishing Base Salaries
When establishing base salaries for NEOs, the Committee considers a guideline range of the 50th - 75th percentile of the executive compensation peer group data for comparable roles depending on experience and performance.

The Committee determined to increase base salaries for all NEOs other than the CEO. For the U.S. NEOs, these decisions were based on additional responsibilities and contributions. For Rene Tremblay, the increase was in line with national survey data for base salary increases in Hong Kong and commensurate with the overall average wage increase provided to employees in that region. The following table sets forth the base salaries approved for the NEOs for 2016.

	2015 ($)	2016 ($)	Percent Change
Robert S. Taubman	928,818	928,818	—%
Simon J. Leopold	450,000	500,000	11.1%
William S. Taubman	622,399	750,000	20.5%
David S. Joseph II	530,450	575,000	8.4%
Rene Tremblay	1,045,000	1,092,025	4.5%

Description of the Annual Cash Bonus Program

At the beginning of each year, target performance measures are established based upon the Company’s operating goals and competitive pressures, the anticipated economic climate (including interest rates) and other budgetary risks and opportunities.
Consistent with the previous year, the Committee approved performance metrics for achievement of critical milestones in 2016 for the U.S. and Asia as follows:

U.S.		Asia
Performance Metric	Weighting	Performance Metric	Weighting
FFO/share and CC NOI	90%	FFO/share and CC NOI	60%
New development objectives	10%	New development objectives	30%
		Operating performance	10%

The Company and the Committee believe that FFO is a useful supplemental measure of operating performance for REITs. The Company uses CC NOI growth as an additional measure to evaluate the operating performance of centers to ensure the quality of earnings and results must be positive to achieve threshold level performance. The Committee required a minimum level of FFO performance and CC NOI growth before funding the bonus pool, and established additional levels of FFO performance and CC NOI growth as guidelines above the threshold amounts. The performance goals at target were reasonably possible but challenging based on historical comparisons (including prior developments, adjusted for the current challenges of mall development) and the Company’s budget.
The Committee retains the authority to adjust reported financial measures for unusual or nonrecurring items that impact the results in a given year and/or that were not contemplated when the original targets were set; the Committee customarily utilizes this discretion as appropriate. The Committee’s pre-approved payment formula for performance between 50% to 150% of the target serves as a guideline in its determination of the earned cash bonus pool as a percentage of target and subject to Committee discretion within and outside of such range.
For 2016, the Committee established a target objective of $3.52 FFO/share for full-year operating assets within a range of $3.42 (50% minimum payout) and $3.62 (150% maximum payout). The Company reported Adjusted FFO per share of $3.58 which was reduced further for bonus pool determination to $3.54 to reflect extraordinary and/or unusual items. These results also include CC NOI growth of 3.9%.
Adjusted FFO/share and CC NOI growth results were slightly above target. For the U.S. , the additional performance metric relating to year-end occupancy and leasing for a specific development, was met. Asia's additional performance metrics relating to regional operating performance, center specific year-end occupancy and lease achievement for new developments for the most part were achieved and in some cases significantly exceeded target.

2016 Annual Bonus Decisions
The target bonus for each member of senior management is based on a percentage of each person’s base salary. The Committee uses the sum of these targets to establish the target cash bonus pool based on the achievement of the performance metrics as described above.
Overall, the 2016 bonus expense for senior management was approximately $4.3 million against a target bonus pool of $4.0 million. This compares to a $5.0 million bonus pool against a target bonus pool of $4.6 million in 2015. In March 2017, the Committee determined Robert Taubman’s annual bonus and Robert Taubman recommended the cash bonuses earned by every other member of senior management which were approved by the Committee. The payout of the target cash bonus pool for senior management was based on a subjective determination of individual performance.
The following table sets forth the NEO's base salary, target cash bonus percentage of base salary and the approved annual cash bonus earned for 2016.

	2016 Base Salary ($)	2016 Target Bonus Percentage of Base Salary	2016 Actual Bonus ($)
Robert S. Taubman	928,818	125%	1,025,000
Simon J. Leopold	500,000	80%	550,000
William S. Taubman	750,000	100%	660,000
David S. Joseph II *	575,000	80%	—
Rene Tremblay	1,092,025	40%	525,000
* Mr. Joseph left the company on December 31,2016 and did not receive an annual cash bonus award

Description of the Annual Long Term Incentive Program

The Committee administers the long-term incentive program. Awards under the long-term incentive program are made in accordance with 2008 Omnibus Plan and can be made in the following forms:

Restricted Share Units
Performance Share Units
Profits Units of The Taubman Realty Group Limited Partnership (Profits Units)

Driving Shareholder Return
Long-term incentive grants are intended to balance the short-term operating focus of the Company and align the long-term financial interests of senior management with those of our shareholders.

RSUs and PSUs: Annual long-term equity award value has been allocated as follows:

2009 - 2015:                50% RSUs and 50% PSUs (Relative TSR)

2016 - Present:           40% RSUs and 60% PSUs (Relative TSR and CC NOI)

Beginning with the 2015 grants, Dividend Equivalent Rights (DERS) were included for both RSUs and PSUs.

Profits Units: All NEOs (excluding Mr. Tremblay), elected to receive their 2016 awards in the form of Profits Units. These Profits Units were allocated as if they were RSUs and PSUs with the same performance and vesting criteria as described in this section. Profits Units are described under the "2016 Program Decisions" section on page 48-49.

The annual PSUs represent a contingent number of units of stock granted at the beginning of a specified performance cycle, with the actual payout of units at 0% to 300% of the target grant amount. (Profits Units differ from PSU awards in this respect with the maximum award value being granted that are eventually subject to recovery and cancellation of previously granted amounts depending on actual performance against the following performance measures over a specified performance cycle). The PSU award value is divided equally into two awards with the following performance conditions:
Relative TSR:
Company’s relative performance against members of a comparator group consisting of companies in the FTSE NAREIT All REITs Index (Property Sector: Retail) as of the grant date (NAREIT Index), with respect to shareholder return over a three-year period. The Company utilized the full NAREIT Index to ensure the perception of objectivity in setting such performance measures.
The actual payout multiples are shown in the chart below, with interpolation between such performance levels.

Relative Total Shareholder Return
	Less than 25th percentile	25th percentile	50th percentile	75th percentile	100th percentile
Multiple of Target Award upon Vesting	0x	0.5x	1x	2x	3x

Companies Comprising the NAREIT Index - 2016 PSU Peer Group (as of May 31, 2016)
Acadia Realty Trust	Kite Realty Group Trust	Seritage Growth Properties Class A
Agree Realty Corporation	Macerich Company	Simon Property Group, Inc.
Brixmor Property Group, Inc.	National Retail Properties, Inc.	Spirit Realty Capital, Inc.
CBL & Associates Properties, Inc.	Pennsylvania Real Estate Investment Trust	STORE Capital Corporation
Cedar Realty Trust, Inc.	Ramco-Gershenson Properties Trust	Tanger Factory Outlet Centers, Inc.
DDR Corp.	Realty Income Corporation	Urban Edge Properties
Equity One, Inc.	Regency Centers Corporation	Urstadt Biddle Properties Inc. Class A
Federal Realty Investment Trust	Retail Opportunity Investments Corp.	Weingarten Realty Investors
General Growth Properties, Inc.	Retail Properties of America, Inc. Class A	Wheeler Real Estate Investment Trust, Inc.
Getty Realty Corp.	Rouse Properties, Inc.	WP Glimcher, Inc.
Kimco Realty Corporation	Saul Centers, Inc.

NOI Growth with absolute TSR modifier:
The three-year simple average for CC NOI growth with growth targets set by the Committee at the time of grant which are reasonably possible but challenging based on historical comparisons and the Company's budget. These PSUs have a zero to 300% payout with an absolute TSR modifier which limits the payout to 100% (target) if absolute TSR is not positive for the three-year period.
The actual payout multiples are shown in the chart below, with interpolation between such performance levels.

Average Comparable Center NOI Growth
	Less than 67% of Target	67% of Target	Target	117% of Target	133% of Target
Multiple of Target Award upon Vesting*	0x	0.5x	1x	2x	3x
* Multiple is capped at 1x if absolute TSR is not positive at the end of the performance period.

2016 Long-Term Incentive Decisions
For 2016, the number of RSUs and PSUs are determined by dividing the dollar award by the closing price of the common stock on the grant date.
The annual long-term incentive grants for the 2016 compensation program were as follows:

	Percent of 2016 Base Salary	2016 LTIP Award ($) [1]		Number of Time-based Units	Number of Annual Target PSUs
					TSR	NOI
Robert S. Taubman	310%	$2,879,336	è	16,360	12,270	12,270
Simon Leopold	196%	$980,000	è	5,569	4,177	4,177
William S. Taubman	250%	$1,875,000	è	10,654	7,991	7,991
David S. Joseph II [2]	195%	$1,121,250	è	6,371	4,779	4,779

1.
The amount above reflects NEO's salary multiplied by the percentage of 2016 base salary. This differs from the amount shown in the grant-date fair value used in the Summary Compensation table-Stock Awards column which is based on various valuation assumptions described in footnote 13 of the Company's 2016 Annual Report on Form 10-K.

2.	Mr. Joseph also received a one-time "special" RSU award in June 2016 which was subsequently forfeited upon his voluntary termination on December 31, 2016.

Other Benefits
The Company’s executive officers, including all of the NEOs, are eligible to participate in a number of broad-based benefit programs, including health, disability, life insurance and retirement programs.
Perquisites
The Company has historically maintained a conservative approach to providing perquisites to senior management. The available perquisites in 2016 were primarily additional benefits related to health programs and plans, as well as financial planning assistance. These perquisites have been carefully selected to ensure that there is an indirect benefit to the Company and that the value provided to employees is not excessive. Mr. Tremblay’s perquisites are in-line with customary expatriate benefits and are noted in “2016 Compensation - Mr. Tremblay.”
The Company leases a corporate plane for business use and was reimbursed by the Taubman family (including Messrs. Robert Taubman and William Taubman) for personal use of the corporate plane.  Such persons are required to reimburse the Company for the cost of such use, which includes the following expenses related to each flight leg:  total pilot and crew expenses (lodging, meals and transportation), fuel costs and landing fees.  During 2011, the Company signed a lease for a new plane, which was effective June 2011 and terminates in June 2018.

Deferred Compensation Arrangements
The Company believes nonqualified deferred compensation arrangements are a useful tool to assist in tax planning and ensure retirement income for its NEOs. Existing deferred compensation arrangements do not provide for above-market or preferential earnings as defined under SEC regulations. In October 2016, pursuant to The Taubman Realty Group Limited Partnership and The Taubman Company LLC Election and Option Deferral Agreement, Mr. R. Taubman elected, effective December 1, 2017, to defer an option gain from December 2017 to December 2022. See “Nonqualified Deferred Compensation for 2016” for information regarding deferred compensation arrangements, as well as contributions, earnings, and withdrawals in 2016 and aggregate balances as of December 31, 2016.

Change of Control and Employment Agreements
See “Potential Payments Upon Termination or Change-in-Control” for a description of potential payments and benefits to the NEOs under the Company’s compensation plans and arrangements upon termination of employment or a change of control of the Company. This includes reference to a summary of the material terms of Mr. Joseph's separation agreement effective January 1, 2017 in connection with his voluntarily resignation as Executive Vice President, Leasing of The Taubman Company, LLC effective December 31, 2016.
Change of Control Agreements
The Company and TRG are party to change of control agreements with certain members of senior management, including Mr. Joseph and Mr. Leopold. Mr. Joseph's change in control agreement was terminated following his voluntarily resignation on December 31, 2016.
Messrs. Robert and William Taubman do not have change of control agreements.
Change of control agreements were originally offered to senior executives in connection with a hostile takeover bid in 2003. The Committee believed the original agreements were instrumental in the continued success of the Company during such period and continues to believe they would be instrumental in the success of the Company in the event of any future hostile takeover bid. The Committee believes that such agreements are in the best interests of the Company and its shareholders to ensure the continued dedication of employees, notwithstanding the possibility, threat or occurrence of a change of control. Further, it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened change of control, and to provide such employees with compensation and benefits arrangements upon a change of control that ensure that such employees' compensation and benefits expectations will be satisfied and such compensation and benefits are competitive with those of other companies.
A fundamental feature of these agreements is that most of the benefits have a “double-trigger,” which requires a change of control and the actual or constructive termination of employment, in this case within three years from such trigger event. The only exceptions relate to vesting of share-based awards, which the Committee believes is appropriate due to the significant investment change that would likely result from converting such shares into awards of the surviving company. In early 2014, all change of control agreements were amended to remove the full tax gross up feature that had existed since 2003, and instead provide for a “best net” alternative. If the payments and benefits received under the agreement subject the participant to an excise tax, then the payments will be reduced to the extent necessary so that no amount will be subject to the excise tax if the net amount of these payments is greater than or equal to the payments after all applicable taxes, including the excise tax.
Employment Agreements

2016 Compensation - Mr. Tremblay
Mr. Tremblay voluntarily resigned as President, Taubman Asia Management Limited and became Chairman, Taubman Asia Management Limited effective January 1, 2017 and interim Head of U.S. Development in April 2017. In his former position as President of Taubman Asia Management Limited, the management company for the Company's expansion into China and South Korea, Mr. Tremblay was subject to a significantly different long-term compensation program to reflect his specific responsibilities related to opportunities and operations in Taubman Asia Management Limited. Mr. Tremblay was initially hired in October 2010 pursuant to an employment agreement negotiated in a competitive market for persons with expertise in real estate in the Asia-Pacific region.
Operating Agreement
In connection with his hire, Mr. Tremblay obtained a 10% ownership interest in Taubman Properties Asia LLC, a consolidated subsidiary of the Company. In April 2016, the Company reacquired half of Mr, Tremblay's ownership interest in Taubman Asia as further described under Potential Payments Upon Termination or Change in Control. The operating agreement for such entity specifies, among other things, his rights and obligations related to dividends, capital contributions, puts and calls. As a result of such equity interest, the Committee determined that Mr. Tremblay would not participate in the Company's long-term incentive program on an annual basis as utilized for senior management.
Employment Agreement
In October 2010, the Company entered into an employment agreement with Mr. Tremblay with the initial term ending December 31, 2015. Mr. Tremblay also agreed to serve on the board of directors of Taubman Asia's management company for the term of his employment. The employment agreement was amended in April 2014 so that his employment would be extended through 2017 due to the development activity in Asia and to allow for a transition period with his successor.
The amended employment agreement provides for an annual base salary of $1,000,000, with consideration of upward adjustments to be reviewed annually. The agreement also provides Mr. Tremblay with an annual target bonus of 40% of his base salary. The target amount is paid pro-rata on a monthly basis and, based on performance, can be adjusted higher or lower at the end of the year with a clawback provision. Mr. Tremblay also received a one-time grant of RSU’s of $600,000 that will vest pro rata over three years through the end of his agreement in 2017. In addition, Mr. Tremblay received the following perquisites in 2016: housing costs and related insurance, personal expenses, club membership, travel, automobile and related insurance, life insurance premium, long-term disability benefits, and supplemental medical benefits.
For a description of severance benefits and other terms, see “Named Executive Officer Compensation Tables-Potential Payments Upon Termination or Change-in-Control.”

Governance Policies Related to Compensation

Stock Ownership Guidelines

Stock ownership guidelines are in place for all U.S. based senior executives and are intended to align the interests of executive management with those of our shareholders by requiring executives to be subject to the same long-term stock price volatility our shareholders experience.

Linking Compensation to Stock Performance
Guidelines tie the compensation of the U.S. NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holding. As of February 1, 2017, all of NEOs complied with the accumulation, or target ownership, requirement as per the Stock Ownership Guidelines.

Effective March 2013, the Committee revised the stock ownership guidelines for senior management, which resulted in an increase in the multiple of their salary required to be retained.

The revised guidelines require covered employees to hold the value of the Company’s common stock equal to:

Required Number of Shares Equivalent to*:
CEO	6x base salary
CFO	6x base salary
COO	6x base salary
All Other Executive Officers	3x base salary
* Based on the average closing stock price of the 30 days prior to measurement period conducted February 1 of each year.
Until the requirement is satisfied, each senior management employee must retain at least 50% of the net shares that vest. However, once the requirement is satisfied initially, a senior management employee will not be subject to such retention requirement if the total value of the shares falls below the requirement solely due to a decline in the price of the Company’s common stock.
Mr. Tremblay is excluded from the guidelines because he is not a regular participant in the Company’s long-term incentive compensation program and due to his significant equity stake in Taubman Asia Management Limited.

Timing and Pricing of Share-Based Grants
The Committee and Company do not coordinate the timing of share-based grants with the release of material non-public information. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance, and share-based grants for senior management and other employees generally are granted at the regular Committee meetings in the first and/or second quarter each year.
In accordance with The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan, as amended (the 1992 Option Plan), and 2008 Omnibus Plan, the exercise price of an option is the closing price of the Company’s common stock (as reported by the NYSE) on the date approved by the Committee to be the date of grant (which date is not earlier than the date the Committee approved such grant). The Committee is authorized to modify, extend or renew outstanding options, or accept the cancellation of surrender of such options, except to the extent such actions would constitute a repricing of options without satisfying the applicable shareholder approval requirements of NYSE. In particular, the 1992 Option Plan and the 2008 Omnibus Plan prohibit direct repricings (lowers the exercise price of an option) and indirect repricings (canceling an outstanding option and granting a replacement or substitute option with a lower exercise price, or exchanging options for cash, other options or other awards), subject to limited exceptions.  In December 2008, the Committee revised the long-term incentive program to utilize performance share units and restricted share units as the equity awards to be granted to senior management, thereby replacing time-vesting options from the annual long-term incentive program.
Policy Regarding Retroactive Adjustments
Section 304 of the Sarbanes-Oxley Act of 2002 requires a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. Effective December 2014, a Clawback Policy was also approved. If the Board, or an appropriate committee, determines that any fraud, negligence or intentional misconduct by a current or former executive officer of the Company was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the clawback policy empowers the Board or committee to recover compensation (bonus, retention or incentive compensation including any equity awards whether exercised or unexercised, or vested or unvested) paid to an executive officer of the Company, remedy the misconduct and prevent its recurrence to the fullest extent permitted by governing law.
Trading Limitations
In addition to the restrictions set forth in SEC regulations, the Company has an insider trading policy, which among other things, prohibits directors, executive officers and other employees from engaging in hedging or monetization transactions (such as zero-cost collars and forward sale contracts), short sales, trading in puts, calls, options or other derivative securities for speculative purposes or to separate the financial interest in such securities from the related voting rights with respect to the Company’s stock. In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions preapproved by the General Counsel. At a minimum, such person must have the financial capacity to repay the applicable loan without resort to the margin or pledged securities. See "Corporate Governance - Insider Trading Policy - Pledging" for additional information regarding such pledges.

Accounting and Tax Considerations
Deductibility of Executive Officer Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the IRC), provides that subject to certain exceptions (the most significant of which is performance-based compensation), a publicly-held corporation may not deduct compensation exceeding $1 million in any one year paid to its chief executive officer and its three other most highly compensated executive officers (excluding the chief financial officer). However, the Company's chief executive officer and all of its other executive officers are employed by the Manager, and Section 162(m) does not apply to the Manager because it is a partnership for federal income tax purposes. The executive officers perform limited services for the Company pursuant to a services agreement between the Company and the Manager. The Committee does not anticipate that any portion of the Manager's compensation expense that may be allocable to the Company will be limited by Section 162(m). Even if the Company's compensation expense deduction were limited by Section 162(m), as long as the Company continues to qualify as a real estate investment trust under the IRC, the Company believes the payment of non-deductible compensation should not have a material adverse impact on the Company or its shareholders. For these reasons, the Committee's compensation policies and practices are not materially guided by considerations relating to Section 162(m).
Nonqualified Deferred Compensation
Section 409A of the IRC provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee's income when vested unless certain conditions are met. If the conditions are not satisfied, amounts subject to such arrangements will be immediately taxable (even if the amounts are not paid) and employees will be subject to income tax on the compensation subject to the arrangement, an additional tax of 20%, and additional interest-based penalties. The Company believes that all of the Company's employment, severance and other compensation arrangements are either (i) exempt from Section 409A’s requirements, or (ii) to the extent such arrangements constitute nonqualified deferred compensation arrangements, they satisfy the requirements of Section 409A.
Change in Control Payments
Section 280G of the IRC disallows a Company's tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person's base amount (the five-year average of Form W-2 compensation). Additionally, IRC Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company's share-based plans entitle participants to payments in connection with a change in control that may result in excess parachute payments. As noted earlier, the change in control agreements have been amended to eliminate the full gross up provision and instead provide for a “best-net” determination.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the CD&A in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's annual report on Form 10-K for the year ended December 31, 2016 and this proxy statement for the annual meeting.

The Compensation Committee

Craig M. Hatkoff, Chairman
Jerome A. Chazen
Peter Karmanos, Jr.
Ronald W. Tysoe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee is or has been an officer or an employee of the Company. In addition, during 2016, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or Compensation Committee.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table
The table below summarizes the total compensation paid or earned by the NEOs in 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert S. Taubman	2016	928,818	2,923,032	—	1,025,000	31,480	4,908,330
Chairman, President and CEO	2015	928,818	2,669,611	—	1,200,000	31,480	4,829,909
	2014	901,765	2,733,108	1,375,018	1,000,000	31,060	6,040,951
Simon J. Leopold	2016	500,000	995,112	—	550,000	22,179	2,067,291
Executive Vice President, CFO and Treasurer

William S. Taubman	2016	750,000	1,903,657	—	660,000	31,480	3,345,137
Chief Operating Officer	2015	622,399	1,455,388	—	525,000	31,480	2,634,267
	2014	604,271	1,489,986	761,664	425,000	31,060	3,311,981
René Tremblay	2016	1,092,025	—	—	525,000	637,055	2,254,080
President (Taubman Asia)	2015	1,045,000	—	—	565,000	659,491	2,269,491
	2014	1,000,000	600,966	—	575,000	593,491	2,769,457
David S. Joseph II	2016	575,000	3,595,342	—	—	732,480	4,902,822
Executive Vice President, Leasing (the Manager)	2015	530,450	932,180	—	500,000	32,480	1,995,110
	2014	515,000	945,259	—	515,000	77,846	2,053,105
___________

(1)	The amounts reported consist of the grant-date fair value (excluding the effect of estimated forfeitures) of RSUs, PSUs and Profits Units granted under the 2008 Omnibus Plan.

Valuation assumptions used in determining the grant-date fair value of 2016 awards are included in note 13 of the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

All the Awards granted to NEOs in 2016 took the form of Profits Units.    As such, the grant date fair values of all the Profits Units awards considered the closing stock price of the Company's common stock, as adjusted by the present value of expected differences in dividends payable on common stock versus the distributions payable on the Profits Units over the vesting period.    The grant date fair values also considered the statistical possibility that the Profits Units will not achieve the tax criteria for eventual conversion to partnership units, vesting, and economic equivalence to a partnership unit prior to the tenth anniversary of the grant.

The grant-date fair value of the Relative TSR PSUs granted in 2016 reflects the projected outcome of the award under accounting rules. The relative total shareholder return feature of the PSU awards represents a “market condition” under applicable accounting requirements. As such, the grant-date fair value of the award must reflect the probabilities of all possible outcomes of the market condition as they existed at that date. To that end, the Company employed a valuation method that statistically simulated an expected total shareholder return performance relative to the comparator group and determined the corresponding number of the contingent awards that would result. For the annual PSUs, the simulation also takes into account the Company's common stock price at the grant date, a risk-free interest rate of 1.03%, and a measurement period of approximately three years. The single grant-date fair value computed by this valuation method is recognized by the Company in accounting for the awards regardless of the actual future outcome of the relative total shareholder return feature. Therefore, there is no separate maximum grant-date fair value reported with respect to the Relative TSR PSUs.

The grant-date fair value of the Comparable Center NOI PSUs granted in 2016 also reflects the project outcome of the award under the accounting rules.   The Comparable Center NOI feature of these awards represents a "performance condition" under the applicable accounting requirements.   The grant-date fair value used in this table corresponds with management's expectation of the probable outcome of the NOI performance condition as of the grant date. The maximum total NEO grant-date fair value for the Comparable Center NOI PSUs granted in 2016 was $3,372,880 which represents an increase of $1,809,288 when compared to the stock award values included in the table above.

(2)
The amounts reported consist of the incremental fair value from the modification of outstanding option awards (by reducing the exercise price by the amounts of the special dividend per common share of $4.75) under the 1992 Incentive Option Plan in connection with the declaration of a special dividend in December 2014 (See “Modification of Unvested and Unexercised Awards” below). Valuation assumptions used in determining the incremental fair value of the modified awards in 2014 are included in note 13 of the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
The amounts earned in 2016, consisting of payments earned under the 2016 annual bonus program, were approved by the Committee on February 20, 2017. Payment of such bonus occurred on March 10, 2017. Mr. Joseph left the company on December 31, 2016 and did not receive an annual cash bonus award.

(4)
Amounts for 2016 (excluding Mr. Tremblay) include: $700,000 separation payments resulting from Mr. Joseph's resignation on December 31, 2016 (for further information, see description under "Potential Payments Upon Termination and Change of Control"); $21,480 contributed by the Company to such person's account in the 401(k) Plan. Also included are the following perquisites: Mr. R. Taubman (financial planning); Mr. Leopold (health club dues); Mr. W. Taubman (financial planning); and Mr. Joseph (financial planning and health club dues). For Mr. Tremblay, amounts for 2016 include: housing costs and related insurance ($332,725), personal expenses ($190,000), club membership, travel, automobile and related insurance ($5,935), life insurance premium ($6,377), long-term disability benefits ($25,735) and supplemental medical benefits ($76,283).

Narrative Discussion of Summary Compensation Table
Employment Agreement and Related Agreements - Mr. Tremblay.  Mr. Tremblay was subject to a different compensation program than the other named executive officers, as further described in “Compensation Discussion and Analysis-2016 Compensation-Mr. Tremblay.” Pursuant to his revised employment agreement, Mr. Tremblay began participating in the annual bonus program beginning in 2014 and he received a one-time grant of RSU’s of $600,000 that will vest pro rata over three years through the end of his employment agreement in 2017.
See “Potential Payments Upon Termination or Change-in-Control” for additional information regarding the material terms of Mr. Tremblay's employment agreement with Taubman Asia Management Limited and the operating agreement for Taubman Properties Asia LLC.
Annual Stock Awards - Long-Term Incentive Program.    In 2014 and 2015, stock awards were made under the long-term incentive program, pursuant to which 50% of the dollar value of the long-term incentive award was paid in RSUs and 50% of the dollar value of the long-term incentive award was paid in PSUs. The number of RSUs and PSUs were determined by dividing the dollar award by the closing price of the common stock on the grant date.
In June 2016, the long-term incentive program was revised to permit senior management an annual election to receive Profits Units of The Taubman Realty Group Limited Partnership (Profits Units) in place of annual performance-based share units or restricted time-based units. For 2016, all NEOs elected to receive their long-term equity awards as Profit Units. Profits Units are subject to the same vesting conditions as the PSUs and RSUs as further described in “Compensation Discussion and Analysis-2016 Pay Decisions".
The PSUs represent a contingent number of units of stock granted at the beginning of a specified performance cycle, with the actual payout of units at 0% to 300% of the target grant amount. Profits Units differ from PSU awards in this respect with the maximum award value being granted which are then subject to recovery and cancellation depending on actual performance against the following performance measures over a specified performance cycle. Further, a portion of the Profits Units award represents estimated cash distributions to be paid during the vesting period and, upon vesting, there will be an adjustment in Profits Units to reflect actual cash distributions during such period. The PSU and Profits Units award value is divided equally into two awards with the following performance conditions:
• Relative TSR: Company’s relative performance against members of a comparator group consisting of companies in the FTSE NAREIT All REITs Index (Property Sector: Retail) as of the grant date (NAREIT Index), with respect to total shareholder return over a three-year period. The Company utilized the full NAREIT Index to ensure the perception of objectivity in setting such performance measures.
• NOI Growth with absolute TSR modifier: The three-year simple average for Comparable Center NOI growth with growth targets set by the Committee at the time of grant which are reasonably possible but challenging based on historical comparisons and the Company's budget. PSUs have a 0% to 300% payout with an absolute TSR modifier which limits the payout to 100% (target) if absolute TSR is not positive for the three-year period. Profits Units also have an absolute TSR modifier which limits the payout to 1/3rd of the award value (target) if absolute TSR is not positive for the three-year period.
Stock Awards - Mr. Joseph - In 2016, the "Stock Awards" column for Mr. Joseph includes the grant-date fair value of (1) annual RSU and PSU ($1,138,495 grant-date fair value), (2) a one-time "special" RSU award (subsequently forfeited upon his termination on December 31, 2016) ($925,573 grant-date fair value), and (3) the modified annual RSU and PSU awards granted in 2014 and 2015 pursuant to the Separation Agreement ($1,531,274 grant-date fair value). Mr. Joseph's other 2016 equity awards were also forfeited as of his termination date.
The provisions of the Separation Agreement with respect to the 2014 and 2015 grant year awards was considered to be a modification under the applicable accounting requirements because these awards would have otherwise been forfeited  pursuant to the terms of the Company’s 2008 Omnibus Long-Term Incentive Plan upon his separation. As such, the awards were revalued, considering the then-current stock price and potential outcomes for the PSU multiplier considering TSR performance to-date.
Modification of Unvested and Unexercised Awards - On December 2, 2014, the Board declared a special cash dividend of $4.75 per common share payable on December 31, 2014. Because the Company’s long-term incentive award agreements did not contemplate a special dividend to shareholders, the Board approved an adjustment to all outstanding equity awards that would ensure plan participants are not disadvantaged by the special dividend. Accordingly, the Company’s NEOs received an adjustment on all unvested RSUs and PSUs. The modification was also applied to all outstanding options, the majority of which were held by Mr. R. Taubman and Mr. W. Taubman. The intent of the adjustment was to maintain the intrinsic value of each executive’s outstanding awards, taking into account the likely impact of the dividend on the Company’s stock price.
Non-Equity Incentive Plan Compensation. The amounts earned in 2016, 2015 and 2014 consisted of payments earned under the annual bonus program.

Grants of Plan-Based Awards in 2016
The following table provides information about equity and non-equity awards granted to the NEOs in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(11)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert S. Taubman	N/A	—	1,161,023	—	—	—	—	—	—
(2)	6/1/2016	—	—	—	—	—	—	16,360	973,256
(3)	6/1/2016	—	—	—	—	—	—	1,616	96,136
(4)	6/1/2016	—	—	—	—	12,270	36,810	—	972,520
(5)	6/1/2016	—	—	—	—	—	3,636	—	96,063
(6)	6/1/2016	—	—	—	—	12,270	36,810	—	714,482
(7)	6/1/2016	—	—	—	—	—	3,636	—	70,575

Simon J. Leopold	N/A	—	400,000	—	—	—	—	—	—
(2)	6/1/2016	—	—	—	—	—	—	5,569	331,300
(3)	6/1/2016	—	—	—	—	—	—	551	32,779
(4)	6/1/2016	—	—	—	—	4,177	12,531	—	331,069
(5)	6/1/2016	—	—	—	—	—	1,238	—	32,708
(6)	6/1/2016	—	—	—	—	4,177	12,531	—	243,227
(7)	6/1/2016	—	—	—	—	—	1,238	—	24,030

William S. Taubman	N/A	—	750,000	—	—	—	—	—	—
(2)	6/1/2016	—	—	—	—	—	—	10,654	633,806
(3)	6/1/2016	—	—	—	—			1,053	62,643
(4)	6/1/2016	—	—	—	—	7,991	23,973	—	633,367
(5)	6/1/2016	—	—	—	—	—	2,368	—	62,563
(6)	6/1/2016	—	—	—	—	7,991	23,973	—	465,316
(7)	6/1/2016	—	—	—	—	—	2,368	—	45,963

René Tremblay	N/A	—	436,810	—	—	—	—	—	—

David S. Joseph II	N/A	—	460,000	—	—	—	—	—	—
(2)	6/1/2016	—	—	—	—			6,371	379,011
(3)	6/1/2016	—	—	—	—			630	37,479
(4)	6/1/2016	—	—	—	—	4,779	14,337		378,784
(5)	6/1/2016	—	—	—	—		1,417		37,437
(6)	6/1/2016	—	—	—	—	4,779	14,337		278,281
(7)	6/1/2016	—	—	—	—		1,417		27,504
(8)	6/1/2016	—	—	—	—			14,205	870,482
(9)	6/1/2016	—	—	—	—			899	55,091
(10)	12/31/2016	—	—	—	—		20,860	62,580	1,531,274
____________

(1)	The amounts in this column relate to the 2016 annual bonus program.

(2)	Time-Based awards of Restricted TRG Profits Units. All awards were made under the 2008 Omnibus Plan.

(3)	Time-Based awards of Restricted TRG Profits Units for Dividend Equivalent Rights. All awards were made under the 2008 Omnibus Plan.

(4)	Relative TSR Performance-based TRG Profits Units. All awards were made under the 2008 Omnibus Plan.

(5)	Relative TSR Performance-based TRG Profits Units for Dividend Equivalent Rights. All awards were made under the 2008 Omnibus Plan.

(6)	NOI Performance-based TRG Profits Units. All awards were made under the 2008 Omnibus Plan.

(7)	NOI Performance-based TRG Profits Units for Dividend Equivalent Rights issued. All awards were made under the 2008 Omnibus Plan.

(8)	One-time "special" Time-Based award of Restricted TRG Profits Units made under the 2008 Omnibus Plan.

(9)	One-time "special" Time-Based award of Restricted TRG Profits Units for Dividend Equivalent Rights under the 2008 Omnibus Plan.

(10)	Modified annual 2014 and 2015 awards of RSU and PSU, in aggregate, in connection with the Separation Agreement.

(11)
See Note 1 to the Summary Compensation Table for information regarding the grant-date fair value or incremental fair value of each award. Each Restricted TRG Profits Unit awarded on June 1, 2016 had a grant-date fair value of $59.49, each Relative TSR Performance-based TRG Profits Unit had a grant-date fair value of $26.42, and each NOI Performance-based TRG Profits Unit had a grant-date fair value of $19.41. Mr. Joseph's special RSU award had a grant-date fair value of $61.28.

For the Relative TSR Performance-based TRG Profits Unit awards and the NOI Performance-based TRG Profits Unit awards, the aggregate grant-date fair value corresponds to the the maximum estimated future payout multiplied by the per share grant-date value. The maximum share number is used because the per share grant-date fair value reflected the estimated probable outcome as of the grant date.

See Compensation Discussion and Analysis-2016 Program Decision for further descriptions of Profits Units.

Narrative Discussion of Grants of Plan-Based Awards in 2016
Annual Bonus Program. The Committee utilizes a target cash bonus pool for senior management, which consists of the aggregate target cash bonuses of each member of senior management. Cash bonuses earned by each member of senior management are determined by the Committee upon its allocation of the earned cash bonus pool for senior management based on the Committee's subjective analysis of an individual's performance and other factors it deems relevant. Since there was no maximum established for the target bonus pool or the allocation of bonus amounts to individual members of senior management, the Company has determined not to disclose a maximum amount in the table above. Earned bonus amounts for 2016 were approved by the Committee on February 20, 2017; such amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Long-Term Incentive Program. 40% of the dollar value of the long-term incentive award was paid in time based units and 60% of the dollar value of the long-term incentive award was paid in performance based units. The number of time based units and performance based units are determined by dividing the dollar award by the closing price of the common stock on the grant date. For performance based Profits Units awards, the maximum award value is granted and the units are then subject to recovery and cancellation depending on actual performance against the following performance measures over a specified performance cycle. Further, a portion of the Profits Units award represents estimated cash distributions to be paid during the vesting period and, upon vesting, there will be an adjustment in Profits Units to reflect actual cash distributions during such period.
Time Based Unit Awards. Each time based unit represents the right to receive upon vesting one share of the Company's common stock. All time based units granted in 2016 provide for vesting on March 1, 2019.

Annual Performance Based Awards. Performance based awards will represent 60% of NEOs targeted long-term incentive award and will have two equally weighted distinct measures; one that continues to use the relative TSR measurement and a second measure based on three-year average Comparable Center NOI growth with an absolute TSR modifier.

Dividend Equivalent Rights. At grant, Profits Units are not economically equivalent in the value to share of Company common stock, but over time can increase in value upon the occurrence of certain events to achieve a one-for-one parity with common stock by tax rules.  Until vested, a Profits Unit entitles the holder to only one-tenth of the distributions otherwise payable by TRG on a partnership unit.  There will then be an adjustment in actual number of Profits Units realized under each award to reflect the Operating Partnership's actual cash distributions during the vesting period. Assuming certain conditions are met, Profits Units are convertible at the election of the holder into an equivalent number of partnership units which are then redeemable by the participant on an equivalent basis for Company common shares.

For all grants prior to 2016:
Long-Term Incentive Program. 50% of the dollar value of the long-term incentive award was paid in RSUs and 50% of the dollar value of the long-term incentive award was paid in PSUs. The number of RSUs and PSUs are determined by dividing the dollar award by the closing price of the common stock on the grant date.

RSU Awards. Each RSU represents the right to receive upon vesting one share of the Company's common stock.

PSU Awards. PSUs represent a contingent number of units of stock granted at the beginning of a specified performance cycle, with the actual payout of units at 0% to 300% of the target grant amount based on the Company's relative performance against members of a comparator group with respect to total shareholder return over a three-year period. Each PSU represents the right to receive upon vesting one share of the Company's common stock.

Modified Stock Awards - Mr. Joseph - The provisions of the Separation Agreement with respect to the 2014 and 2015 grant year awards was considered to be a modification under the applicable accounting requirements because these awards would have otherwise been forfeited  pursuant to the terms of the Company’s 2008 Omnibus Long-Term Incentive Plan upon his separation. As such, the awards were revalued, considering the then-current stock price and potential outcomes for the PSU multiplier considering TSR performance to-date.

Outstanding Equity Awards at December 31, 2016
The following table provides information on the current holdings of option and stock awards by the named executive officers as of December 31, 2016.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date	Value of Unexercised In-The-Money Options/ SARs at Fiscal Year End ($)(2)	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert S. Taubman	Various	—	—	—	—	—	—	47,846	3,537,255	—	—
	6/1/2016	—	—	—	—	—	—	—	—	36,810	2,721,363
	6/1/2016	—	—	—	—	—	—	—	—	36,810	2,721,363
(5)	6/1/2016	—	—	—	—	—	—	—	—	3,636	268,809
(5)	6/1/2016	—	—	—	—	—	—	—	—	3,636	268,809
	3/9/2015	—	—	—	—	—	—	—	—	42,906	3,172,041
	3/5/2014	—	—	—	—	—	—	—	—	9,652	713,584
	2/29/2012	—	—	—	—	—	—	—	—	—	—
	2/27/2008	68,115	—	—	45.90	2/27/2018	1,909,263	—	—	—	—
	3/7/2007	60,376	—	—	51.15	3/7/2017	1,375,365	—	—	—	—
Simon J. Leopold	Various	—	—	—	—	—	—	12,767	943,864	—	—
	6/1/2016	—	—	—	—	—	—	—	—	12,531	926,417
	6/1/2016	—	—	—	—	—	—	—	—	12,531	926,417
(5)	6/1/2016	—	—	—	—	—	—	—	—	1,238	91,525
(5)	6/1/2016	—	—	—	—	—	—	—	—	1,238	91,525
William S. Taubman	Various	—	—	—	—	—	—	27,991	2,069,375	—	—
	6/1/2016	—	—	—	—	—	—	—	—	23,973	1,772,324
	6/1/2016	—	—	—	—	—	—	—	—	23,973	1,772,324
(5)	6/1/2016	—	—	—	—	—	—	—	—	2,368	175,066
(5)	6/1/2016	—	—	—	—	—	—	—	—	2,368	175,066
	3/1/2015	—	—	—	—	—	—	—	—	23,391	1,729,297
	3/5/2014	—	—	—	—	—	—	—	—	5,262	389,015
	2/29/2012	—	—	—	—	—	—	—	—	—	—
	2/27/2008	39,882	—	—	45.90	2/27/2018	1,117,892	—	—	—	—
	3/7/2007	34,213	—	—	51.15	3/7/2017	779,372	—	—	—	—
René Tremblay	Various	—	—	—	—	—	—	3,016	222,973	—	—
David S. Joseph II	Various	—	—	—	—	—	—	10,430	771,090	—	—
	3/1/2015	—	—	—	—	—	—	—	—	14,982	1,107,619
	3/5/2014	—	—	—	—	—	—	—	—	3,370	249,168
_____________

(1)
Reflects the reduction of the per share exercise price by $4.75 as a result of the modification of unexercised stock options following the declaration of a special dividend of $4.75 per common share on December 2, 2014.

(2)	Based upon the closing price of the Company's common stock on the NYSE on December 30, 2016 of $73.93.

(3)	The RSUs vest as follows:

	March 1,
Name	2017	2018	2019
Robert S. Taubman	15,568	14,302	17,976
Simon J. Leopold	3,016	3,631	6,120
William S. Taubman	8,487	7,797	11,707
René Tremblay	3,016	—	—
David S. Joseph II	5,436	4,994	—

(4)
Assumes the achievement of the maximum performance goal based upon performance through December 31, 2016 being above the target performance goal, which would result in a 300% payout of the target PSU grant for 2016 and 2015. For 2012 and 2014 PSU grants, actual performance is reflected due to the performance period ending in March 2017.

(5)	Represents maximum units awarded for TRG Profits Units for Dividend Equivalent Rights.

Option Exercises and Stock Vested in 2016
The following table provides information about the value realized by the NEOs on the exercise of options and the vesting of stock awards in 2016.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Taubman	—	—	13,697	1,000,703
Simon J. Leopold	—	—	1,971	144,001
William S. Taubman	46,811	1,527,138	7,466	545,466
René Tremblay	—	—	—	—
David S. Joseph II	—	—	4,838	353,464
_____________

(1)
The value realized is based on the number of options exercised multiplied by the difference between (A) the closing price of the common stock on the NYSE on the exercise date and (B) the exercise price.

(2)
Represents the vesting of RSUs and PSUs which all vested on March 1, 2016. The value realized for purposes of the table is based upon the number of shares of common stock received upon vesting multiplied by the closing price of the common stock on the NYSE on March 1, 2016. The closing price of the common stock was $73.06.

Nonqualified Deferred Compensation in 2016
The Company had the following nonqualified deferred compensation arrangements in 2016 relating to the NEOs:
Supplemental Retirement Savings Plan
This plan provided benefits to senior management in the form of Company contributions which would have been payable under the tax-qualified retirement plan (The Taubman Company and Related Entities Employee Retirement Savings Plan, the “401(k) plan”) but for the reduction in recognizable compensation as required by the IRC. The plan was “frozen” for NEOs on June 30, 2013; participants retain the right to their account balance as of that date, but no new contributions will be made. The Company will continue to credit earnings at a rate of 1% above the prime rate of return established by JPMorgan Chase Bank, N.A.
Robert Taubman’s Deferral of TRG Units
Pursuant to an option deferral agreement entered into in December 2001 among the Manager, TRG and Robert Taubman, Mr. Taubman deferred his right to receive 871,262 TRG units (Deferred TRG Units) pursuant to an incentive option granted to Mr. Taubman in 1992 that he exercised in 2002. Until the Deferred TRG units are distributed in full, Mr. Taubman receives distribution equivalents on the Deferred TRG units in the form of cash payments as and when TRG makes distributions on actual units outstanding. Beginning with the earlier of Mr. Taubman’s cessation of employment for any reason or the ten-year anniversary of the date of exercise, actual TRG units will be paid to Mr. Taubman in ten annual installments. In January 2011, an amendment to the option deferral agreement extended the issuance of the deferred units to begin in December 2017. In October 2016, an amendment to the option deferral agreement and the 2011 amendment was entered into which, effective December 1, 2017, extended the issuance of the deferral units to begin in December 2022 and changed the issuance period from ten to five annual installments. The deferral agreement will terminate and actual TRG units will be paid to Mr. Taubman in a single distribution upon a change of control of TRG if followed by Mr. Taubman’s termination of employment within six months of such change of control.
Nonqualified Deferred Compensation in 2016
The table below provides information on the nonqualified deferred compensation of the NEOs in 2016.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)		Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Robert S. Taubman	Supplemental Retirement Savings Plan	—	—	13,759		—	312,481
	Option Deferral Agreement	—	—	(2,430,821)	(5)	2,074,539	64,412,400
Simon J. Leopold	Supplemental Retirement Savings Plan	—	—	—		—	—
William S. Taubman	Supplemental Retirement Savings Plan	—	—	12,822		—	291,197
René Tremblay	—	—	—	—		—	—
David S. Joseph II	—	—	—	—		—	—
_____________

(1)	The Company's contributions to the supplemental retirement savings plan ended in 2013.

(2)	None of the earnings set forth in the table are above-market or preferential, and therefore none of such amounts are reflected in the Summary Compensation Table.

(3)	Withdrawals and distributions are not reflected in the Summary Compensation Table.

(4)
For Messrs. R. Taubman and W. Taubman, $71,902 and $65,078, respectively, was reported in the Summary Compensation Table from 2006 through 2013 as compensation, in aggregate, all of which related to the Company's contributions to the supplemental retirement savings plan.

(5)
Represents a loss due to a $2.79 per share decrease in the common stock price. The share price decrease is with respect to the options previously exercised and the deferral of the underlying TRG units.

Potential Payments Upon Termination or Change-in-Control
The following section describes and quantifies potential payments and benefits to the NEOs under the Company's compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company.
Mr. Tremblay was party to an employment agreement and change of control agreement with the Company and to an employment agreement and an operating agreement with subsidiaries of the Company as of December 31, 2016. Mr. Tremblay voluntarily resigned as President, Taubman Asia Management Limited and became Chairman, Taubman Asia Management Limited effective January 1, 2017.
Mr. Joseph was party to a change of control employment agreement. After the automatic termination of such employment agreement in April 2015 in accordance with its terms, Mr. Joseph became an at-will employee of the Company. Mr. Joseph voluntarily resigned as Executive Vice President, Leasing of The Taubman Company, LLC effective December 31, 2016.
Mr. Leopold is party to a change of control employment agreement with the Company. Messrs. R. Taubman and W. Taubman have not entered into such agreements.
Certain of the Company's compensatory plans contain provisions regarding the acceleration of vesting and payment upon specified termination events; see “-Company Share-Based Plans” below. In addition, the Committee may authorize discretionary severance payments to its NEOs upon termination.
Company Share-Based Plans
1992 Option Plan.  The Compensation Committee is authorized to accelerate the vesting of options at any time more than six months after the grant date. The Compensation Committee is also permitted to modify, extend or renew outstanding options, or accept the cancellation or surrender of such options, except to the extent such actions would constitute a repricing of options without satisfying the applicable shareholder approval requirements of the NYSE.
If a participant's employment is terminated for cause, all vested and unvested options will be forfeited as of the termination date.
If a participant's employment with the Company is terminated for any reason, other than the death, disability, or retirement of such employee or for cause, (A) the participant's options that have not vested as of such termination date will be forfeited, and (B) the participant shall have 90 days (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options, subject to specified limitations.
Options held by an employee who dies while employed will vest immediately, and the beneficiary will have 730 days to exercise such options. Options held by an employee that becomes disabled or retires will also vest immediately upon such trigger event, and will be exercisable any time prior to the tenth anniversary of the date of grant.
Options will vest immediately upon the termination (without renewal) of the Manager's services agreement with TRG, upon any change in control of TRG, or upon TRG's permanent dissolution.
2008 Omnibus Plan.  The Committee has the authority to accelerate vesting of any of the applicable awards at any time.
The RSUs will vest immediately if a participant's employment with the Company is terminated for death, disability or retirement of such employment, or upon a change of control of TRG. Beginning with 2014 awards, RSUs will also vest immediately upon a lay-off in connection with a reduction in force. If a participant's employment with the Company is terminated for any other reason, the RSUs that have not vested as of such date will be forfeited.
Except with respect to one-time special PSU awards, the PSUs will vest immediately if a participant's employment with the Company is terminated for death, disability or retirement of such employment, or upon a change of control of TRG. Beginning with 2014 awards, PSUs will also vest immediately upon a lay-off in connection with a reduction in force. The multiplier applicable to such vesting will be determined in the same manner as set forth in the award, although the vesting date will be substituted by the date of such vesting condition; provided, that, upon death, disability or retirement, the multiplier shall be one times if such vesting event occurs less than one year from the grant date. If a participant's employment with the Company is terminated for any other reason, the PSUs that have not vested as of such date will be forfeited.
The special PSU awards will vest immediately if a participant's employment with the Company is terminated for death or disability, or upon a change of control of TRG. The multiplier applicable to such vesting will be determined in the same manner as set forth in the award, although the vesting date will be substituted by the date of such vesting condition; provided, that, upon death or disability, the multiplier shall be one times if such vesting event occurs less than one year from the grant date. If a participant's employment with the Company is terminated for any other reason, the special PSUs that have not vested as of such date will be forfeited.
Deferred Compensation Plans and Arrangements
Supplemental Retirement Savings Plan.    Each NEO (except Mr. Tremblay and Mr. Joseph) participated in the plan until it was frozen in June 2013. No withdrawals are permitted under the plan during employment. As soon as practicable following the termination of employment for any reason, the employee must elect a lump-sum payment (to be paid no earlier than one year following such termination date) or annual installments (such first installment to be paid no earlier than one year following the last day of the month of termination); however, in its sole discretion, the Company may accelerate such payment plan. The acceleration provisions will be amended as necessary to comply with the new tax rules applicable to nonqualified deferred compensation arrangements. In the event the employee dies before distribution of all amounts, the beneficiary may change the form of payment with the consent of the Company.
Robert Taubman's Deferral of TRG Units.    Beginning with the earlier of Mr. Taubman's cessation of employment for any reason or the ten-year anniversary of the date of exercise, the Deferred TRG units will be paid to Mr. Taubman in ten annual installments. In January 2011, an amendment to the option deferral agreement extended the issuance of the deferred units to begin in December 2017. In October 2016, an amendment to the option deferral agreement and the 2011 amendment was entered into which, effective December 1, 2017, extended the issuance of the deferral units to begin in December 2022 and changed the issuance period from ten to five annual installments. The deferral agreement will terminate and the Deferred TRG units will be paid to Mr. Taubman in a single distribution of TRG units upon a change of control of TRG if followed by Mr. Taubman's termination of employment within six months of such change of control.
Change of Control Employment Agreements
The agreements have three-year terms that automatically extend for an additional year on each anniversary of the first day of their terms unless a notice not to extend is given by the Company at least 60 days prior to the renewal date. If a change of control of the Company occurs during the term of the agreement, then the agreements become operative for a fixed three-year period commencing on the date of the change of control and supersede any other employment agreement between the Company and any of its affiliates, on the one hand, and the executive, on the other.
Each agreement provides generally that the executive's terms and conditions of employment, including position, location, compensation and benefits, will not be adversely changed during the three-year period after a change of control. In addition, each agreement also provides that upon a change of control or a termination of employment in anticipation of a change of control, all of the executive's share-based compensation awards that are outstanding on the date of the change of control will vest and, in specified circumstances, will become exercisable or payable.
After a change of control, if the executive's employment is terminated for cause, the executive will generally be entitled to receive:

•	accrued and unpaid compensation and benefits; and

•	other vested benefits in effect on the date of the termination.
After a change of control, if the executive's employment is terminated by reason of the person's death or disability, the executive or his or her beneficiary or estate will generally be entitled to receive:

•	the amounts noted above for termination for cause; and

•	an annual cash bonus for the year in which the termination of employment occurs, pro-rated through the date of termination.
After a change of control, if the executive's employment is terminated by the Company other than for cause, death or disability, or if the executive resigns for good reason, or upon certain terminations in connection with or in anticipation of a change of control, the executive will generally be entitled to receive:

•	the amounts noted above for termination by reason of death or disability;

•	two and a half times the executive's annual base salary and annual cash bonus;

•	continued welfare benefits and perquisites for at least thirty months; and

•	outplacement services for one year.
The annual cash bonus portion of this severance amount will be based on the higher of the highest award paid to the executive during the three years prior to the change of control or the most recent award paid to the executive prior to the date of termination of employment.

The change in control agreements have been amended to eliminate a full gross up provision and instead provide for a “best-net” determination.
Further, as a condition to receiving such funds and subject to limited specified exceptions, the executive must sign an agreement to forever release and discharge the Company and its agents from any and all liabilities of any kind whatsoever related in any way to the Company's employment of the executive that the executive has ever had or may thereafter have against the Company or its agents. The executive is also subject to customary confidentiality provisions after the termination of employment with the Company.
Employment Agreement - Mr. Tremblay
In October 2010, Taubman Asia Management Limited entered into an employment agreement with Mr. Tremblay regarding his employment as President of Taubman Asia, with the initial term ending December 31, 2015. Mr. Tremblay also agreed to serve on the board of directors of The Taubman Company Asia Limited for the term of his employment. The employment agreement was amended in April 2014 to extend the term of Mr. Tremblay's employment through December 31, 2017. Mr. Tremblay transitioned from his position of President of Taubman Asia and became Chairman of Taubman Asia effective January 1, 2017 and interim Head of U.S. Development in April 2017.
For 2016, the employment agreement provides for an annual base salary of $1,092,025 with a target annual bonus of 40% that was prepaid in monthly installments with a clawback provision in case the bonus is not earned under the annual bonus program. Effective January 1, 2017, Mr. Tremblay salary was reduced to $819,019 with a target bonus of 40% to reflect a reduced work schedule.
In addition, Mr. Tremblay is eligible to receive the following perquisites: housing costs and related insurance, personal expenses, club membership, school tuition fees for secondary school, relocation expenses, automobile and related insurance, life insurance premium, long-term disability benefits, and supplemental medical benefits.
Pursuant to the agreement, if Mr. Tremblay's employment with Taubman Asia Management Limited is terminated for any reason other than (1) Mr. Tremblay's voluntary termination of his employment for good reason (including specified change of control, relocation or diminution of duties or responsibilities), (2) death or disability or (3) a termination by Taubman Asia Management Limited for cause, Mr. Tremblay shall be entitled to receive payment of (i) his base salary, and his minimum guaranteed bonus or target bonus, until the earlier of two years after such termination or the remaining term under such agreement, and (ii) specified housing costs, personal expenses and health insurance coverage plan costs for three months after termination. Mr. Tremblay is required to seek comparable employment in good faith, and payments under the clause will be reduced by amounts Mr. Tremblay receives from other employment during such payment period.
In addition, in the case of any termination, Taubman Asia Management Limited is required to pay specified relocation costs if within three months following such termination Mr. Tremblay provides notice of his desire to move outside of Hong Kong.
Following expiration or termination of the agreement, Mr. Tremblay must execute a release of claims agreement and he will be subject to the non-competition, non-solicitation and confidentiality provisions set forth therein. The non-competition provisions are applicable for the remaining term of the agreement and, in specified circumstances, for a period of one year thereafter. In addition, Mr. Tremblay is subject to a non-solicitation provision for the term of the agreement and for one year thereafter.

Operating Agreement for Taubman Properties Asia LLC - Mr. Tremblay
In October 2010, Mr. Tremblay obtained a 10% ownership interest in Taubman Properties Asia LLC, a consolidated subsidiary of the Company. He is entitled to 10% of Taubman Asia's distributions, with 85% of his distributions being withheld as contributions to capital. These withholdings will continue until he contributes and maintains his capital consistent with a 10% ownership interest, including all capital funded by TRG for Taubman Asia's operating and investment activities prior and subsequent to Mr. Tremblay obtaining his ownership interest. Mr. Tremblay's ownership interest will be reduced by 50% upon his cumulatively receiving a specified amount in distributions. TRG will have a preferred investment in Taubman Asia to the extent Mr. Tremblay has not yet contributed capital commensurate with his ownership interest. This preferred investment will accrue an annual preferential return equal to TRG's average borrowing rate (with the preferred investment and accrued return together being referred to herein as the preferred interest).
In April 2016, the Company reacquired half of Mr. Tremblay's 10% ownership interest in Taubman Asia for $7.2 million. Simultaneously, Mr. Tremblay contributed $2 million to the capital of Taubman Asia, which amount may be returned, in part or in whole, depending on the future value of current Taubman Asia assets; such re-valuation will be performed at Mr. Tremblay's election on or after the third anniversary of the opening of specified Asia projects. Mr. Tremblay's remaining 5% interest is putable to the Company beginning in 2019 at the earliest, upon reaching certain specified milestones. In addition, Taubman Asia has the ability to call, and Mr. Tremblay has the ability to put, his ownership interest upon specified terminations of his employment, although such put or call right may not be exercised for specified time periods after certain termination events. The redemption price for the ownership interest is 50% (increasing to 100% as early as June 2017) of the fair value of the ownership interest less the amount required to return the Taubman Asia's preferred interest. The Company has determined that Mr. Tremblay's ownership interest in Taubman Asia qualifies as an equity award, considering its specific redemption provisions, and accounts for it as a contingently redeemable noncontrolling interest, with a carrying value of $8.7 million at December 31, 2016.
For purposes of the table below, the Company assumes that it would redeem Mr. Tremblay's remaining ownership upon any termination of employment.

Separation Agreement and Consulting Agreement - Mr. Joseph

On December 18, 2016, Mr. Joseph, notified the Company of his resignation from his position, effective December 31, 2016, and entered into an Agreement and Release (the Separation Agreement) that sets forth the terms of his resignation. The table below provides the specified benefits provided to Mr. Joseph solely in connection with his termination without cause.

The Separation Agreement provides for the following cash payments to be made to Mr. Joseph: $50,000 on March 1, 2017, $75,000 on both June 1, 2017 and September 1, 2017, and $500,000 on March 1, 2018. Pursuant to the Separation Agreement, Mr. Joseph will vest in 5,426 unvested RSU and 5,426 unvested PSU (such PSU subject to a multiplier to be determined in accordance with the applicable terms of the award) relating to the 2014 grant year, that settled on March 1, 2017. He also will vest in 4,994 unvested RSU and 4,994 PSU (such PSU subject to a multiplier to be determined in accordance with the applicable terms of the award) relating to the 2015 grant year, to be settled on March 1, 2018. As these awards would have otherwise been forfeited  pursuant to the terms of the Company’s 2008 Omnibus Long-Term Incentive Plan upon his separation, the vesting of the 2014 and 2015 grant year awards was considered to be a modification under the applicable accounting requirements.   As such, the awards were revalued, considering the then-current stock price and potential outcomes for the PSU multiplier considering TSR performance to-date.   The resulting value of the modified awards was determined to be $1.531 million.

Outstanding unvested special Performance Share Units relating to the 2013 grant year and all share-based awards granted to Mr. Joseph in 2016 were forfeited under the terms of the Company’s 2008 Omnibus Long-Term Incentive Plan.

The Separation Agreement contains general non-compete and non-solicitation provisions effective until March 1, 2018, as well as a full release of any claims by Mr. Joseph against the Company. The Separation Agreement also provides that Mr. Joseph is eligible for COBRA reimbursement for up to 18 months.

On December 18, 2016, Mr. Joseph also entered into a Consulting Agreement effective January 1, 2017 and ending August 31, 2017. This agreement provides for a $25,000 monthly retainer fee and variable compensation of up to $300,000 payable at the Company’s discretion for strategic advice and assistance relating to the Company’s shopping centers. The Consulting Agreement contains general non-compete and non-solicitation provisions effective for the terms of the agreement.

Change of Control/Severance Payment Table
The following table estimates the potential payments and benefits to the NEOs upon termination of employment or a change of control, assuming such event occurs on December 31, 2016. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.
Items Not Reflected in Table. The following items are not reflected in the table set forth below:

•	Accrued salary, cash bonus (except to the extent specifically noted in Mr. Tremblay's employment agreement) and paid time off.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Amounts outstanding under the Company's 401(k) plan.

•
Supplemental Retirement Savings Plan.    If such participant's employment is terminated for any reason, upon the occurrence of specified events (including a change of control of TRG, the dissolution of TRG or the termination (without renewal) of the Manager's services agreement with TRG), or the Company accelerates such payment as of December 31, 2016, then the participant would receive the aggregate balance amount relating to the plan as set forth in the “Nonqualified Deferred Compensation in 2016” table.

•
Robert Taubman's Deferral of TRG Units.    If Mr. Taubman's employment is terminated for any reason as of December 31, 2016, the Deferred TRG units will be paid to Mr. Taubman in ten annual installments. If Mr. Taubman's employment is terminated within six months of a change of control, then the Deferred TRG units will be paid to Mr. Taubman in a single distribution. The aggregate balance amount relating to this deferral arrangement is set forth in the “Nonqualified Deferred Compensation in 2016” table.

Other Notes Applicable to Table.

•
The 1992 Option Plan and 2008 Omnibus Plan provide for the acceleration of vesting of share-based awards upon retirement, death, disability, layoff in connection to a reduction in force or a change of control. The closing price of the Company's common stock on December 30, 2016 was $73.93. The table reflects the intrinsic value of such acceleration, which is:

•	for each unvested RSU or Restricted TRG Profits Units, $73.93; and

•
for each PSU or Profits Units, in the case of death, disability, layoff in connection to a reduction in force (or retirement, for the annual PSU grants) or in the case of a change of control, $73.93 multiplied by 1x for each 2016 Relative TSR & NOI TRG Profit Unit and $73.93 multiplied by 1.44x per PSU for the 2015 annual PSU awards (the estimated multiplier as of December 31, 2016 for such awards). The annual PSU awards for 2014 had an actual 0.62x payout in March 2017 and the 2012 special PSU awards had an actual 0x payout in March 2017.

•
The Committee has discretion to accelerate the vesting of RSU, PSU and Profits Units awards to the extent not expressly set forth above. The table assumes the Committee does not utilize such discretion.

•	The table does not reflect the intrinsic value of vested options, which is set forth in “Outstanding Equity Awards at December 31, 2016".

•
For a termination following a change of control, the table below assumes such termination is other than for cause, death or disability, or due to the executive resigning for good reason, or upon certain terminations in connection with or in anticipation of a change of control.

•	None of the NEOs are eligible for retirement and therefore termination due to retirement is not included in the table below.

•	Life insurance amounts only reflect policies paid for by the Company.

•	The table assumes a “disability” is of a long-term nature, which triggers vesting of share-based awards. Disability payments are shown on an annual basis.

	Cash Severance ($)	Miscellaneous Benefits ($)(1)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)	Annual Disability Benefits ($)(4)	Total ($)(4)
Robert S. Taubman(2)
Death	—	—	7,766,929	1,400,000	—	9,166,929
Disability	—	—	7,766,929	—	360,000	8,126,929
Layoff in connection with a reduction in force	—	—	7,766,929	—	—	7,766,929
Change of control	—	—	7,766,929	—	—	7,766,929
Simon J. Leopold
Death	—	—	2,147,369	1,400,000	—	3,547,369
Disability	—	—	2,147,369	—	360,000	2,507,369
Layoff in connection with a reduction in force	—	—	2,147,369	—	—	2,147,369
Change of control	2,750,000	71,457	2,147,369	—	—	4,968,826
William S. Taubman(2)
Death	—	—	3,964,728	1,400,000	—	5,364,728
Disability	—	—	3,964,728	—	360,000	4,324,728
Layoff in connection with a reduction in force	—	—	3,964,728	—	—	3,964,728
Change of control	—	—	3,964,728	—	—	3,964,728
David S. Joseph II
Termination without cause	700,000	1,531,274	—	—	—	2,231,274
Rene Tremblay(3)
Termination without cause	1,528,835	8,706,246	—	—	—	10,235,081
Death	—	8,700,000	222,973	1,400,000	—	10,322,973
Disability	—	8,700,000	222,973	—	133,800	9,056,773
Layoff in connection with a reduction in force	1,528,835	8,706,246	222,973	—	—	10,458,054
Change of control	1,528,835	8,706,246	222,973	—	—	10,458,054
_____________

(1)	For Mr. Leopold, amount includes the value of continuing health benefits for 30 months after December 31, 2016 (using 2017 Cobra Rates) and outplacement services for one year after December 31, 2016.
For Mr. Joseph, amount represents the grant-date fair value of his modified equity awards pursuant to the Separation Agreement.

For Mr. Tremblay, the amounts include the carrying value of $8.7 million for his 5% ownership interest in Taubman Asia as of December 31, 2016. For Termination without cause, Layoff in connection with a reduction in force or termination resulting from a Change in Control it also includes the value of continuing health benefits for 3 months after December 31, 2016 (using 2017 Cobra Rates).

(2)
Except as specified in “-Items Not Reflected in Table,” such person does not receive any additional payments if (A) he voluntarily terminates his employment, or (B) his employment is terminated by the Company with or without cause.

(3)
Except as specified in “-Items Not Reflected in Table”, he does not receive any additional payments if (A) he voluntarily terminates such employment without good reason, or (B) his employment is terminated by the Company with cause.

(4)	For terminations due to disability, the total amounts only include one year of disability benefits. In actuality, such amount will be paid on an annual basis.

RELATED PERSON TRANSACTIONS

Policies and Procedures
To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a written policy regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% shareholder (of any class of the Company's Voting Stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A "related person transaction" is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company's General Counsel or outside general counsel of any updates to such information prior to the annual meeting. Further, the Company's financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions.
From January 1, 2016 through the date hereof, the Company's related person transactions were solely with members of the Taubman family and their affiliates. The Audit Committee and/or the independent directors of the Board reviewed such business transactions to ensure that the Company's involvement in such transactions was on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and was in the best interests of the Company and its shareholders. When necessary or appropriate, the Company has engaged third party consultants and special counsel, and the Board has created a special committee, to review such transactions. While Mr. R. Taubman and Mr. W. Taubman may participate in certain discussions regarding Company transactions with the Taubman family and affiliates, they recuse themselves from the approval process by the Board or Audit Committee and do not negotiate contractual terms or control the Company's strategies with respect to such transactions.

2016 Related Person Transactions
The Manager is the manager of the Sunvalley shopping center (Sunvalley) in Concord, California, and has been the manager since its original development (opened in 1967). TRG owns a 50% general partnership interest in SunValley Associates, a California general partnership, which indirectly owns the center. The other 50% partner consists of two entities owned and controlled by the Revocable Trust (Robert Taubman, William Taubman and Gayle Taubman Kalisman are co-trustees of such trust).  A. Alfred Taubman was the former Chairman of the Board and the father of Robert and William Taubman.  The Sunvalley partnership agreement names TRG as the managing general partner and provides that so long as TRG has an ownership interest in the property, the Manager will remain its manager and leasing agent. Sunvalley is subject to a ground lease on the land, which is owned by Taubman Land Associates LLC (Taubman Land). Taubman Land is owned 50% by an affiliate of TRG and 50% by an entity that Robert Taubman, William Taubman and Gayle Taubman Kalisman have ownership interests in and control. Rent was $1.7 million for 2016.

The Revocable Trust and certain of its affiliates receive various management services from the Manager. For such services, the Revocable Trust and affiliates paid the Manager approximately $3.0 million in 2016.

Taubman Ventures Management, an operating division of TVG that manages the personal assets of, and provides administrative services to, the Taubman family, including A. Alfred Taubman's estate (collectively, the “Taubman Family”), utilizes a portion of the Manager's Bloomfield Hills, Michigan offices. For the use of the office space, Taubman Ventures Management paid the Manager approximately $127,000 in 2016, representing its pro rata share of the total occupancy costs. In addition, employees of Taubman Ventures Management and other affiliated companies of the Taubman Family were enrolled in the benefit program of the Manager.  For participation in the Manager's benefit program, participants paid the Manager approximately $59,000 in 2016, representing 100% reimbursement of the costs associated with such participation in the benefit program plus a 15% administrative fee.

The Manager leases a corporate plane for business use and was reimbursed approximately $494,000 in 2016 by the Taubman Family for personal use of the corporate plane, representing reimbursement of all pilot and crew expenses, fuel costs and landing fees.

See “Compensation Discussion and Analysis-Description and Analysis of 2016 Compensation Elements” for information on calculating incremental cost to the Company in respect of corporate plane use.

At the time of the Company's initial public offering and its acquisition of its partnership interest in TRG in 1992, the Company entered into an agreement (as amended and restated, the Cash Tender Agreement) with A. Alfred Taubman as trustee of the Revocable Trust and TRA Partners (now Taubman Ventures Group LLC or TVG), each of whom  owned an interest in TRG, whereby each of the Revocable Trust and TVG (and any assignee of their TRG units) has the right to tender to the Company TRG units (provided that if the tendering party is tendering less than all of its TRG units, the aggregate value is at least $50 million) and cause the Company to purchase the tendered interests at a purchase price based on its market valuation on the trading date immediately preceding the date of the tender (except as provided below). TVG is controlled by a majority-in-interest among the Revocable Trust and entities affiliated with the children of A. Alfred Taubman (Robert S. Taubman, William S. Taubman, and Gayle Taubman Kalisman).  At the election of the tendering party, TRG units held by members of A. Alfred Taubman’s family and TRG units held by entities in which his family members hold interests may be included in such a tender. The Company will have the option to pay for tendered interests from available cash, borrowed funds, or from the proceeds of an offering of common stock. Generally, the Company expects to finance these purchases through the sale of new shares of its stock. The tendering party will bear all market risk if the market price at closing is less than the purchase price and will bear the costs of sale. Any proceeds of the offering in excess of the purchase price will be for the sole benefit of the Company. The Company accounts for the Cash Tender Agreement as a freestanding written put option. As the option put price is defined by the current market price of the Company's stock at the time of tender, the fair value of the written option defined by the Cash Tender Agreement is considered to be zero. Based on a market value at December 31, 2016 of $73.93 per common share, the aggregate value of interests in TRG that may be tendered under the Cash Tender Agreement was approximately $1.8 billion. The purchase of these interests at December 31, 2016 would have resulted in the Company owning an additional 28% interest in TRG.

AUDIT COMMITTEE MATTERS
The Audit Committee acts under a written charter available on the Company's website, www.taubman.com, under the Investors - Corporate Governance tab. Each member of the Audit Committee is independent under the Company's Corporate Governance Guidelines and as independence for audit committee members is defined by the rules adopted by the SEC and the NYSE.
As described more fully in its charter, the Audit Committee is responsible for providing independent, objective oversight and review of the Company's accounting and financial reporting functions, including monitoring the effectiveness of the Company's internal control over financial reporting, disclosure controls and internal audit function. Management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. KPMG, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.
The responsibilities of the Audit Committee include engaging an accounting firm to be the Company's independent registered public accounting firm and establishing the terms of retention, including compensation. Additionally, the Audit Committee reviews and evaluates, and discusses and consults with management, internal audit personnel and the independent registered public accounting firm on matters which include the following:

•	the plan for, and the independent registered public accounting firm's report on, each audit of the Company's financial statements;

•	the Company's quarterly and annual financial statements contained in reports filed with the SEC or sent to shareholders;

•	changes in the Company's accounting practices, principles, controls or methodologies, or in its financial statements;

•	significant developments in accounting rules;

•	the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and

•
the continued independence of the Company's independent registered public accounting firm and the monitoring of any engagement of the independent registered public accounting firm to provide non-audit services.

Pre-Approval Policies and Procedures
The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services to be performed for the Company. If a product or service arises that was not already pre-approved, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to consider and pre-approve such services between quarterly meetings of the Audit Committee. In pre-approving all audit services and permitted non-audit services, the Audit Committee or the Chairman of the Audit Committee must consider whether the provision of the permitted non-audit services is consistent with maintaining the independence of the Company's independent registered public accounting firm. Any interim approvals granted by the Chairman of the Audit Committee are reported to the entire Audit Committee at its next regularly scheduled meeting.

KPMG Fees
The following table sets forth the fees the Company was billed for audit and other services provided by KPMG in 2016 and 2015. All of such services were approved in conformity with the pre-approval policies and procedures described above. The Audit Committee, based on its reviews and discussions with management and KPMG noted above, determined that the provision of these services was compatible with maintaining KPMG's independence.

	2016 ($)	2015 ($)
Audit Fees	1,861,374	1,584,475
Audit-Related Fees	26,850	22,950
Tax Fees	4,324	1,277
Other Fees	—	—
Total Fees	1,892,548	1,608,702
Audit Fees. Audit fees relate to professional services rendered by KPMG for the audits of the Company's annual financial statements and the Company's internal control over financial reporting, review of the financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with these filings. The table includes $683,200 and $631,100 in 2016 and 2015, respectively, related to individual shopping center audit reports.
Audit-Related Fees. Audit-related fees relate to assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company's financial statements. In 2016 and 2015, audit-related services primarily consisted of fees for services related to the audit of an employee benefit plan.
Tax Fees. Tax fees in 2016 and 2015 relate to tax consulting and compliance services for certain tax filings.
REPORT OF THE AUDIT COMMITTEE
In connection with the Company's annual report on Form 10-K for the year ended December 31, 2016, and the consolidated financial statements to be included therein, the Audit Committee has:

(1)	reviewed and discussed the audited consolidated financial statements with management;

(2)	discussed with KPMG, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standard No. 16, as amended; and

(3)
received the written disclosures and letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence with respect to the Company.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
The Audit Committee

Ronald W. Tysoe, Chairman
Jerome A. Chazen
Myron E. Ullman, III

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
Although shareholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment of KPMG under advisement if such appointment is not ratified by the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date. KPMG has served as the Company's independent registered public accounting firm since 2004, and the appointment of KPMG in such years was ratified by the Company's shareholders at the respective annual meetings. See “Audit Committee Matters” for a description of fees in 2016 and 2015 and other matters related to KPMG's provision of services to the Company.
The Company expects that representatives of KPMG will be present at the annual meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement.
The Board recommends that the shareholders vote FOR the ratification of KPMG as the Company's independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. See "Proposal 4 - Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation."
As described in detail under the heading “Compensation Discussion and Analysis,” our NEO compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure an alignment of interests of such persons with our shareholders. Under this program, our NEOs are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our NEOs to ensure the fulfillment of our compensation philosophy and goals.
Please read the “Compensation Discussion and Analysis,” beginning on page 39 (which includes an Executive Summary), and the “Named Executive Officer Compensation Tables,” beginning on page 58, for additional details about our NEO compensation program, including information about the target and earned compensation of our NEOs in 2016.
We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. We value the opinions of our shareholders and to the extent that this proposal is not approved by a significant margin, the Compensation Committee will evaluate whether any actions are necessary to address the general concerns expressed by this vote.
The Board recommends that the shareholders vote FOR the approval of the compensation of our NEOs, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement. By voting on this Proposal No. 4, shareholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every year, two years or three years. Shareholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.
At our 2011 annual meeting, our shareholders indicated its preference for such advisory vote to be held every year and we have included such proposal annually since the 2011 annual meeting. Based on various feedback from shareholder engagement through the years, we believe that our shareholders prefer annual advisory votes to enhance or reinforce accountability of the Board and management, and annual advisory votes has become commonplace among our public company peers. Therefore, the Board recommends that you vote for annual say-on-pay proposals.
Shareholders are not voting to approve or disapprove the Board’s recommendation. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board recommends that the shareholders vote for the Company to conduct future advisory votes on named executive officer compensation every year.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires the Company's directors, its executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of the Company's equity securities and any changes thereto, and to furnish copies of these reports to the Company. Based on the Company's review of the insiders' forms furnished to the Company or filed with the SEC and representations made by the directors and executive officers of the Company, no insider failed to file on a timely basis a Section 16(a) report in 2016.
The Board has determined that the current members of the Compensation Committee qualify as non-employee directors as defined in Rule 16b-3 of the Exchange Act.

Cost of Proxy Solicitation
The cost of preparing, assembling and mailing the proxy material on behalf of the Company will be paid by the Company. The Company will request brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so.
Further, Innisfree M&A Incorporated has been retained to provide proxy solicitation services. This proxy solicitation firm estimates that approximately 50 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. The Company expects that it will pay Innisfree M&A Incorporated its customary fees, estimated not to exceed approximately $800,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable out-of-pocket expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. The Company’s aggregate expenses, including those of Innisfree M&A Incorporated, related to this solicitation in excess of expenses normally spent for an annual meeting in which there is not a proxy contest  are currently estimated to be approximately $4 million, of which approximately $500,000 has been spent to date.  Costs represented by salaries and wages of regular employees and officers have been excluded from these estimates. The Company has agreed to indemnify Innisfree M&A Incorporated against certain liabilities relating to or arising out of their engagement.
Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, or otherwise by directors, officers, and other employees of the Company, but the Company will not additionally compensate its directors, officers, or other employees for these services. Appendix A sets forth information relating to certain of our directors, officers, and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, or SEC, by reason of their position or because they may be soliciting proxies on our behalf.

Presentation of Shareholder Proposals and Nominations at 2018 Annual Meeting
Any shareholder proposal intended to be included in the Company's proxy statement and form of proxy for the 2018 annual meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Company's Assistant Secretary, Chris Heaphy, 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304-2324 by the close of business on December 21, 2017, and must otherwise be in compliance with the requirements of the SEC's proxy rules.
Any director nomination or shareholder proposal of other business intended to be presented for consideration at the 2018 annual meeting, but not intended to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by the Company at the address in the preceding paragraph between February 1, 2018 and the close of business on March 3, 2018 to be considered timely. However, if the 2018 annual meeting occurs more than 30 days before or 60 days after June 1, 2018, the Company must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2018 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2018 annual meeting, and (B) not earlier than the 120th day prior to the 2018 annual meeting.

See “Board Matters-Committees of the Board-Nominating and Corporate Governance Committee” for further information on the advance notice provisions set forth in the By-laws.

Householding
The Company has elected to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside unless one of the shareholders at such address provides notice that he or she desires to receive individual copies or has elected e-mail delivery of proxy materials. A separate WHITE proxy card is included in the proxy materials for each of these shareholders. This “householding” practice reduces the Company's printing and postage costs. Shareholders may request to discontinue or re-start householding, or request a separate copy of the 2016 annual report and 2017 proxy statement (which will be delivered promptly upon request), as follows:

•	Shareholders owning their Voting Stock through a broker, bank or other nominee should contact such record holder directly; and

•
Shareholders of record should contact Broadridge Investor Communications Solutions, toll-free at 1-866-540-7095, or may write to: Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2016 ANNUAL REPORT
The annual report of the Company for the year ended December 31, 2016, including financial statements for the three years ended December 31, 2016 audited by KPMG, the Company's independent registered public accounting firm, is being furnished with the proxy statement through the Internet, via e-mail or by paper delivery. See “About the Meeting-How can I access the Company's proxy materials and other reports filed with the SEC?” for further information about delivery of the 2016 annual report.
We urge you to vote promptly to ensure that your shares are represented at the annual meeting.
By Order of the Board of Directors,
Robert S. Taubman,
Chairman of the Board, President and
Chief Executive Officer
April 20, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 1, 2017

You may access the Company's proxy statement and 2016 Annual Report on-line at investors.taubman.com. Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

APPENDIX A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables set forth the name and business address of our directors and nominees, and the name and present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission (the SEC), are considered to be "participants" in our solicitation of proxies from our shareholders in connection with our 2017 Annual Meeting of Shareholders.
DIRECTORS AND NOMINEES
The principal occupations of our directors and nominees who are considered “participants” in our solicitation of proxies are as follows; for these purposes their respective business addresses may be treated as c/o Taubman Centers, Inc. 200 East Long Lake Road, Suite 300 Bloomfield Hills, MI 48304-2324:

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any organization in which such employment is carried on
Graham T. Allison	Douglas Dillon Professor of Government and the Director of the Belfer Center for Science and International Affairs at Harvard University	John F. Kennedy School of Government 79 JFK Street, Room L366 Cambridge, MA 02138
Cia Buckley Marakovits	Chief Investment Officer, Partner and Managing Director at Dune Real Estate Partners LP	Dune Real Estate Partners LP 640 Fifth Avenue, 17th Floor New York, NY 10010
Jerome A. Chazen	Chairman of Chazen Capital Partners	Chazen Capital Partners, LLC 150 East 58th Street, 27th Floor New York, NY 10155
Craig M. Hatkoff	Co-founder of the Tribeca Film Festival; Chairman of Turtle Pond Publications LLC	Tribeca Film Festival 375 Greenwich Street New York, NY 10013
Peter Karmanos, Jr.	Chairman and co-founder of MadDog Technology	MadDog Technology 233 Pierce Birmingham, MI 48009
Robert S. Taubman	Chairman of the Board, and President and Chief Executive Officer of the Company and the Manager	Taubman Centers, Inc. 200 East Long Lake Road, Suite 300 Bloomfield Hills, MI 48304-2324
William S. Taubman	Chief Operating Officer of the Company	Taubman Centers, Inc. 200 East Long Lake Road, Suite 300 Bloomfield Hills, MI 48304-2324
Ronald W. Tysoe	Director of the Company; Scripps Networks Interactive, Inc.; Canadian Imperial Bank of Commerce; Cintas Corporation; and J.C. Penney Company, Inc.	c/o Taubman Centers, Inc. 200 East Long Lake Road, Suite 300 Bloomfield Hills, MI 48304-2324
Myron E. Ullman, III	Lead Director of Starbucks Corporation and the Company	c/o Taubman Centers, Inc. 200 East Long Lake Road, Suite 300 Bloomfield Hills, MI 48304-2324

EXECUTIVE OFFICERS AND EMPLOYEES

The principal occupations of our executive officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company (or the subsidiary specified below) and the business address for the participant is Taubman Centers, Inc., 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304-2324.

Name	Position at Taubman
Robert S. Taubman	Chairman of the Board of the Company; President and Chief Executive Officer of the Company and The Taubman Company LLC
William S. Taubman	Director of the Company; Chief Operating Officer of the Company and The Taubman Company LLC
Simon J. Leopold	Executive Vice President, Chief Financial Officer and Treasurer of the Company and The Taubman Company LLC
Peter J. Sharp	President, Taubman Asia Management Limited
David A. Wolff	Vice President, Chief Accounting Officer of the Company and The Taubman Company LLC
Ryan T. Hurren	Director, Investor Relations of The Taubman Company LLC
Paul A. Wright	Executive Vice President, Global Head of Leasing of The Taubman Company LLC
Chris B. Heaphy	Assistant Secretary of the Company; Executive Vice President, General Counsel & Secretary, The Taubman Company LLC

INFORMATION REGARDING OWNERSHIP OF TAUBMAN SECURITIES BY PARTICIPANTS
The beneficial ownership of Taubman common stock held by our directors and named executive officers who are considered "participants" in our solicitation of proxies are set forth under the section titled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in this proxy statement. The following table sets forth the number of shares held as of April 3, 2017 by our other executive officers and employees who are deemed "participants" in our solicitation of proxies. None of the participants listed below own any shares of Series B Preferred Stock. To our knowledge, no participant owns any common stock of the Company of record that such participant does not own beneficially.

Name	Beneficial Ownership of Taubman Common Stock as of April 3, 2017 (including stock that may be acquired within 60 days of April 3, 2017)
Chris Heaphy	17,635 (1)
Ryan Hurren	61
Peter J. Sharp	0
David A. Wolff	318
Paul Wright	0

(1) Mr. Heaphy disclaims all beneficial interest in the shares of common stock owned by a joint account with his children beyond his pecuniary interest therein.

INFORMATION REGARDING TRANSACTIONS IN TAUBMAN SECURITIES BY PARTICIPANTS
The following table sets forth information regarding purchases and sales of our securities beneficially owned by each of the participants referenced above under "Directors and Nominees" and "Other Participants" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and no part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such shares of common stock.

Name	Date	Number of Shares	Transaction Description
Graham T. Allison	01/02/2015	653	Grant/deferral of common stock
	04/01/2015	647	Grant/deferral of common stock
	07/01/2015	718	Grant/deferral of common stock
	10/01/2015	722	Grant/deferral of common stock
	01/04/2016	650	Grant/deferral of common stock
	04/01/2016	700	Grant/deferral of common stock
	07/01/2016	672	Grant/deferral of common stock
	10/03/2016	670	Grant/deferral of common stock
	01/03/2017	675	Grant/deferral of common stock
Cia Buckley Marakovits	01/03/2017	659	Grant/deferral of common stock
Jerome A. Chazen	01/02/2015	762	Grant/deferral of common stock
	04/01/2015	755	Grant/deferral of common stock
	07/01/2015	838	Grant/deferral of common stock
	10/01/2015	843	Grant/deferral of common stock
	01/04/2016	759	Grant/deferral of common stock
	04/01/2016	818	Grant/deferral of common stock
	07/01/2016	718	Grant/deferral of common stock
	10/03/2016	716	Grant/deferral of common stock
	01/03/2017	423	Grant/deferral of common stock
Craig M. Hatkoff	01/02/2015	408	Grant of common stock
	04/01/2015	405	Grant of common stock
	05/14/2015	3,300	Sale of common stock
	05/14/2015	600	Purchase of common stock
	07/01/2015	449	Grant of common stock
	10/01/2015	452	Grant of common stock
	01/04/2016	407	Grant of common stock
	04/01/2016	438	Grant of common stock
	07/01/2016	421	Grant of common stock
	10/03/2016	419	Grant of common stock
	12/22/2016	2,400	Sale of common stock
	01/03/2017	422	Grant of common stock
Chris Heaphy	03/20/2015	1,000	Sale of common stock
	12/30/2015	197	Sale of common stock
	12/30/2015	197	Sale of common stock
	03/01/2016	1,867	Vesting of restricted stock units and acquisition of common stock
	03/01/2016	623	Tax withholding of common stock
	06/01/2016	3,047	Grant of restricted TRG profits units
	06/01/2016	13,714	Grant of performance-based TRG profits units
	03/24/2016	871	Sale of common stock
	06/09/2016	17,624	Exercise options to purchase common stock and related acquisition of such shares
	06/09/2016	17,624	Sale of common stock
	06/09/2016	25,522	Exercise options to purchase common stock and related acquisition of such shares

Name	Date	Number of Shares	Transaction Description
	06/09/2016	25,522	Sale of common stock
	12/07/2016	1,199	Sale of common stock
	12/12/2016	107	Sale of common stock
	02/20/2017	3,147	Grant of restricted TRG profits units
	02/20/2017	14,162	Grant of performance-based TRG profits units
Ryan Hurren	03/02/2016	224	Grant of restricted stock units
	02/20/2017	296	Grant of restricted stock units
Peter Karmanos, Jr.	01/02/2015	658	Grant/deferral of common stock
	04/01/2015	652	Grant/deferral of common stock
	07/01/2015	723	Grant/deferral of common stock
	10/01/2015	727	Grant/deferral of common stock
	01/04/2016	655	Grant/deferral of common stock
	04/01/2016	705	Grant/deferral of common stock
	07/01/2016	677	Grant/deferral of common stock
	10/03/2016	675	Grant/deferral of common stock
	01/03/2017	680	Grant/deferral of common stock
Simon J. Leopold	03/01/2016	1,971	Vesting of restricted stock units and acquisition of common stock
	03/01/2016	645	Tax withholding of common stock
	06/01/2016	6,120	Grant of restricted TRG profits units
	06/01/2016	27,538	Grant of performance-based TRG profits units
	02/20/2017	6,773	Grant of restricted TRG profits units
	02/20/2017	30,474	Grant of performance-based TRG profits units
	03/01/2017	3,016	Vesting of restricted stock units and acquisition of common stock
	03/01/2017	984	Tax withholding of common stock
	03/01/2017	1,871	Grant of performance share units
	03/01/2017	593	Tax withholding of common stock
Peter J. Sharp	N/A	N/A	N/A
Robert S. Taubman	03/02/2015	15,019	Vesting of restricted stock units and acquisition of common stock
	03/02/2015	5,555	Tax withholding of common stock
	03/02/2015	5,555	Purchase of common stock
	03/09/2015	14,302	Grant of restricted stock units
	03/09/2015	14,302	Grant of performance share units
	03/16/2015	3,300	Purchase of common stock as UTMA custodian for children
	03/16/2015	1,900	Purchase of common stock as UTMA custodian for children
	03/16/2015	1,900	Purchase of common stock as UTMA custodian for children
	03/20/2015	230,084	Distribution from LLC of common stock
	03/20/2015	113,133	Acquisition of common stock
	03/24/2015	20,000	Gift of common stock
	05/05/2015	178,925	Exercise options to purchase common stock and related acquisition of such shares

Name	Date	Number of Shares	Transaction Description
	08/19/2015	110,246	Transfer of common stock from directly owned to LLC
	03/01/2016	13,697	Vesting of restricted stock units and acquisition of common stock
	03/01/2016	4,665	Tax withholding of common stock
	03/21/2016	140	Purchase of common stock
	03/21/2016	140	Gift of common stock
	03/21/2016	700	Purchase common stock as UTMA custodian for children
	03/21/2016	700	Purchase common stock as UTMA custodian for children
	03/21/2016	700	Purchase common stock as UTMA custodian for children
	03/21/2016	20,000	Gift of common stock
	06/01/2016	17,976	Grant of restricted TRG profits units
	06/01/2016	80,892	Grant of performance-based TRG profits units
	06/21/2016	155,000	Transfer of common stock from directly owned to sole-member LLC
	09/12/2016	313,942	Acquisition of units of limited partnership/Series B preferred shares
	09/12/2016	335,327	Transfer of units of limited partnership/Series B preferred shares to LLC
	09/12/2016	472,650	Acquisition by LLC of units of limited partnership/Series B preferred shares
	12/31/2016	148	Acquisition of units of limited partnership/Series B preferred shares
	12/31/2016	91	Acquisition of units of limited partnership/Series B preferred shares
	02/20/2017	18,571	Grant of restricted TRG profits units
	02/20/2017	83,570	Grant of performance-based TRG profits units
	03/01/2017	15,568	Vesting of restricted stock units and acquisition of common stock
	03/01/2017	6,827	Tax withholding of common stock
	03/01/2017	9,653	Vesting of performance share units
	03/01/2017	4,461	Tax withholding of common stock
	03/01/2017	60,376	Exercise of options to purchase common stock and acquisition of common stock
	03/01/2017	51,132	Sale of common stock to pay taxes on option exercise
William S. Taubman	03/02/2015	8,186	Vesting of restricted stock units and acquisition of common stock
	03/02/2015	3,365	Tax withholding of common stock
	03/02/2015	3,365	Purchase common stock
	03/09/2015	7,797	Grant of restricted stock units
	03/09/2015	7,797	Grant of performance share units
	03/13/2015	5,900	Purchase common stock as UTMA custodian for children
	03/13/2015	6,200	Purchase common stock as UTMA custodian for children
	03/20/2015	230,084	Distribution from LLC

Name	Date	Number of Shares	Transaction Description
	03/20/2015	116,951	Acquisition of common stock
	05/05/2015	49,825	Exercise of options to purchase common stock and related acquisition of common stock
	08/19/2015	153,763	Transfer of common stock from directly owned to LLC
	02/18/2016	42,338	Exercise of options to purchase common stock and acquisition of common stock
	02/18/2016	4,473	Exercise of options to purchase common stock and acquisition of common stock
	02/18/2016	34,876	Sale of common stock to pay taxes on option exercise
	03/01/2016	7,466	Vesting of restricted stock units and acquisition of common stock
	03/01/2016	4,169	Tax withholding of common stock
	06/01/2016	11,707	Grant of restricted TRG profits units
	06/01/2016	52,682	Grant of performance based TRG profits units
	06/21/2016	49,825	Transfer of common stock from directly owned to sole-member LLC
	09/12/2016	67,372	Acquisition of units of limited partnership/Series B preferred shares
	09/12/2016	88,757	Transfer of units of limited partnership/Series B preferred shares to LLC
	09/12/2016	472,650	Acquisition by LLC of units of limited partnership/Series B preferred shares
	12/31/2016	148	Acquisition of units of limited partnership/Series B preferred shares
	12/31/2016	91	Acquisition of units of limited partnership/Series B preferred shares
	02/20/2017	12,094	Grant of restricted TRG profits units
	02/20/2017	54,420	Grant of performance based TRG profits units
	03/01/2017	8,487	Vesting of restricted stock units and acquisition of common stock
	03/01/2017	3,908	Tax withholding of common stock
	03/01/2017	5,262	Vesting of performance share units
	03/01/2017	2,938	Tax withholding of common stock
	03/01/2017	34,213	Exercise of options to purchase common stock and acquisition of common stock
	03/01/2017	28,597	Sale of common stock to pay taxes on option exercise
Ronald W. Tysoe	01/02/2015	409	Grant/deferral of common stock
	04/01/2015	405	Grant/deferral of common stock
	07/01/2015	450	Grant/deferral of common stock
	10/01/2015	452	Grant/deferral of common stock
	01/04/2016	407	Grant/deferral of common stock
	04/01/2016	439	Grant/deferral of common stock
	07/01/2016	421	Grant/deferral of common stock
	10/03/2016	420	Grant/deferral of common stock
	01/03/2017	423	Grant/deferral of common stock
Myron E. Ullman, III	04/01/2016	742	Grant/deferral of common stock
	07/01/2016	713	Grant/deferral of common stock

Name	Date	Number of Shares	Transaction Description
	10/03/2016	753	Grant/deferral of common stock
	01/03/2017	842	Grant/deferral of common stock
David A. Wolff	03/09/2015	583	Grant of restricted stock units
	03/01/2016	425	Vesting of restricted stock units and acquisition of common stock
	03/01/2016	158	Tax withholding of common stock
	03/02/2016	604	Grant of restricted stock units
	06/03/2016	794	Sale of common stock
	02/20/2017	671	Grant of restricted stock units
	03/01/2017	506	Vesting of restricted stock units and acquisition of common stock
	03/01/2017	188	Tax withholding of common stock
Paul Wright	03/09/2015	3,722	Grant of restricted stock units
	03/02/2016	3,893	Grant of restricted stock units
	02/20/2017	9,269	Grant of restricted stock units
	02/20/2017	2,974	Grant of performance share units
	03/13/2017	3,129	Grant of restricted stock units
	03/13/2017	2,010	Grant of performance share units

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS
Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of the participants or their associates beneficially owns, directly or indirectly, any shares or other securities of the Company. Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of the participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. Other than as set forth in this Appendix A or the proxy statement, to our knowledge, no participant owns beneficially, directly or indirectly, any Company securities. Other than as set forth in this Appendix A or the proxy statement, none of the participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Taubman. In addition, other than as set forth in this Appendix A or the proxy statement, none of the participants has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or the proxy statement, none of the participants or any of their associates have (i) any arrangement or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party. Other than as set forth in this Appendix A or the proxy statement, to our knowledge, no participant nor any associate of a participant is a party to any transaction, since the beginning of Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

OTHER INFORMATION
Taubman does not know of any changes in control of Taubman within the last fiscal year.
To the Company’s knowledge, there are no material proceedings to which any director, officer, employee or affiliate of Taubman, any owner of record or beneficially of more than five percent of any class of voting securities of Taubman, or any of their associates is a party adverse to, or has a material interest adverse to, Taubman or any of its subsidiaries.

TAUBMAN CENTERS, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Taubman Centers, Inc.
Common Stock or Series B Preferred Stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone —** Call toll-free from the U.S. or Canada at **1-866-252-6935**, on a touch-tone telephone. If outside the U.S. or Canada, call **1-646-880-9097**. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet**—Please access **https://www.proxyvotenow.com/tco,** and follow the simple instructions provided. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. **Vote by Mail**—If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Taubman Centers Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample: X

The Board of Directors recommends you vote FOR all nominees for director, FOR Proposals 2 and 3, and ONE YEAR on Proposal 4.

1. Election of Directors for three-year term.

Nominees	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01 Robert S. Taubman 02 Cia Buckley Marakovits 03 Myron E. Ullman, III	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:

____

Proposal	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐
3. Advisory approval of the named executive officer compensation.	☐	☐	☐

Proposal	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Advisory approval on the frequency of an advisory vote on named executive officer compensation.	☐	☐	☐	☐

Date: ____________________, 2017

____
Signature

____
Signature (If jointly held)

____
Title(s)

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Taubman

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
JUNE 1, 2017

WHITE PROXY

The undersigned appoints each of Robert S. Taubman, Simon J. Leopold and Chris B. Heaphy, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on June 1, 2017 and at any adjournment or postponement, and to vote at such meeting the shares of Common Stock and Series B Preferred Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgement upon all other matters that may properly come before the meeting and any adjournment or postponement. The undersigned revokes any proxy previously given to vote at such meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND NO INSTRUCTION IS PROVIDED FOR SUCH ITEMS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR ITEMS 2 AND 3, AND "ONE YEAR" ON ITEM 4.

Continued and to be signed and dated on the reverse side